                       ASSET and STOCK PURCHASE AGREEMENT
                                     between
                           DAVIDSON & ASSOCIATES, INC.
                                       and
                            CAPITOL MULTIMEDIA, INC.
                             Dated: April 16, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                         Page

ARTICLE I.       SALE OF ASSETS AND ASSUMPTION OF LIABILITIES...........   1

   Section 1.1   Sale of Assets.........................................   1

   Section 1.2   Excluded Assets........................................   2

   Section 1.3   Assumption of Liabilities..............................   4

   Section 1.4   Purchase Price of Purchased Assets.....................   3

   Section 1.5   Payment of Sales Tax and Related Taxes.................   4

   Section 1.6   Allocation.............................................   4

ARTICLE II.      REPRESENTATIONS AND WARRANTIES OF THE SELLER...........   4

   Section 2.1   Organization and Authority of Seller...................   4

   Section 2.2   Due Authorization of Seller............................   4

   Section 2.3   Organization; Qualification of ZAO AMI.................   5

   Section 2.4   Capital Stock of ZAO AMI...............................   5

   Section 2.5   Claims Against and Compliance with Laws Related to ZAO
                 AMI ...................................................   5

   Section 2.6   Approvals and Consents.................................   6

   Section 2.7   Ownership of Assets....................................   6

   Section 2.8   Financial Statements...................................   6

   Section 2.9   No Undisclosed Liabilities.............................   6

   Section 2.10  Massachusetts Bulk Sales Code..........................   6

   Section 2.11  No Litigation..........................................   6

   Section 2.12  Contracts..............................................   6




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

   Section 2.13  Compliance with Laws...................................   7

   Section 2.14  Intangible Assets......................................   8

   Section 2.15  Machinery and Equipment................................   9

   Section 2.16  Brokers................................................  10

   Section 2.17  Conflicting Instruments................................  10

   Section 2.18  Leases.................................................  10

   Section 2.19  Environmental Matters..................................  10

   Section 2.20  Furniture and Fixtures; Miscellaneous Assets...........  11

   Section 2.21  Warranties.............................................  11

   Section 2.22  Information Accurate and Complete......................  11

   Section 2.23  SEC Reports............................................  11

ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF THE BUYER............  12

   Section 3.1   Organization and Authority.............................  12

   Section 3.2   Due Authorization......................................  12

   Section 3.3   Brokers................................................  12

   Section 3.4   Consents...............................................  12

   Section 3.5   Litigation.............................................  12

   Section 3.6   No Violation or Approval...............................  12

ARTICLE IV.      EMPLOYEES AND CONSULTANTS..............................  12

   Section 4.1   Hiring of Mr. Razboff..................................  12

   Section 4.2   The Buyer's Obligations................................  13

   Section 4.3   Professional Service Agreement for Boris Bigoulaev,
                 Denis Bekman and Mikhail Tchekmarev....................  13

   Section 4.4   The Buyer's Obligations................................  13

   Section 4.5   Employment of Other Employees..........................  13

   Section 4.6   Other Employees of Seller..............................  13

ARTICLE V.       OTHER COVENANTS OF THE SELLER AND THE BUYER............  13




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


   Section 5.1   Covenant Not to Compete................................  13

   Section 5.2   Brokers, Advisors and Other Representatives............  14

   Section 5.3   Post-Closing Access to Records.........................  14

   Section 5.4   Confidentiality........................................  14

   Section 5.5   Modification of the Blizzard Development Agreement.....  14

   Section 5.6   Use by Seller of the Concord Facility..................  14

   Section 5.7   Use by Seller of the Purchased Assets Post Closing.....  14

   Section 5.8   Post Closure Registration of the ZAO AMI Shares........  15

ARTICLE VI.      CLOSING................................................  15

   Section 6.1   Closing Date...........................................  15

   Section 6.2   Conditions to Closing..................................  15

   Section 6.3   Deliveries by Seller...................................  15

   Section 6.4   Deliveries by Buyer....................................  16

   Section 6.5   Subsequent Deliveries..................................  17

ARTICLE VII.     INDEMNIFICATION........................................  17

   Section 7.1   Indemnification by the Seller..........................  17

   Section 7.2   Limitation of Liability................................  18

   Section 7.3   Maximum Indemnification................................  18

   Section 7.4   Claims for Indemnification.............................  18

   Section 7.5   Defense of the Claims..................................  18

   Section 7.6   Notice.................................................  19

   Section 7.7   Waiver.................................................  19

   Section 7.8   Materiality............................................  19

   Section 7.9   Survival...............................................  19

ARTICLE VIII.    BINDING EFFECT.........................................  19

ARTICLE IX.      GOVERNING LAW..........................................  19

ARTICLE X.       GENERAL................................................  20




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


   Section 10.1  Further Assurances.....................................  20

   Section 10.2  Severability...........................................  20

   Section 10.3  Interpretation.........................................  20

   Section 10.4  Expenses...............................................  20

   Section 10.5  Counterparts...........................................  20

   Section 10.6  Notices................................................  20

   Section 10.7  Exhibits and Schedules.................................  21

   Section 10.8  No Waiver..............................................  21

   Section 10.9  Presumptions...........................................  21

   Section 10.10 Conflicts Between Agreements...........................  22







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


                             EXHIBITS AND SCHEDULES
                             ----------------------



                                    Exhibits
                                    --------

   Exhibit A   Mr. Razboff Employment Contract

   Exhibit B   Mr. Razboff Covenant Not to Compete

   Exhibit C   Mr. Razboff Proprietary Information Agreement

   Exhibit D   Modification to the Blizzard Development Agreement

   Exhibit E   Professional Services Agreement

   Exhibit F   Assignment and Assumption Agreement

   Exhibit G   Engine License Agreement

   Exhibit H   Bill of Sale

   Exhibit I   Assignment and Release, Concord Facility

   Exhibit J   Third Party Software Assignment Agreement

   Exhibit K   Stock Power

                                    Schedules
                                    ---------

Schedule 1.1   Purchased Assets

      Part 1   Machinery and Capital Equipment

      Part 2   Agreements, Contracts and Leases

      Part 3   Third Party Software

      Part 4   Furniture and Fixtures

      Part 5   Intellectual Property

      Part 6   Networking and Telephone Equipment

      Part 7   Miscellaneous Assets

Schedule 1.2   Excluded Assets

      Part 1   Accounts Receivable

      Part 2   Cash Accounts

      Part 3 Computer equipment, furniture, fixtures and personal items used by Seller's Continuing Employees at the Concord facility

      Part 4   Computer Software Engines and Tools

      Part 5   Multimedia Products and Trademarks

      Part 6   Distribution Agreements

      Part 7   Software Development Capability




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      Part 8   List of Seller's Employees continuing to utilize the Concord
               Facility

Schedule 1.3   Liabilities

      Part 1   Assumed Leases and Operating Costs

      Part 2   Assumed Employees - US

      Part 3   Assumed Employees - Russia

      Part 4   Assumed Severance Arrangements

      Part 5   Excluded Liabilities

Schedule 2.6      Approvals and Consents

Schedule 2.7      Ownership of Assets

Schedule 2.8      Changes to the Financial Statements

Schedule 2.9      Undisclosed Liabilities

Schedule 2.11     No Litigation

Schedule 2.14     Exceptions to Disclosure

Schedule 2.18     Leases

Schedule 2.19     Environmental Matters

Schedule 2.21     Warranties








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


                       ASSET and STOCK PURCHASE AGREEMENT

       This Asset and Stock Purchase Agreement (this "Agreement") is made and is effective this 16 day of April, 1997, by and among Davidson & Associates, Inc., a California corporation (the "Buyers"), and Capitol Multimedia, Inc., a Delaware corporation (the "Seller").

       WHEREAS, the Seller is engaged in, among other things, the creation, production and licensing of entertainment and educational software products for the consumer market, primarily for the children's software market within the CD-ROM interactive software industry. In addition, Seller is the sole owner of all of the issued and outstanding capital stock of ZAO AMI, a company organized and existing under the laws of Russia ("ZAO AMI"), which works with and assists the Seller to create art, animation and video for interactive software for the consumer market, particularly in cel animation, computer graphics and multimedia software programming; and

       WHEREAS, The Buyer is engaged in, among other things, the development and distribution of educational and entertainment software products for the education and consumer markets in a variety of formats and distribution channels; and

       WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets, properties and other rights specifically identified herein, used by Seller in production of the multimedia assets, including, without limitation, all of the issued and outstanding capital stock of ZAO AMI, but excluding all other assets of Seller including without limitation the Excluded Assets (as defined below), on all the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties mutually agree as follows:


                                   ARTICLE I.

                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

       Section 1.1

              (a) SALE OF STOCK. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer shall purchase and subscribe for, upon the Closing Date, all of the authorized and issued shares of ZAO AMI common stock, at a par value per share of 90,000 rubles , which 1,000 Shares shall comprise all of the issued and outstanding shares of capital stock of ZAO AMI.

              (b) SALE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall purchase from the Seller, and the Seller shall sell, convey, and transfer to the Buyer, all of the assets listed below (collectively, the "Purchased Assets"), except all other assets of Seller including without limitation the Excluded Assets noted in Section 1.2 below, including:

                     (i) MACHINERY AND CAPITAL EQUIPMENT. The machinery and capital equipment listed on Part 1 of Schedule 1.1 hereto.

                     (ii)   AGREEMENTS. All of the Seller's rights:

                            (a) to develop a software product for Buyer's division Blizzard Entertainment and certain of its rights to a royalty stream therefrom




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       under a development agreement dated April 1, 1996 listed on Part 2 of
       Schedule 1.1 hereto (the "Blizzard Development Agreement ");

                            (b) to the real property leases listed on Part 2 of Schedule 1.1 hereto (the "Leases") together with all fixtures and improvements that inure to the benefit of Lessee under the Leases erected thereon, and all rights that run with such real property interests;

                            (c) to the third party software resident on Seller's computers listed on Part 3 of Schedule 1.1;

                     (iii) FURNITURE AND FIXTURES. The furniture and fixtures listed on Part 4 of Schedule 1.1 hereto.

                     (iv)   INTANGIBLE ASSETS.

                            (a) All intellectual property (collectively, the "Intellectual Property Rights") related to Seller's Purchased Assets and the purchase of the stock of ZAO AMI, including without limitation the Seller's rights (including contractual rights), title and interest in and to all: (1) trade secrets and proprietary or confidential business and technical information; (2) proprietary "know-how," whether or not protectable by patent, copyright or trade secret right; (3) the United States and foreign trademark Animation Magic and associated goodwill, and registrations or applications for registration of that mark or name; (4) the claims by the Seller against any other party involving the Seller's intellectual property, and (5) any other inventions, discoveries, improvements, information and licenses, and process technology, including without limitation the Intellectual Property Rights listed on Part 5 of
       Schedule 1.1 hereto;

                            (b) All rights to use, on an exclusive, worldwide basis the name "Animation Magic" and any combinations, contractions or similar names using "Animation Magic" as a part thereof (together with the Intellectual Property Rights the "Intangible Assets").

                            (c) Rights to license Seller's Magic Composer Tool Suite Interactive Game Editor and Runtime Engine (" Engine") currently being utilized under the Blizzard Development Agreement. The terms for the license of the Engine are contained in and more particularly described in the "Engine License" contained in Exhibit G, attached hereto.

                     (v) NETWORKING AND TELEPHONE EQUIPMENT. All computer networking and telephone system hardware and software listed on Part 6 of
Schedule 1.1 hereto;

                     (vi)   MISCELLANEOUS ASSETS. The assets listed on Part 7 of
Schedule 1.1 hereto (the "Miscellaneous Assets").

                     Subject to any rights of any licensor of Seller with respect to the Intangible Assets, the Purchased Assets shall be acquired by the Buyer free and clear of all mortgages, pledges, liens, charges, security interests, encumbrances or other restrictions or obligations of any kind except with respect to obligations under the Leases.

       Section 1.2 EXCLUDED ASSETS. The Purchased Assets shall not include any other assets, properties or rights of the Seller not identified in Section 1.1 (collectively, the "Excluded Assets") including without limitation the following listed assets of the Seller:

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

              (a) ACCOUNTS RECEIVABLE. Subject to Buyer's assumption of certain receivables under the Blizzard Development Agreement, all accounts receivable of the Seller existing on the Closing Date (the "Accounts Receivable"), including without limitation the accounts receivable listed on
Part 1 of Schedule 1.2. hereto.

              (b) CASH ACCOUNTS. All cash accounts of the Seller existing on the Closing Date (the "Cash Accounts"), including without limitation the accounts listed on Part 2 of Schedule 1.2 hereto.

              (c) COMPUTERS, FURNITURE, FIXTURES AND PERSONAL ITEMS Any computers that are currently being utilized by the three (3) employees of Seller who are currently working at Seller's Concord, Massachusetts office ("Concord Facility") and who shall remain employed by Seller after the Closing including without limitation the computer equipment listed on Part 3 of Schedule 1.2 hereto.

              (d) COMPUTER SOFTWARE ENGINES AND TOOLS. The Seller's rights in and to its multimedia software engines, excluding any licensed rights of Buyer under the Blizzard Development Agreement as amended and the Engine License. The software engines and tools are listed on Part 4 of Schedule 1.2.

              (e) TAX REFUNDS. Any refunds with respect to taxes paid by or with respect to the Seller relating to periods prior to the Closing Date.

              (f) ENGINEERS AT ZAO AMI. Two software engineers related to Seller's software development business including Seller's supply chain management business who will resign from ZAO AMI at the Closing.

              (g) MULTIMEDIA PRODUCTS AND TRADEMARKS. The Seller's rights, title and interest in and to all of its existing and partially completed products and trademarks, including without limitation the products listed on
Part 5 of Schedule 1.2, together with all of the Seller's rights, title and interest in characters and game designs related to such products, any improvements and enhancements added to such products hereafter, and derivative products and/or sequels, all plans and processes related to production, sale or distribution of the products and all related United States and foreign trademarks, service marks, trade names and associated goodwill, and registration or applications for registration of any such marks or names.

              (h) DISTRIBUTION AGREEMENTS. All the Seller's rights under all of its distribution agreements including without limitation distribution agreements listed in Part 6 of Schedule 1.2.

              (i) SOFTWARE DEVELOPMENT CAPABILITY. The Sellers ownership in Client Server Technologies, Inc., and assets, and business processes, and intellectual property related to its software development capability, including supply chain management software business including without limitation assets and capabilities listed in Part 7 of Schedule 1.2.

       Section 1.3  ASSUMPTION OF LIABILITIES
                    -------------------------

              (a) LIABILITIES ASSUMED. At the Closing, the Buyer will assume only those liabilities specifically set forth on Parts 1,2,3 and 4 of Schedule
1.3 hereto (the "Liabilities Assumed").

              (b) NO OTHER LIABILITIES ASSUMED. Other than the Liabilities Assumed, the Seller shall not transfer to the Buyer and the Buyer shall not assume or undertake any debts, obligations or liabilities of the Seller, whether accrued, absolute, contingent or otherwise, including without limitation:



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

                     (i) any liability or claim, recorded or unrecorded, currently payable or payable in the future, arising from any claim, action, proceeding, investigation or lawsuit against the Seller or its Shareholders;

                     (ii) any liability or claim, recorded or unrecorded, currently payable or payable in the future, arising from any violation of law by the Seller prior to the Closing;

                     (iii) any trade payables, accounts payable, warranty claim or obligation or other accrued liabilities of the Seller; and

                     (iv) any tax liability or claim, recorded or unrecorded, currently payable or payable in the future by the Seller to any federal, state, local or foreign taxing authority.

       Section 1.4 PURCHASE PRICE OF PURCHASED ASSETS. The total purchase price payable to the Seller (the "Purchase Price") shall be $2,500,000.00, payable in cash at the time of closing in the form of a wire transfer to Seller's bank.

       Section 1.6 PAYMENT OF SALES AND RELATED TAXES. The parties acknowledge that this purchase and sale of assets does not constitute a tax-free reorganization. Any and all state and local sales, transfer, or similar taxes imposed on the transfer of the Purchased Assets to the Buyer (collectively, "Sales Taxes") shall be the responsibility of and borne by the Seller. Any capital gains or similar taxes, or any other taxes resulting from gain realized on the sale of the Purchased Assets shall be the responsibility of and borne by the Seller.

       Section 1.6 ALLOCATION. The Buyer and the Seller agree and acknowledge that the amount represented by the sum of the Purchase Price and the Liabilities Assumed (as defined above) will be allocated in accordance with the joint determination by the Buyer and the Seller of fair market value. The Buyer and the Seller each agrees that the Allocation will be binding on all parties hereto and that each will report the transactions contemplated by the Agreement for federal, state and local income tax purposes in accordance with the results of the Allocation.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

       The Seller, after due inquiry of the officers of Seller, represents and warrants to the Buyer as follows:

       Section 2.1 ORGANIZATION AND AUTHORITY. The Seller is duly incorporated and organized and is validly existing as a corporation and is in good standing under the laws of the state of its incorporation. The Seller is qualified or licensed to conduct its multimedia business in each jurisdiction where the nature of its activities or where the character of its properties makes such qualification or licensing necessary and in which failure to so qualify would have a material adverse effect on it. The Seller has the corporate power and authority to own the ZAO AMI Shares and the Purchased Assets attributed to it on Schedule 1.1, to operate and lease its properties, to carry on its business as now being conducted, to enter into this Agreement, the Bill of Sale (as hereinafter defined) and the Assignment and Assumption Agreement (as hereinafter defined, together with the Agreement, the Bill of Sale, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby.

       Section 2.2    Due Authorization of Seller.
                      ---------------------------


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



              (a) This Agreement, the other Transaction Documents and all agreements and instruments to be delivered by the Seller pursuant hereto and thereto, have been (or upon delivery will have been) duly authorized by all necessary corporate and other action, executed and delivered on behalf of the Seller, and constitute (or upon delivery will constitute) legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and except with respect to judicial limitations on equitable remedies.

              (b) No consent of the shareholders is necessary or required under applicable law for the execution of this Agreement and other Transaction Documents and for the consummation of the transactions contemplated hereby.

       Section 2.3 ORGANIZATION; QUALIFICATION OF ZAO AMI. ZAO AMI is a duly organized and validly existing legal entity under the laws of the Russian Federation, it has the right to own its assets and property, to carry out its activities and to fulfill its obligations under this Agreement and has taken all legal steps required under the Foundation Documents and under Russian Legislation (including, without limitation, the obtaining of all Required Approvals) to enter into this Agreement and any other agreements to which it is a party.

       Section 2.4 CAPITAL STOCK OF ZAO AMI. The authorized and issued capital stock of ZAO AMI consists of 1,000 shares of capital stock, with a par value of 90,000 rubles per share ("ZAO AMI Shares"). The capital stock of ZAO AMI is duly issued and registered under the laws of the Russian Federation whether federal or local Seller, is the record and beneficial owner of all of the stock of ZAO AMI and it is owned free and clear of all encumbrances. At the Closing, the Seller will deliver or cause to be delivered to the Buyer good and marketable title to the ZAO AMI Shares as are deliverable hereunder free and clear of any encumbrances. All of the ZAO AMI Shares are duly and validly authorized and issued, fully paid and nonassessable, and except as provided in this Agreement, there is no contract, call or right of any nature whatsoever with respect to the issuance, sale delivery or transfer of any of the ZAO AMI Shares nor any impediment, to Buyer's right and ability to register, the ZAO AMI Shares, in Buyer's name.

       Section 2.5    CLAIMS AGAINST AND COMPLIANCE WITH LAWS RELATED TO ZAO
                      ------------------------------------------------------
AMI.
---
              (a) To the best of Seller's knowledge after due inquiry, no claims are pending by any state authorities against ZAO AMI with respect to any payments to the state with respect to employee taxes, pension fund, social insurance fund, unemployment fund and mandatory medical insurance fund, and in respect of any budgetary payments to such organizations, or registrations, nor are there any pending investigations relating to same; and

              (b) To the best of Seller's knowledge after due inquiry, ZAO AMI is current on payment of all its tax obligations in accordance with applicable legislation and ZAO AMI has filed all tax declarations and other tax documentation which ZAO AMI is required to file with the tax authorities. ZAO AMI is duly registered with all necessary tax authorities. No claims against or investigations of ZAO AMI with respect to its tax obligations exist; and

              (c) ZAO AMI has full title to all of its movable property, there are no pledges or other encumbrances on such property, or claims by third parties exist with respect to such property. ZAO AMI has the legal right to use its current premises for purposes of its business, and no claim relating to the same exists; and

              (d) There is no ongoing or to the best knowledge of ZAO AMI, threatened official investigation of ZAO AMI. ZAO AMI is not aware of any facts or circumstances which, if disclosed, would give rise to any investigation of ZAO AMI by state authorities, a claim against ZAO AMI by the state, or liability of ZAO AMI to the state; and

              (e) ZAO AMI is not and has not been in breach of any currency regulation and currency control legislation.

              (f) The ZAO AMI Shares, when transferred to Seller and registered in its name had been duly registered by all predecessors of Seller in the ZAO AMI Shares including but not limited to Seller's subsidiary, Animation Magic, Inc.

       Section 2.6 APPROVALS AND CONSENTS. Except for those consents set forth in Schedule 2.6 attached hereto (collectively, the "Required Consents"), no consents, waivers, approvals, authorizations or orders of, or registrations or qualifications with, any person, bank, corporation, association, governmental body or court having authority or power to regulate, supervise or direct the business and affairs of the Seller are necessary for the consummation by the Seller of the transactions contemplated by this Agreement or the other Transaction Documents.

       Section 2.7 OWNERSHIP OF ASSETS. Except as set forth on Schedule 2.7, the Seller has good and marketable title to each of the Purchased Assets attributed to it on Schedule 1.1 hereto and owns such Purchased Assets, including the ZAO AMI Shares, free and clear of all liens, encumbrances, leases, security interests and third-party rights and claims whatsoever, and, upon transfer of the Purchased Assets to the Buyer in accordance with this Agreement, the Buyer will obtain good and marketable title to such Purchased Assets, free and clear of any liens, encumbrances, leases, security interests, or claims whatsoever.

       Section 2.8 FINANCIAL STATEMENTS. The Seller has delivered to the Buyer its statements of assets, liabilities and equity on an income tax basis as of December 31, 1996, and March 31, 1996, and the related statements of revenue and expenses on an income tax basis for the fiscal years then ended (collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books and records of the Seller; (ii) have been prepared on the accounting basis used by the Seller for income tax purposes; and; (iii) fairly present the Seller's financial condition and the results of its operations as at the relevant dates thereof and for the periods covered thereby. Except as listed on Schedule 2.8 hereto, since December 31, 1996, there has not been any material adverse change to the financial condition of the Company as set forth in the December 31, 1996 balance sheet.

       Section 2.9 NO UNDISCLOSED LIABILITIES. As of the Closing Date, there are no liabilities or obligations (whether fixed, accrued, absolute, contingent, secured, unsecured or otherwise and whether due or to become due) of the Seller related to the Purchased Assets, except for those obligations listed in the Financial Statements or incurred in the ordinary course since the date of the Financial Statements or in Schedule 2.9 attached hereto.

       Section 2.10 MASSACHUSETTS BULK SALES CODE. The sale of the Purchased Assets as contemplated hereunder does not constitute more than one half of the total inventory and equipment of Seller as measured by the fair market value of such inventory and equipment as of the date hereof.

       Section 2.11 NO LITIGATION. Except as set forth in Schedule 2.11 hereof, there is no action, suit, investigation or proceeding pending against, or, to the best knowledge of Seller, threatened against or affecting, any of the Purchased Assets, the Seller, or any of the Seller's property or products before any court, arbitrator or other tribunal or any governmental body, agency or official.

       Section 2.12    Contracts.
                       ---------

              (a) For purposes of this Agreement, "Contracts" means all contracts and agreements, contract rights, executory commitments, license agreements, purchase and sales orders, written or oral, relating to the operation of the Seller and ZAO AMI in connection with the Purchased Assets. Part 2 of SCHEDULE 1.1 sets forth a true and complete list of all Contracts to which the Seller is bound related to the Purchased Assets (which have not expired or been terminated):

                     (i) Employment agreements and any written offers of employment outstanding.

                     (ii)   Royalty agreements.

                     (iii)  License agreements.

                     (iv) Consulting agreements for the provisions of consulting services to the Seller.

                     (v) Joint venture or partnership agreements with any other entity.

                     (vi) Non-competition or similar agreements which prevent the Seller from competing with any person or corporate entity.

                     (vii) Confidentiality or employee non-solicitation agreements with any other person or corporate entity.

                     (viii) Data provider agreements.

                     (ix)   Distributor agreements.

                     (x)    Capitalized leases.

                     (xi)   Any Contract, not previously listed on Part 2 of
       SCHEDULE 1.1 herein, requiring the performance by the Seller of any obligation for a period of time extending more than one year from the date of this Agreement or calling for the Seller to pay a consideration or incur costs of more than $25,000.

              (b) The Seller has in all material respects performed, and is now performing in all material respects, the obligations of, and the Seller is not in default (nor to the Seller's knowledge, would by the lapse of time or the giving of notice or both be in default) in respect of any Contract referred to on Part 2 of Schedule 1.1. To the Seller's knowledge, each of the Contracts or other instruments shown on Part 2 of Schedule 1.1 is in full force and effect and is a valid and enforceable obligation against the Seller, and to the knowledge of the Seller against the other party thereto in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

       Section 2.13 COMPLIANCE WITH LAWS. The Seller has not been advised that it is under investigation with respect to or has been threatened in writing to be charged with or given written notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, applicable to the Purchased Assets.

       Section 2.14    Intangible Assets.
                       -----------------

              (a) INTELLECTUAL PROPERTY. Part 5 of SCHEDULE 1.1 contains a complete and true list of the following Intellectual Property Rights of the Seller applicable to the Purchased Assets:

                     (i) United States and foreign patents and patent applications;

                     (ii) copyrights in computer programs and other works of authorship which are registered with any government agency, or for which registration applications have been filed;

                     (iii) United States and foreign trademarks, service marks and trade names, and all registrations or applications for registration of any such marks or names;

                     (iv)   proprietary know-how, technology and trade secrets;

                     (v) proprietary computer software material to the Purchased Assets as presently conducted, source and object code, documentation thereof, and other associated rights (the "Seller's Software Products");

                     (vi) claims by the Seller against any other party involving the Seller's intellectual property; and

                     (vii) other inventions, discoveries, improvements, information and process technology.

              (b) THIRD PARTY SOFTWARE. For purposes of this Agreement, "Third Party Software" means all software licensed, leased or loaned by third party vendors or contractors for use by the Seller in connection with its internal business operations related to the Purchased Assets. To the best of Seller's knowledge Part 3 of Schedule 1.1 contains a complete list of all Third Party Software, and all corresponding license agreements (including title of agreement, effective date, and names of all parties thereto) under which any rights to use or distribute Third Party Software have been granted to the Seller other than license agreements included in shrink-wrapped software packages. The Seller has delivered to the Buyer true and complete copies of all such license agreements except for those marked in the " License" column listed in Part 3 of
Schedule 1.1.

              (c) DISCLOSURES. Except as set forth on Schedule 2.14(c) and labeled "Exceptions to Disclosures",

                     (i) The Seller has the exclusive and unrestricted right in the United States and Canada throughout the world, to possess, use, modify, and prepare derivative works based on, manufacture, reproduce, license, sell, distribute and dispose of all of the Intangible Assets, free and clear of all encumbrances and rights of third parties, has valid and enforceable rights in each of its Intangible Assets; has the exclusive right to bring actions for the infringement of, and has taken all necessary actions to perfect or protect its interest in all Intellectual Property Rights, free and clear of all encumbrances; and has received no claim that any of the Intangible Assets is in whole or in part invalid, unenforceable, ineffective or in violation of the rights of others.

                     (ii) There is no pending claim or litigation and to the Seller's knowledge, there is no threatened claim or litigation, contesting the right to use, sell, license or dispose of any of the Intangible Assets, nor is there any fact or alleged fact which would reasonably serve as a basis for any such claim that could materially limit the protection afforded by the Intangible Assets.

                     (iii) Each person who participated in the creation of the Intangible Assets, and Seller's other products either has executed an assignment of rights of ownership to the Seller or ZAO AMI or was an employee of the Seller or ZAO AMI acting within the scope of his or her employment at the time of such creation.

                     (iv) The Seller is in material compliance with the terms and conditions of all license agreements governing the use of Third Party Software.

                     (v) All Third Party Software used by the Seller for its internal business operations (including product development and testing) is licensed for use only on computer equipment located at the Seller's sites or on computers under control of the Seller's employees or independent contractors.

                     (vi) The Seller has taken all reasonable steps to safeguard and maintain the secrecy and confidentiality of all trade secrets and proprietary or confidential business and technical information included in the Intellectual Property Rights, including, without limitation, entering into appropriate confidentiality or disclosure agreements with all employees, officers, directors, consultants, independent contractors and licensees that serve the Seller, the forms of which have been delivered to the Buyer.

                     (vii) All documents and materials containing trade secrets or proprietary or confidential business or technical information of the Seller are presently and as of the Closing Date will be located at either the Concord Facility or the offices of ZAO AMI in St. Petersburg, Russia (the "St. Petersburg Facility"), and have not been used, divulged, or appropriated for the benefit of any person or corporate entity other than Seller or ZAO AMI, or to the detriment of the Seller.

                     (viii) To the Seller's knowledge, no third party is infringing on any Intellectual Property Right in a manner that could materially limit the protection afforded by the Intellectual Property Rights.

                     (ix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any material instrument or material agreement governing any Intellectual Property Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any material Intellectual Property Right or in any way materially impair the right of the Seller to use, sell, license or dispose of or bring any action for the infringement of, any Intangible Assets.

       Section 2.15 MACHINERY AND EQUIPMENT. Part 1 of Schedule 1.1 attached hereto contains an accurate and complete list, by categories, of all equipment and machinery related to the Purchased Assets. Each of the machinery and equipment listed on Part 1 of Schedule 1.1 is in good operating and usable condition and repair, subject to reasonable wear and tear, and is fit for its intended use. The machinery and equipment listed on Part 1 of Schedule 1.1 attached hereto together constitute all the machinery and equipment necessary for the operation of the Purchased Assets.

       Section 2.16 BROKERS. No broker, finder or other third party has any right to a commission or other fee as the result of action by or on behalf of any of the Sellers in connection with this Agreement.

       Section 2.17 CONFLICTING INSTRUMENTS. The execution and delivery by the Seller of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, result in the creation of any lien, charge, security interest or encumbrance upon any of the Purchased Assets under, conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to accelerate any obligation under, any permit, agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Seller is a party or by which the Seller or the Purchased Assets are bound or affected.

       Section 2.18 LEASES. The Leases listed on Part 2 of Schedule 1.1 attached hereto are valid and existing leases and are in full force and effect. All rent due under each such lease has been paid. In the case of each such Lease, the Seller has been in quiet enjoyment (or remedied any claims relating thereto) of the real property covered thereby since the commencement of the original terms of such Leases. The Seller is not, and no other party is, in material breach under the terms and conditions of any of the Leases, nor has any event of default on the part of the Seller or on the part of any other party thereto occurred under any of the Leases, and no condition or event has occurred with respect to the Seller or with respect to any other party that, with the giving of notice or lapse of time or both, would constitute such breach or event of default. Except as set forth on Schedule 2.18 attached hereto, no waiver, indulgence or postponement (i) of obligations of the Seller under any such Lease has been granted by the lessor, or (ii) of the lessor's obligations thereunder has been granted by the Seller. The Seller has full right and power to occupy or possess, as the case may be, all of the real property covered by such Leases. The Seller has full right and power, without the need to obtain the consent of the lessor under such Leases or otherwise, or prior to the Closing will have obtained such consent, to assign and transfer such Leases to the Buyer.

       Section 2.19    Environmental Matters.
                       ---------------------

              (a) The Seller has not and to the best of Seller's knowledge no previous owner or user of any real property located in the United States leased by the Seller pursuant to the Leases (the "Real Property"), has engaged in or permitted any activity upon any Real Property in any way involving any Hazardous Materials (as defined in Schedule 2.19) on, under, in or abutting any Real Property or transported any Hazardous Materials to, from or across any Real Property, except as set forth on Schedule 2.19 hereto. Except as set forth on
Schedule 2.19 hereto, no Hazardous Materials currently are produced, constructed, deposited, stored or otherwise located on, under, in or about any Real Property.

              (b) To the best of Seller's knowledge, no Hazardous Materials have migrated from any Real Property to other properties, and no Hazardous Materials have migrated or threatened to migrate from other properties to any Real Property.

              (c) To the best of Seller's knowledge, no asbestos in any form that has become or threatens to become friable is located on any Real Property.

              (d)    To the best of Seller's knowledge, except as set forth on
Schedule 2.20 hereto, no underground improvement, including without limitation, treatment or storage tank or water, gas or oil well, is or ever has been located on any Real Property.

              (e) To the best of Seller's knowledge, no polychlorinated biphenyls (PCBs) or any equipment that contains PCBs or insulating material containing urea formaldehyde is located on any Real Property.

              (f) To the best of Seller's knowledge, all Real Property and all current and past activities thereon, currently comply and at all times in the past have complied in all material respects with all Environmental Requirements (as defined in Schedule 2.19).

              (g) Neither the Seller nor to the best of Seller's knowledge, any current or prior owner or occupant of any Real Property, has received any notice or other communication concerning or has any knowledge of (i) any violation of Environmental Requirements, or (ii) any alleged liability for environmental damages in connection with any Real Property. No writ, injunction, decree, order or judgment relating to the foregoing is outstanding. To the best of Seller's knowledge, there is no lawsuit, claim, proceeding, citation, directive, summons or investigation pending or threatened relating to the ownership, use, maintenance or operation of any Real Property by the Seller, or relating to any alleged violation of any applicable Environmental Requirements or the presence of any Hazardous Material thereon.

       Section 2.20 FURNITURE AND FIXTURES; MISCELLANEOUS ASSETS. The furniture and fixtures and the Miscellaneous Assets listed on Schedule 1.1 hereto are in good operating and usable condition and repair, subject to normal wear and tear, and are fit for their intended use.

       Section 2.21 WARRANTIES. Schedule 2.21 attached hereto contains an accurate and complete list of the forms of warranties and guaranties which have been used by the Seller in the operation of the Purchased Assets. There are no pending or threatened claims regarding any warranties or guaranties relating to the Purchased Assets.

       Section 2.22 INFORMATION ACCURATE AND COMPLETE. Without limiting the specific language of any other representation or warranty in this Agreement, all information furnished or to be furnished by the Seller to the Buyer pursuant to this Agreement, in exhibits or schedules attached hereto, or otherwise delivered or to be delivered by the Seller to the Buyer, taken as a whole, is or will be accurate and complete in all material respects, includes or will include all material facts required to be stated therein and does not or will not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

       Section 2.23 SEC REPORTS. Except for those matters which, in the aggregate, would not result in a material adverse effect on the Seller's business, properties, prospects, condition (financial or otherwise) or results of operations, (a) since March 31, 1994, Seller has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated thereunder (such required forms, reports and documents, together with all other forms, reports and documents filed with the SEC since March 31, 1994, the "Seller SEC Reports"), all of which have complied as of their respective filing dates, or in the case of registration statements, their respective effective dates, in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (b) none of such Seller SEC Reports, including, without limitation, any exhibits, financial statements or schedules included therein, at the time filed, or in the case of registration statements, their respective effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

       The Buyer represents and warrants to the Seller as follows:

       Section 3.1 ORGANIZATION AND AUTHORITY. The Buyer is duly incorporated and organized and is validly existing as a corporation under the laws of the State of California. The Buyer has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.

       Section 3.2 DUE AUTHORIZATION. This Agreement, the other Transaction Documents to which the Buyer is a party and all agreements and instruments to be delivered by the Buyer pursuant hereto, have been (or upon delivery will have been) duly authorized by all necessary corporate and other action, executed and delivered on behalf of the Buyer and constitute (or upon delivery will constitute) legal, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and except with respect to judicial limitations on equitable remedies.

       Section 3.3 BROKERS. No broker, finder or other third party has any right to a commission or other fee as the result of action by or on behalf of the Buyer in connection with this Agreement.

       Section 3.4 Consents. No consent, waiver or approval of, or notice to, any third party is required or necessary to be obtained by Buyer in connection with the execution and delivery of this Agreement and the performance of Buyer's obligations hereunder.

       Section 3.5 LITIGATION. There is no action or proceeding or to the knowledge of Buyer, threatened, challenging the transaction contemplated by this agreement or seeking to restrain, prevent or change the transactions contemplated hereby.

       Section 3.6 NO VIOLATION OR APPROVAL. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, Buyer's Articles of Incorporation or bylaws, any statute applicable to it, any agreement to which it is a party or by which it or any of its properties are bound, any fiduciary duty or any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over it or its properties. No consent, approval, order, or authorization of, or negotiation, declaration or filing with, any governmental authority or other entity is required of it in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE IV.

                            EMPLOYEES AND CONSULTANTS

       Section 4.1 HIRING OF MR. RAZBOFF. The Buyer shall offer, conditioned on the Closing, to Igor Razboff ("Mr. Razboff") an employment contract in the form attached hereto as Exhibit A (the "Employment Contract"). In exchange for his employment by Buyer, Mr. Razboff shall enter into a Covenant Not To Compete and a Proprietary Information Agreement in the forms attached hereto as Exhibits B and C respectively. The Employment Contract, the

Covenant Not To Compete and the Proprietary Information Agreement will be referred to collectively hereafter as "The Employment Contracts."

       Section 4.2 THE BUYER'S OBLIGATIONS. Effective as of the Closing Date and upon Mr. Razboff's execution and delivery of the Employment Contracts, Mr. Razboff shall be an employee of the Buyer for all purposes and the Buyer shall be responsible for all salary, bonus, vacation and other employment obligations with respect to Mr. Razboff, as set forth in the Employment Contract; and the Seller shall have no further obligations with respect to Mr. Razboff, except to the extent any such obligations arose prior to the Closing Date and those continuing obligations related to his role as Seller's Chairman of its Board of Directors.

       Section 4.3 PROFESSIONAL SERVICES AGREEMENT FOR BORIS BIGOULAEV, DENIS BEKMAN, AND MIKHAIL TCHEKMAREV. The Seller shall enter into, conditioned on the Closing, a consulting services contract in the form attached hereto as Exhibit E (the "Professional Services Agreement") for the services of Boris Bigoulaev, Denis Bekman and Mikhail Tchekmarev.

       Section 4.4 The Buyer's Obligations. Effective as of the Closing Date and upon execution and delivery of the Professional Services Agreements by Seller, Boris Bigoulaev, Denis Bekman and Mikhail Tchekmarev shall each become a consultant of the Buyer for those purposes and upon those conditions set forth in therein.

       Section 4.5 EMPLOYMENT OF OTHER EMPLOYEES. The Buyer will offer, conditioned upon the Closing, employment to the nine (9) individuals listed on Parts 2 and 3 of Schedule 1.3 hereto at the same salary and as they currently enjoy. Such employment will be subject to Buyer's receipt of acceptance of its employment offer by each of the named individuals. The terms of employment will be specified in the offer letters and these individuals will be eligible to participate in all benefit plans of Buyer on the same terms and conditions as all other similarly situated employees of Buyer.

       Section 4.6 OTHER EMPLOYEES OF SELLER. Other than those individuals listed on Parts 2 and 3 of Schedule 1.2 hereto, Buyer will be under no obligation to offer employment to any other employees currently employed by Seller. It shall be the obligation of Buyer to pay the costs attendent to and required by severance arrangements for Dale Desharone and Louis Gudema as more particularly described on Part 4 of Schedule 1.3 hereto if Seller will not continue to employ them after the Closing.


                                   ARTICLE V.

                   OTHER COVENANTS OF THE SELLER AND THE BUYER

       Section 5.1 COVENANT NOT TO COMPETE. The Seller agrees that, for the period ending three (3) years after the Closing it shall not, either directly or indirectly, without the prior written consent of the Buyer, engage in any business which is competitive with the portion of the business of Buyer represented by the Purchased Assets, including without limitation any business that distributes, develops or markets multimedia consumer computer software for the entertainment or children's education market anywhere in the world, including without limitation the Commonwealth of Massachusetts and the State of California. The Seller further agrees that upon any breach of the covenant contained in this Section 5.1, the Buyer shall be entitled to injunctive relief, both PENDENTE lite and permanently, since the remedy at law would be inadequate and insufficient. In addition, the Buyer shall be entitled to such damages as it can show it has sustained by reason of such breach. From and after the Closing Date, the Seller hereby agrees not to use the name "Animation Magic" or any variant thereof. It is agreed and understood by both Buyer and Seller that it shall not be deemed a breach of this provision for the Seller to engage in the Seller's software development business including the supply chain management business, but excluding the multimedia software development described herein or to continue to distribute its existing and partially completed library of entertainment and educational multimedia software titles listed on Part 5 of
Schedule 1.2 hereto or to license or sell the software engines listed on Part 4 of Schedule 1.2 hereto, except that Seller shall be required to offer to Buyer the first right of refusal to any sales arrangement it wishes to enter into with respect to any modified, updated or new version of the software engines for a period to coincide with this Covenant Not To Compete provided that the Buyer shall be obligated to elect to purchase such software engines within ten (10) days of any offer from the Seller. The failure to respond within such ten day period of time shall conclusively be deemed an election by the Buyer not to purchase such software engines.

       Section 5.2 BROKERS, ADVISORS AND OTHER REPRESENTATIVES. With respect to the negotiation and consummation of the transactions described herein, the Seller and the Buyer each shall be responsible for payment of its own brokers, advisors and representatives.

       Section 5.3 POST-CLOSING ACCESS TO RECORDS. At the Closing, the Buyer shall take possession of the business records of the Seller related to the Purchased Assets and Assumed Liabilities. Any such business records not present on the Real Property subject to the Leases shall be delivered to the Buyer on or before the Closing. Such business records shall be stored on the Real Property, and the Seller shall be provided reasonable access to such business records. At the Seller's option, such business records that do not pertain or relate to the Purchased Assets or Assumed Liabilities may be removed by the Seller; provided, that the Buyer shall have reasonable access to such removed records for a period of seven (7) years from the date hereof should the Buyer need to refer to such records to answer tax related inquiries or claims.

       Section 5.4 CONFIDENTIALITY. The Buyer and the Seller, and their respective agents, if any, will respectively keep confidential all information and documents obtained from the other until the Closing pursuant to that Confidentiality Agreement dated February 28, 1997 ("Confidentiality Agreement") and in the event the Closing does not occur will promptly return such documents and will not use such information for its own advantage pursuant to the Confidentiality Agreement.

       Section 5.5 MODIFICATION OF THE BLIZZARD DEVELOPMENT AGREEMENT. If, but only if, this Agreement is consummated, the Buyer and the Seller will enter into a modification of the Blizzard Development Agreement in the form of an amendment dated as of the Closing which is attached hereto as Exhibit D and made a part hereof (the "Blizzard Amendment").

       Section 5.6 USE BY SELLER OF CONCORD FACILITY POST-CLOSING. For a period not to exceed nine (9) months from the date of the Closing, Seller will utilize office space in the Concord Facility for the benefit of three (3) employees listed on Part 8 of Schedule 1.2 hereto. They will be entitled to the benefit of the computer network, phone system and all other systems and facilities in the Concord Facility as are reasonably necessary for them to perform their duties to Seller, subject to the requirements of Buyer. Seller agrees to pay Buyer the sum of $2,096.67 on a monthly basis as full and complete consideration for the use of the premises as contemplated herein.

       Section 5.7 USE BY SELLER OF PURCHASED ASSETS POST-CLOSING. Following the Closing, at the request of the Seller, the Buyer agrees to provide the Seller with sufficient personnel and equipment for completion of development work for Seller's existing multimedia titles, including without limitation, the sound effects for "Casey Goes to Camp", "The Magic Acorns", and "The Pearls of Wisdom" which at the time of Closing will only be partially completed. Such services and equipment shall be provided in a timely manner in accordance with Buyer's standard practices and the Seller shall reimburse the Buyer in full for the direct costs associated with providing such equipment and services.

       Section 5.8 POST-CLOSING REGISTRATION OF THE ZAO AMI SHARES. Seller will diligently assist Buyer to register the ZAO AMI Shares in Buyer's name promptly after the Closing. In the event that it is determined by any agency which has authority from a local ofr federal government office or body, governing body, government entity or otherwise that previous registrations of the ZAO AMI Shares were improperly effected or omitted entirely by Seller or any of its predecessors in interest in the ZAO AMI Shares, Buyer shall immediately notify Seller who shall be afforded a reasonable opportunity to cure any defect or omission at its sole cost and expense. In the event Seller's efforts to cure, are unsuccessful or Seller does not act promptly, and such acts or omissions, threaten Buyer's perfect title to or rights under the ZAO AMI Shares in accordance with the local or Federal law of the Russian Federation, Buyer will take steps on its own to rectify the situation and any costs necessary to be expended by Buyer, including costs, fees, taxes, fines and reasonable attorneys fees related thereto shall be borne by Seller.


                                   ARTICLE VI.

                                     CLOSING

       Section 6.1 CLOSING DATE. The transfer of the Purchased Assets by the Seller to the Buyer, and all other transactions contemplated by this Agreement and the other Transaction Documents (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher, 333 South Grand Ave. Los Angeles, CA 90071, at 9:00 a.m. on April 16, 1997 (the "Closing Date") or such other mutually agreeable date as the parties agree to in writing.

       Section 6.2 CONDITIONS TO CLOSING. Notwithstanding any provision of the Agreement to the contrary, neither party shall be required to execute or deliver this Agreement, or any other agreement contemplated herein:

              (a) if a statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States or Russian court, or United States or Russian governmental authority which prohibits, restrains, enjoins or rejects the execution of this Agreement;

              (b) unless the representations and warranties of the other party contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Closing, and at the Closing, each shall deliver to the other a certificate to that effect; and

              (c) unless each of the obligations of the other party to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before Closing and at the Closing, each shall deliver to the other a certificate to that effect.

       Section 6.3 DELIVERIES BY SELLER. Simultaneously with the execution and delivery of this Agreement, Seller is delivering or causing to be delivered to Buyer, the following:

              (a) a duly executed bill of sale in the form of Exhibit H attached hereto ("Bill of Sale");

              (b) a duly executed assignment of the Contracts and Leases in the form of Exhibit F attached hereto ("Assignment and Assumption Agreement");

              (c) Certified board of directors' resolution authorizing the Agreement;

              (d) a duly executed Professional Services Agreement in the form of Exhibit E;

              (e) Secretary's certificate to the effect:(i) that all representations of Seller contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Closing; (ii) each of the obligations of Seller to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing; and (iii) there shall have been no events, changes or effects with respect to Seller having or which could reasonably be expected to have a material adverse effect on Seller

              (f) a duly executed amendment to the Blizzard Amendment in the form of Exhibit D;

              (g) a reasoned opinion of Seller's counsel that no shareholder vote is required under Section 271 of the Delaware General Corporation Law in order to consummate this transaction;

              (h)    possession and enjoyment of the Purchased Assets;

              (i) a duly executed assignment and release of the lease for the Concord Facility in the form of Exhibit I, attached hereto;

              (j) proof of mailing of the consent letters required to assign Seller's rights in all Third Party Software in possession of Seller related to the Purchased Assets;

              (k) a duly executed assignment of all of Seller's rights in all Third Party Software in its possession related to the Purchased Assets in the form of Exhibit J, attached hereto;

              (l) a resolution of the Board of Directors to terminate the current employment and non-compete agreements with Igor Razboff;

              (m) Certification of the President that Seller's employees who will be employed by Buyer including Igor Razboff will be allowed to communicate proprietary and confidential information belonging to Seller and/or third parties related to the Purchased Assets to Buyer under Seller's employee confidentiality agreements;

              (n) An original Stock Certificate for ZAO AMI accompanied by a stock power duly executed in blank in the form of Exhibit K attached hereto;

              (o)    a duly executed Engine License in the form of Exhibit G;
and

              (p) such other duly executed instruments reasonably satisfactory to the Buyer (but which shall not affect the representations and warranties of either party contained herein) as shall be necessary and effective to transfer and convey to and vest in the Buyer title to the tangible property and to transfer and convey to the Buyer the Seller's interest in all other property included in the Purchased Assets.

       Section 6.4 DELIVERIES BY BUYER. Simultaneously with the execution and delivery of this Agreement, Buyer is delivering or causing to be delivered to Seller the following:

              (a)    a counter-executed Bill of Sale;

              (b)    a counter-executed Assignment and Assumption Agreement;

              (c)    the Purchase Price;

              (d)    the amounts due under the Blizzard Amendment;

              (e)    a counter-executed Blizzard Amendment;

              (f) a Certified resolution of its Board of Directors certifying: (i) that all representations of Buyer contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Closing and (ii) each of the obligations of Buyer to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing;

              (g) a counter-executed consent and assignment of the lease for the Concord Facility; and

              (h)    a counter-executed Engine License;

              (i) the amounts due Seller in a Closing adjustments list agreed upon by the parties.

       Section 6.5 SUBSEQUENT DELIVERIES. The Seller will execute, acknowledge and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested for the purpose of assigning, transferring, conveying, and confirming to the Buyer, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by the Buyer, and without limiting the obligations of the Seller under
Section 10.1 hereof, the Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of the Buyer, and at Buyer's expense, any claims, rights, or benefits that are transferred to the Buyer by this Agreement and that require prosecution or enforcement in the Buyer's name.


                                  ARTICLE VII.

                                 INDEMNIFICATION

       Section 7.1. INDEMNIFICATION BY THE SELLER. Subject to the Threshold set forth in Section 7.3, the Seller shall indemnify and hold harmless the Buyer, its parent and affiliated companies and their respective officers, directors, agents, representatives and attorneys (individually, the "Buyer Party" and collectively, the "Buyer Parties") in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions), reasonably incurred by a Buyer Party in connection with each and all of the following (collectively, "Buyer's Damages"):

              (a) Any breach of any representation or warranty of the Seller contained in this Agreement, the other Transaction Documents or any other instrument required to be delivered at the Closing;

              (b) Any breach of any covenant, agreement or obligation of the Seller contained in this Agreement, the Transaction Documents or any other instrument contemplated by this Agreement;

              (c) Any claims, losses, or damages arising out of or resulting from the failure of the Buyer or the Seller to comply with the Massachusetts Bulk Sales Act, or the failure of the Buyer or the Seller to comply with or perform any actions in connection with, preparation for, or incident to the transactions provided for in this Agreement which might be required under the terms and provisions of any Bulk Sales Act or similar law of any applicable state or jurisdiction other than the Commonwealth of Massachusetts or which may be asserted to be applicable; and

              (d) Any claims, losses, damages, fines or penalties arising from a determination by any governmental agency or body that the Seller (i) was required to have, and, prior to the Closing, did not have, any federal, state, local or municipal permit, license or governmental authorization, or (ii) prior to the Closing, failed to be in compliance with any law, decree, order or regulation.

              (e) Any claims, losses, damages, fines or penalties arising from a determination by any court that the Seller was required to have, and, prior to the Closing, did not have the requisite authority under the Delaware Corporation Law to consent to consummating the Purchase Agreement including without limitation failure to obtain the necessary consent of its shareholders.

       Section 7.2 LIMITATION OF LIABILITY. A Buyer Party's right to indemnification under this Article VII shall be the exclusive remedy for any of Buyer's Damages or any other claim hereunder. Buyer shall not be permitted to enforce any claim for indemnification which is less than $2,000 in value until the aggregate of all individual claims for indemnification exceeds the amount of $25,000.00 (the "Threshold"). Once claims in excess of the Threshold have been asserted by the Buyer Parties , all claims, including those below the Threshold amount, may be pursued by the parties asserting such claims except as otherwise limited by this Agreement.

       Section 7.3 MAXIMUM INDEMNIFICATION. Soley as it relates to Buyer's Damages arising out of a breach of Seller's representations and warranties, excluding those contained in Sections 2.2,2.9 and 5.8 above, the maximum indemnification to be paid by the Seller hereunder, shall be limited to $2,500,000.00.

       Section 7.4 CLAIMS FOR INDEMNIFICATION. Claims for indemnification made under this Agreement for which there is a maximum as specified in Section
7.3 above may be made only during the period from the Closing Date until the date which is two (2) years after the Closing Date. Whenever any claim shall arise for indemnification, the Buyer shall notify Seller of the claim pursuant to Section 7.7 hereunder and, when known, the facts constituting the basis for such claim and the amount or an estimate of the amount of the liability arising from such claim. Claims for indemnification are subject to the Threshold as defined in Section 7.2 above and the maximum amount set forth in Section 7.3. Buyer shall not settle or compromise any claim by a third party which is entitled to indemnification hereunder without the prior written consent of Seller unless (i) suit shall have been instituted against Buyer and (ii) Seller shall not have taken control of such suit within sixty (60) days after notification thereof as provided in Section 7.6.

       Section 7.5 DEFENSE OF THE CLAIMS. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Buyer or the Seller, the indemnifying party, at its sole cost and expense, upon written notice to the party seeking indemnification, may assume the defense of any such claim or legal proceeding without prejudice to the right of the indemnifying party thereafter to contest its obligation to indemnify the party seeking indemnification in respect of the claims asserted therein. If the indemnifying party assumes the defense of any such claim or legal proceeding, the indemnifying party shall select counsel to conduct the defense of such claims or legal proceedings and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the party seeking indemnification, unless the indemnifying party admits in writing its liability to hold the party seeking indemnification harmless from and against any and all losses, damages, expenses and liabilities arising out of such settlement and concurrently with such settlement the indemnifying party pays into court the full amount of all losses, damages, expenses and liabilities to be paid by the indemnifying party in connection with such settlement. The party seeking indemnification shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. The indemnifying party shall be entitled to participate in the defense of any action by the party seeking indemnification, which participation shall be limited to contributing information to the defense and being advised of its status. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the party seeking indemnification may defend against such claim or litigation in such manner as it may deem appropriate, including without limitation settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the party seeking indemnification may deem appropriate.

       Section 7.6 NOTICE. The Buyer and the Seller agree that in the event of any occurrence which may give rise to a claim of indemnification hereunder, the party seeking indemnification will give notice thereof to the parties in accordance with Section 10.6 within the later of thirty (30) days of such occurrence, or five (5) days after the party seeking indemnification discovers such occurrence.

       Section 7.7 WAIVER. The Buyer and the Seller agree that they will not waive any statute of limitations or defense that would increase the liability of any of the parties hereto without the written consent of such parties.

       Section 7.8 MATERIALITY. The parties agree that for all purposes of this Agreement, unless specifically stated to the contrary, the dollar amounts set forth in various provisions hereof, other than the Purchase Price, shall not affect or determine the meaning of the term "material" or have any bearing thereon.

       Section 7.9 SURVIVAL. The covenants, agreements, warranties and representations entered into or made pursuant to this Agreement, the other Transaction Documents and any other document, list, exhibit or instruments furnished in connection herewith or therewith shall be continuing and shall survive the Closing for a period co-extensive with the statute of limitations applicable to any action or claim in accordance with the Governing Law specified herein except for those representations and warranties that are limited in time as specified in Section 7.4


                                  ARTICLE VIII.

                                 BINDING EFFECT

       This Agreement shall be binding on the parties and inure to the benefit of the Seller, the Buyer, and their respective legal representatives, successors and assigns. This Agreement shall not be assigned or modified, and no duties or responsibilities hereunder shall be delegated, by any party hereto without the express written consent of the other parties and any such purported delegation or assignment or modification without the written consent of the parties hereto shall be null and void.


                                   ARTICLE IX.

                                  GOVERNING LAW

       This Agreement, any Exhibits and Schedules hereto and any referenced attachments, shall constitute the entire understanding between the parties and supersede any previous communications, representations or agreements, whether oral or written. This

Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


                                   ARTICLE X.

                                     GENERAL

       Section 10.1 FURTHER ASSURANCES. The parties hereto agree to do such further acts and to execute and deliver such additional agreements and instruments as may be required to consummate, evidence or confirm the transactions and agreements contained in this Agreement.

       Section 10.2 SEVERABILITY. In the event any provision of this Agreement shall be held to be void, violable or unenforceable, the remaining provisions shall remain in full force and effect.

       Section 10.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 10.4 EXPENSES. Each of the parties shall pay all costs and expenses, including legal fees, incurred by it in negotiating and preparing this Agreement, and in closing and carrying out the transactions contemplated hereby.

       Section 10.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

       Section 10.6 NOTICES. All notices, requests, demands, consents, approvals and other communications required or permitted to be given hereunder ("Notices") shall be in writing and shall be deemed given if delivered personally, sent by courier, sent by telecopy, or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:



                  If to the Buyer, addressed to:


                  Christopher McLeod
                  Chief Executive Officer
                  Davidson & Associates, Inc.
                  19840 Pioneer Avenue
                  Torrance, CA 90503

                  with a copy to:

                  Paula V. Duffy, Esq.
                  Secretary and Vice President
                  Davidson & Associates, Inc.
                  19840 Pioneer Avenue
                  Torrance, CA 90503

                  If to the Seller, addressed to:

                  Luda Kopeikina
                  President
                  Capitol Multimedia, Inc.
                  200 Baker Avenue, Suite 300
                  Concord, MA 01742



or such other addresses as the parties specify by written notice pursuant hereto. Notice shall be deemed given on the date of service if personally served, sent by same-day courier or sent by telecopy. Notice sent by overnight courier shall be deemed given on the date delivered. Notice mailed as provided herein shall be deemed given on the third business day following the date of mailing.

       Section 10.7 EXHIBITS AND SCHEDULES. Each of the Exhibits and Schedules hereto are incorporated herein and made a part hereof by this reference.

       Section 10.8 NO WAIVER. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party which is entitled to assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

       Section 10.9 PRESUMPTIONS. Because the parties hereto have participated in drafting this Agreement, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

       Section 10.10 CONFLICTS BETWEEN AGREEMENTS. Except as specifically provided herein, in the event that any provisions of this Agreement conflict with any provisions of any other Transaction Document, the provisions of this Agreement shall take precedence over such other provisions.

       IN WITNESS WHEREOF, this Agreement is hereby executed by a duly authorized representative of each party as of the date first written above.


CAPITOL MULTIMEDIA, INC.                        DAVIDSON & ASSOCIATES, INC.



By: /s/ Igor Razboff                            By: /s/ Lawrence S. Gross
    ----------------------                          --------------------------
    Igor Razboff                                     Lawrence S. Gross

Title: Chairman and CEO                         Title: President

                                    EXHIBIT A
                                    ---------

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Employment Agreement") is made and entered into as of the 28 day of April, 1997, by and between (1) Davidson & Associates, Inc., a California corporation ("Employer"), and (ii) Igor Razboff, an individual ("Employee"), with reference to the following facts:

                                    RECITALS

       A. Employer has agreed to engage Employee as a full-time employee of Employer and Employee has agreed to such engagement.

       B. Employer and Employee desire to set forth in writing in this Employment Agreement all of their understandings and agreements concerning Employee's employment.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.     Employment; Term of Employment
       ------------------------------

       Employee has agreed to be employed by Employer, and Employer has agreed to employ Employee, for a term commencing as of the date of this Employment Agreement and continuing for a period of two (2) years, expiring on April 28, 1999, unless sooner terminated pursuant to Section 4 hereof (the "Employment Term"). If Employee continues as an Employee after the Employment Term, such employment shall be deemed an employment at will unless Employer and Employee enter into a written extension of this Employment Agreement or a new written employment agreement. For purposes hereof, the Employment Term shall not include any period of employment after April 28, 1999.

2.     Title and Duties
       ----------------

       2.1 TITLE. Employee shall have the title and serve in the capacity of Vice President of CUC Software and President of Animation Magic and, in such capacity, shall be subject to the control and direction of the Board of Directors of Employer and the management of CUC Software, an operating unit of CUC International Inc., consisting of Employer, Sierra On-Line, Inc., and Knowledge Adventure, Inc.

       2.2 AUTHORITY; DUTIES. Employee's primary duties and responsibilities hereunder shall be to perform all reasonable duties customarily performed by a Vice President of an operating unit as may be prescribed by the Board of Directors and the management of CUC Software. Employee hereby agrees to perform such duties and satisfy such responsibilities throughout the Employment Term and thereafter so long as he is employed by Employer.

       2.3 PERFORMANCE BY EMPLOYEE. During the Employment Term and thereafter so long as employed by Employer, Employee shall devote his full time and efforts to the performance of his duties hereunder and serve Employer diligently and to the best of his abilities. Notwithstanding the foregoing however Employer agrees and understands that Employee will be required to perform responsibilities in his capacity as Chairman of Capitol Multimedia, Inc., for no more than five(5) hours a week during the Employment Term. During the Employment Term Employee shall be located in Massachusetts absent necessary business travel and without Employee's consent Employer will not be entitled to re-locate Employee during the term of this Employment Agreement.

3.     Compensation.
       ------------

       3.1 BASE SALARY. Employer hereby agrees to pay Employee, on a semi-monthly basis, a base salary of one hundred eighty thousand dollars ($180,000) for the first year of the Employment Term (the "Base Salary"). Thereafter, Employee shall be reviewed on a once a year basis. Any compensation changes shall be in accordance with Employer's established guidelines for employees of a similar rank. In no event shall any subsequent yearly compensation during the Employment Term be any less than the Base Salary.

       3.2 FRINGE BENEFITS AND VACATION. During the Employment Term, Employee shall be entitled to (i) four (4) weeks paid annual vacation, (ii) a fully paid medical plan, (iii) disability insurance, (iv) a term life insurance policy on Employee's life with a face amount of five hundred thousand dollars ($500,000) fully paid by Employer, and (v) other fringe benefits in accordance with Employer's policies as they may exist from time to time for similarly situated employees. Employee shall be entitled to schedule or take vacation time subject to the requirements of the business. Employee shall not be eligible for any other compensation, stock or bonus plan, unless specifically agreed to in writing by the Chief Executive Officer of CUC Software.

       3.3 EXPENSES. In addition to all other compensation provided hereunder, Employee shall be entitled to reimbursement for all reasonable and necessary travel and other expenses incurred in the performance of his duties hereunder, all in accordance with Employer's standard policies and procedures as they may exist from time to time. All claims for expenses shall be reasonable and documented in accordance with Employer's standard policies and procedures with respect thereto.

       3.4 BONUS OR OPTION PLANS. At the end of each full year of the Employment Term, Employee shall be entitled to a cash bonus of up to forty percent (40%) of his Base Salary for that year, dependent on the achievement of specific written performance goals for the business unit for which Employee is responsible which will be agreed upon by Employee and Employer at the beginning of each such year or upon employment of Employee. Employer is part of a stock option plan adopted by its parent company CUC

International Inc. ("CUC") (the "CUC Stock Option Plan"). Employee shall be entitled to participate in the CUC Stock Option Plan on the same terms and conditions applicable to other similarly situated executives of Employer, it being understood and agreed that over the Employment Term, Employee will be granted options on thirty thousand (30,000) shares of common stock of CUC, which shall vest in accordance with the terms of the CUC Stock Option Plan over a period of five (5) years of employment. The grant of options under the CUC Stock Option Plan will be made pursuant to a resolution of the Stock Option Committee of CUC's Board of Directors. Except as specifically set forth above, nothing herein shall obligate Employer to pay Employee any bonus or to grant any options to him or to continue any such bonus or stock option plan.

4.     Termination
       -----------

       4.1    Termination for Cause
              ---------------------

              4.1.1 Upon written notice to Employer, Employee shall be entitled to terminate the Employment Term for Cause. Cause with respect to Employer shall mean Employer's material violation of its contractual obligations hereunder and Employer's failure to cure such violation within fifteen (15) days after written notice from Employee specifying such violation. Termination by Employee under this Section 4.1.1 shall not be deemed a breach of this Employment Agreement by Employee hereunder, but shall be deemed a breach by Employer hereunder.

              4.1.2 Upon written notice to Employee, Employer shall be entitled to terminate the Employment Term for Cause. Cause with respect to Employee shall mean (i) conviction of Employee of a felony involving moral turpitude or otherwise affecting or relating to the business of Employer (including without limitation his entering of any plea of nolo contendere in connection with any such felony proceeding); (ii) Employee's willful acts resulting in material damage to Employer or Employer's business reputation (including without limitation his material breach of any of the provisions of the Covenant Not to Compete dated April , 1997 or of his Proprietary Information Agreement with Employer); (iii) Employee's failure or neglect to obey the good faith directions of the Board of Directors of Employer after expiration of a twenty (20) day period after written notice specifying the nature of such failure or neglect, during which Employee failed to cure the breach; (iv) any other act or omission deemed cause under the law of the State of Massachusetts; or (v) the good faith determination of the Board of Directors that Employee is performing his duties in a manner which is not commensurate with reasonable standards for employees in similar circumstances and with similar duties to those of Employee hereunder ("Substandard Performance"); provided that Employee may not be terminated for Substandard Performance unless and until (a) the Board of Directors has provided Employee with notice of Substandard Performance, which notice specifies with particularity the areas of Substandard Performance and the action needed to cure same, (b) Employee is given at least thirty (30) days (the "Cure Period") to improve his performance in the specified areas, (c) the Board of Directors determines after the Cure Period that Employee is still providing Substandard Performance in the specified areas

(or new areas of Substandard Performance) and (d) the Board then provides its written notice to Employee of its determination to terminate his employment forthwith.

       4.2 TERMINATION WITHOUT CAUSE. Upon written notice to the other, either party may terminate the Employment Term without cause for any reason, by giving at least thirty (30) days prior written notice of such termination to the other. In the case of Employee the right to give notice of such a termination shall begin only after a date six (6) months from the effective date of this Employment Agreement, it being understood that Employee's right to do so shall give rise to no obligation on the part of Employer to pay any severance benefits as specified in Section 4.4 below. If Employer determines not to extend Employee's employment past the term of this Employment Agreement, a minimum of six (6) months notice shall be given to Employee. The requirement of thirty (30) days notice shall not, however, apply to the termination of Employee's employment for Cause under Section 4.1 above. Should Employer terminate Employee's employment during the Employment Term for any reason other than for Cause, Employer shall become entitled to certain severance benefits as specified in Section 4.4 below for services rendered prior to such termination.

       4.3 DEATH OR DISABILITY. This Employment Agreement shall automatically terminate, without notice, upon the death or permanent disability of Employee. For purposes of this Section 4.3, Employee shall be deemed to be permanently disabled if he shall be unable, due to illness or injury, to perform his duties hereunder for eighty percent (80%) or more of the full regular business days during any three (3) consecutive month period. Employee shall be deemed to be permanently disabled on the last day of such three (3) month period.

       4.4 SEVERANCE BENEFITS. Employee shall be entitled to receive the severance benefits specified below in the event Employee's employment with Employer should be terminated by Employer for any reason other than for Cause (as defined in Section 4.1 above) during the Employment Term.

              4.4.1 SALARY CONTINUATION. Employee shall continue to receive salary continuation payments, at the Base Salary in effect under Paragraph 3.1 at the time of termination, for a period equal to the lesser of one (1) year from the date of termination or the number of months remaining in the Employment term. Such salary continuation payments shall be paid semimonthly and shall be subject to all applicable withholding requirements.

              4.4.2 Employee shall be eligible for a pro-rated portion of his annual bonus for the period of salary continuation referenced in 4.4.1 above in accordance with the achievement of the goals referenced in 3.4 above.

              4.4.3 HEALTH COVERAGE. Employee shall be provided continued health coverage, under Employer's medical plan for himself and his eligible dependents until the earlier of (i) six (6) months after the effective date of Employee's termination and (ii) the first date that Employee and his eligible dependents are covered under another employer's health benefit program without exclusion for any pre-existing medical condition. Such coverage shall be in lieu of all rights Employee and his dependents may otherwise have under Internal Revenue Code Section 4980B to receive such coverage for a longer period but at their own expense.

              4.4.4 OTHER INSURANCE COVERAGE. Employee shall be provided, without charge, continued insurance coverage under Paragraph 3.2 for a period of six (6) months following the date of termination.

5.     Miscellaneous
       -------------

       5.1 NOTICES. Any notice, request, or other communication required to be given pursuant to the provisions of this Employment Agreement shall be in writing and shall be deemed to be duly given if delivered in person or mailed by registered or certified United States mail, postage prepaid, and mailed to Employee at the address indicated below or to Employer at its principal office in California. The parties hereto may change the above addresses from time to time by giving notice thereof to each other in conformity with this Section 5.1.

       5.2 CONSTRUCTION. This Employment Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts applicable to the construction and enforcement of contracts wholly executed in Commonwealth of Massachusetts by residents of that state and wholly performed in Massachusetts.

       5.3 CAPTIONS. The section headings and captions contained herein are for reference only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

       5.4 SEVERABILITY. If any provision of this Employment Agreement shall be unlawful, void, or for any reason unenforceable, it shall be deemed stricken from, and shall in no way affect the validity or enforceability of the remaining provisions of this Employment Agreement. If any provision of this Employment Agreement shall be determined, under applicable law, to be overly broad in duration, geographical coverage or substantive scope, such provision shall be deemed narrowed to the broadest term permitted by applicable law.

       5.5 WAIVER. The waiver by either party hereto of a breach of any provision of this Employment Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Employment Agreement.

       5.6 LIFE INSURANCE. To the extent that Employer desires to obtain insurance on Employee's life, Employee shall cooperate and do all acts necessary to enable Employer to obtain said insurance. Should such an insurance policy be obtained upon expiration or termination of the Employment Agreement. Employee shall be given the right to purchase the policy for its cash value and unexpired premiums.

       5.7 REPRESENTATION REGARDING PRIOR CONTRACTS. Employee represents and warrants that no prior contract or agreement of any kind entered into by Employee or any prior or other performance by Employee will interfere in any manner with Employee's complete performance of Employee's duties hereunder or with Employee's compliance with the other terms and conditions hereof.

       5.8 ENTIRE AGREEMENT. This Employment Agreement represents the entire agreement and understanding between the parties hereto regarding Employee's employment with Employer, and discussions between the parties and any other person or legal entity concerning said employment.

       5.9 BINDING AGREEMENT. The rights and obligations of the parties under this Employment Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of such parties.

       5.10 COUNTERPARTS. This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       5.11 AMENDMENTS. This Employment Agreement shall not be modified, amended, or in any way altered except by an instrument in writing and signed by both of the parties hereto.

       5.12 COSTS AND EXPENSES. If either party to this Employment Agreement brings an action against the other party to enforce his or its rights under this Employment Agreement, the substantially prevailing party shall be entitled to recover his or its costs and expenses, including without limitation, attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

       IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first written above.


EMPLOYEE:                           EMPLOYER:

                                    Davidson & Associates, Inc.,
                                    a California corporation



/s/ Igor Razboff                    By: /s/ Lawrence S. Gross
-------------------------               -----------------------------
Igor Razboff                            Lawrence S. Gross

                                    EXHIBIT B
                                    ---------

                             COVENANT NOT TO COMPETE

       THIS COVENANT NOT TO COMPETE (this "Covenant") is made and entered into as of the day of April 28, 1997 by and between (i) Davidson & Associates, Inc., a California corporation ("Davidson"), and (ii) Igor Razboff ("Razboff"), an individual residing in Massachusetts and the Chairman and CEO of Capitol Multimedia, Inc., a Delaware corporation ("Capitol"), with respect to the following:

                                    RECITALS

       The following provisions are made a part of and form the basis for this
Covenant:

       A. Concurrently herewith, (i) Capitol is selling to Davidson certain assets in exchange for the consideration set forth in, and in accordance with the other terms and conditions of, that certain Asset and Stock Purchase Agreement dated April 16, 1997, by and among Davidson and Capitol (the "Agreement"), and (ii) Davidson and Razboff are entering into an employment agreement dated April 28, 1997 whereby Davidson will employ Razboff as Vice President of CUC Software and Chairman of Animation Magic ("Employment Agreement").

       B. An important factor in Davidson's decision to enter into the Agreement is Razboff's covenant not to be involved, for a specified period of time, in any business that competes with the business as conducted by the portions of Capitol purchased by Davidson and Davidson or its successors. But for Razboff's agreement to execute this Covenant, Davidson would not have entered into the Agreement or the related transactions.

       C. Razboff is executing and delivering this Covenant in accordance with the terms and conditions of the Agreement.


                                    AGREEMENT

       NOW, THEREFORE, in consideration of the premises, the covenants, conditions, representations, and agreements contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Razboff covenants and agrees with Davidson as follows:

       1.     Non-Competition.
              ---------------

              A. Subject to the terms of the Covenant and Razboff's continued role as Chairman of Capitol, Razboff agrees that, for a period commencing on the date hereof and (i) continuing for three (3) years should Razboff choose to terminate his employment with Davidson prior to the expiration date of the Employment Agreement or if neither party chooses to continue Razboff's employment past the expiration date of the Employment Agreement or if Razboff is terminated by Davidson for cause during the term of the Employment Agreement or, (ii) for a period of one (1) year, should Razboff's employment be terminated by Davidson without cause during the term of the Employment Agreement or should Razboff remain employed for any period of time past the date of his Employment Agreement (the "Covenant Period"), Razboff shall not directly or indirectly (whether for compensation or otherwise) own, manage, operate or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Business (as hereinafter defined) that is located in or doing business in the Designated Regions (as hereinafter defined), either as a general or limited partner, proprietor, common or preferred shareholder, officer, director, agent, employee, consultant, trustee, affiliate, or otherwise. Nothing contained in this Covenant shall be construed to prohibit Razboff from (i) continuing to hold his shares in Capitol and act as its Chairman as long as he devotes no more than five (5) hours per week to such a role and otherwise devotes his full time and energy to his employment by Davidson in accordance with the terms and conditions of the Employment Agreement; (ii) purchasing or owning, as a passive investment, up to two percent (2%) of the issued and outstanding shares of any publicly traded class of securities of any corporation engaged in any business described above, provided that Razboff does not render any advice of any kind to the management of such corporation or actively participate in or control, directly or indirectly, any activities of such corporation or otherwise participate in its business or operations; (iii) acting as a passive investor of less than 20% of the total assets in any company through a blind pool or independently managed investment vehicle such as a venture capital partnership.

              B. During the Covenant Period irrespective of Razboff's employment with Davidson or its affiliates, Razboff will not use his status with Davidson, CUC Software or any of its affiliates to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to Davidson or any of its affiliates.

              C. During the Covenant Period, Razboff without express written approval from the Board of Directors of Davidson, will not (i) solicit any customers of Davidson or CUC Software for or on behalf of any Competing Business as hereinafter defined or (ii) persuade or attempt to persuade any customer, supplier, contractor or any other person or party to cease doing business with Davidson or CUC Software or to reduce the amount of business it does with Davidson or CUC Software.

              D. During the Covenant Period, Razboff will not knowingly solicit or induce any person who is an employee of Davidson or CUC Software to terminate any such relationship such person may have with Davidson or CUC Software as then currently configured nor shall Razboff during such period directly or indirectly offer employment to or compensate or cause or permit any person with which Razboff may be affiliated to offer employment to or compensate, any employee of Davidson, or CUC Software, or any person who had been employed by Davidson or CUC Software within sixty (60) days of such offer or compensation. Razboff hereby represents and warrants that Razboff has not entered into any agreement, understanding or arrangement with any employee of Davidson or CUC Software pertaining to any business in which Razboff has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

       2. COMPETING BUSINESS DEFINED. For the purposes of this Covenant, "Competing Business" shall mean any business other than Davidson which is competitive with the portion of the business of Davidson represented by the assets purchased and licensed under the Agreement (the "Business"), including without limitation any business which distributes, develops or markets multimedia consumer computer software for the entertainment or children's education markets. The parties acknowledge and agree that Davidson has been and Davidson will continue to be engaged in the Business and that Davidson is acquiring the assets of Capitol so that Davidson may further pursue and expand such business. The parties further acknowledge that subject to the limitations contained in the Agreement the assets of Capitol and its subsidiaries, not purchased by Davidson, including, without limitation, the assets related to its currently existing or partially developed multimedia software products, its software development capability and its supply chain management business, shall not constitute a Competing Business as defined hereunder.

       3. DESIGNATED REGIONS DEFINED; RELATED ACKNOWLEDGMENTS. For purposes of this Covenant, "Designated Regions" shall mean all counties, cities, states and countries throughout the world in which Davidson distributes its products. Razboff hereby acknowledges and agrees that Davidson has heretofore conducted Business in various places throughout the world, and that any Competing Business throughout the world in such places shall be competitive with the Business. Razboff also expressly agrees that, should a court of competent jurisdiction determine that the Designated Regions are broader than may be permitted under applicable law, such court shall nevertheless enforce this Covenant in the broadest geographical areas permitted by such applicable law as provided under
Section 9 of this Covenant.

       4. EQUITABLE REMEDIES. Razboff hereby acknowledges and agrees that the obligations under this Covenant are such that Davidson cannot adequately be compensated by damages for breach of such obligations. As a result, Razboff hereby acknowledges and agrees that, in the event of any breach or threatened breach of this Covenant, Davidson shall be entitled not only to damages or other relief at law but also to seek equitable relief to enforce the breached obligations, including, without limitation, specific performance and preliminary and permanent injunctive relief (including temporary restraining orders).

       5. BINDING AGREEMENT. This covenant and all its terms, provisions, and conditions shall be binding upon and inure to the benefit of each party to the Covenant and his or its respective successors and permitted assigns, it being agreed that only an express written termination and waiver of this covenant by Davidson can relieve Razboff of his personal obligations hereunder.

       6. COST AND EXPENSES. If either party to this Covenant brings an action against the other party to this Covenant to enforce his or its rights under this Covenant, or for a determination thereof, the prevailing party shall be entitled to recover his or its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

       7. APPLICABLE LAW. This Covenant shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts or the law of such other state of the United States of America in which Razboff, at the time of an asserted breach hereof, shall be involved, or propose or plan to be involved, in a substantial or material manner with any Competing Business in the manner described in Section 1 hereof, whichever such laws shall permit the broadest possible enforcement of the provisions of the Covenant.

       8. CAPTIONS. The Section headings and captions contained in this Covenant are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Covenant.

       9. ENFORCEABILITY. If any provision of this Covenant shall be determined, under applicable law, to be overly broad in duration, geographical coverage, substantive scope, or otherwise, such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed. If any provision of this Covenant nevertheless shall be unlawful, void, or unenforceable, it shall be deemed severable from and shall in no way affect the validity or enforceability of the remaining provisions of this Covenant.

       10. CONSIDERATION. Razboff has been compensated for the covenants provided herein by, among other things, the execution of Razboff's employment agreement with Davidson and performance thereof by Davidson.

       11. NOTICE. Any notices hereunder shall be deemed to be properly given if provided to Razboff in the manner provided in the Agreement.

       12. WAIVER. The waiver by either party to this Covenant of a breach of any provision of the Covenant by the other party to this Covenant shall not operate or be construed as a waiver of any subsequent breach of the same provision or of any other provision of this Covenant.

       13. AMENDMENT. This Covenant may be altered, amended, or terminated only by an instrument in writing executed by both parties hereto.

       14. COUNTERPARTS. This Covenant may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, Davidson and Razboff have caused this Covenant to be duly executed as of the date set forth above.



Davidson & Associates, Inc.,
a California corporation

By: /s/ Lawrence S. Gross                   By: /s/ Igor Razboff
   -------------------------------              -------------------------------
   Lawrence S. Gross                            Igor Razboff, an individual

                                  SCHEDULE "B"
                            TERMINATION CERTIFICATION



      This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Davidson & Associates, Inc., its subsidiaries, affiliates, successors or assigns or any other relevant third party described in Paragraph 1c of the Davidson & Associates, Inc. Proprietary Information Agreement (together, the "Company").

      I further certify that I have complied with all the terms of Company's Proprietary Information Agreement signed by me.

      I further agree that, in compliance with Company's Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of Company or any of its clients, consultants or licensees.



Date: ---------------------------


                                                ------------------------------

                                    EXHIBIT C
                                    ---------

                           DAVIDSON & ASSOCIATES, INC.
                        PROPRIETARY INFORMATION AGREEMENT


       In consideration of my hiring by Davidson & Associates, Inc. ("Company") as a full-time employee thereof and the compensation now and hereafter paid to me, I agree to the terms and conditions contained within this Proprietary Information Agreement ("Proprietary Agreement") herein below:

1.     Maintaining Confidential Information
       ------------------------------------

       a. COMPANY INFORMATION. I agree at all times, both during and after the termination of my employment for any reason whatsoever (whether with or without cause), to hold in strictest confidence, and not to use or to disclose or make accessible to any person or entity, without the prior written authorization of the Board of Directors of Company, any trade secrets whenever received, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, employee information, business plans, financial information or other subject matter pertaining to any business of Company or any of its affiliates, clients, consultants, licensees or licensors (collectively, "Company Information"). I agree that Company may in its reasonable discretion list specific information as being Company Information from time to time and I will acknowledge any such listings in writing upon request. The fact that any specific information is listed as Company Information will not in any way impair Company's right to claim that any other information constitutes Company Information. I understand that Company Information shall be solely owned by Company, its successors and assigns, and that I may use Company Information solely for the benefit of Company as directed by Company. I agree not to reproduce or remove from Company's premises originals or copies of any notes, data, reference materials, sketches, drawings, memoranda, documentation or records owned by the Company except as is necessary to fulfill my duties to the Company or as otherwise authorized by Company. I agree to take whatever steps are reasonably necessary to preserve the confidentiality of any and all Company Information I have received or do receive by virtue of my employment with Company at the Company's expense.

       b. FORMER EMPLOYER INFORMATION. I agree that I will not during my employment with Company, use or disclose any confidential or proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of Company any unpublished document or any property belonging to my former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

       c. THIRD PARTY INFORMATION. I recognize that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I understand and agree that such information is the sole property of such third parties and that I owe Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity (except as necessary in carrying out my work for Company consistent with Company's agreement with such third party) or to use it for the benefit of anyone other than for Company or such third party (consistent with Company's agreement with such third party) without the express written authorization of the Board of Directors of Company and the governing body of such third party.

       d. EXCEPTIONS. My obligations under this Section shall not apply to information which: (i) I can clearly demonstrate is previously known or becomes generally known other than through my acts in violation of this Proprietary Agreement; or (ii) is required to be disclosed by administrative or judicial action provided that immediately after receiving notice of such action I will notify Company of such action to give Company the opportunity to seek any other legal remedies to maintain such Confidential Information in confidence; or (iii) information I can demonstrate was developed independently of any Company Disclosure of Company Information; or (iv) information I received from a third party free of any obligations to the Company.

2.     Disclosing and Assigning Inventions and Original Works
       ------------------------------------------------------

       a. PRIOR INVENTIONS AND ORIGINAL WORKS. I have attached hereto, as Schedule A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to February 1, 1996, which belong to me alone or jointly with others, which relate to Company's proposed business, in developing, publishing and distributing educational and entertainment software products (the "Company's Business"), and which are not assigned to Company; if no such list is attached, I represent that there are no such inventions, works of authorship, developments, improvements or trade secrets.

       b. INVENTIONS AND ORIGINAL WORKS ASSIGNED TO COMPANY. Subject to the terms and conditions of the Covenant Not To Compete dated April 28, 1997, I agree that I will promptly make full written disclosure to Company, will hold in trust for the sole right and benefit of Company, and I hereby assign to Company all my right, title, and interest in and to any and all inventions (and patent rights with respect thereto), original works of authorship (including all copyrights with respect thereto), developments, improvements or trade secrets which I may solely or jointly conceive that relate to the business of Company and (i) discuss with Company; (ii) reduce to an outline or treatment or develop or reduce to practice, or cause to be conceived and reduced to a treatment and/or discussed with Company or developed or reduced to practice, during the period of time I am in the employ of Company. I acknowledge and agree that the business of the

Company will likely change and its scope may be expanded during the period of time I am in the employ of Company.

       c. WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101) and that I am an employee as defined under that Act. To the extent that all or any part of such work product does not qualify as a "work made for hire" under applicable law, I without further compensation therefor do hereby irrevocably assign, transfer and convey in perpetuity to Company and its successors and assigns the entire worldwide right, title, and interest in and to any work product including, without limitation, all patent rights, copyrights, mask work rights, trade secret rights and other proprietary rights therein. Such assignment includes the transfer and assignment to Company and its successors and assigns of any and all moral rights which I may have in any work product. I acknowledge and understand that moral rights include the right of an author: (i) to be known as the author of a work; (ii) to prevent others from being named as the author of the works; (iii) to prevent others from falsely attributing to an author the authorship of a work which he/she has not in fact created; (iv) to prevent others from making deforming changes in an author's work; (v) to withdraw a published work from distribution if it no longer represents the views of the author; and (vi) to prevent others from using the work or the author's name in such a way as to reflect on his/her professional standing. I further agree from time to time to execute written transfers to Company of ownership of specific original works of authorship (and all copyrights therein) made by me (solely or jointly with others) within the scope of my employment which may, despite the preceding sentence, be deemed by a court of law not to be works made for hire, and which are being assigned by me to Company pursuant to this Proprietary Agreement in such form as is acceptable to Company in its reasonable discretion.

       d. INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between Company and the United States or any of its agencies, provided I have been advised in writing prior to creation of such works that same is required.

       e. OBTAINING LETTERS PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist Company at Company's expense to obtain United States or foreign letters patents and copyright registrations (as well as any transfers of ownership thereof) covering inventions and original works of authorship assigned hereunder to Company. Such obligation shall continue beyond the termination of my employment, but Company shall compensate me at a reasonable rate for time actually spent by me at Company's request on such assistance after such termination. If Company is unable for any reason whatsoever, including my mental or physical incapacity, to secure my signature to apply for or to pursue any application for any United States for foreign letters patent or copyright registrations (or on any document transferring ownership thereof) covering inventions or original works of authorship assigned to Company under this Proprietary Agreement, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations or transfers thereof with the same legal force and effect as if executed by me, provided however, that Company has notified me of its intention to do so in writing. This appointment is coupled with an interest in and to the inventions and work of authorship and shall survive my death or disability. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents or copyright resulting from or relating to any such application for letters patent or copyright registrations assigned hereunder to Company.

3.     Returning Company Documents
       ---------------------------

       I agree that, at the time of leaving the employ of Company (or at any prior time at the request of Company), I will deliver to Company ( and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Schedule B.

4.     Representations
       ---------------

       I agree to execute any proper oath or verify any proper document required to carry out the terms of this Proprietary Agreement. I represent that my performance of all the terms of this Proprietary Agreement and of my employment with Company will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by Company. I have not entered into, and I agree I will not enter into, either during or after termination of my employment with Company, any oral or written agreement in conflict herewith.

5.     Injunctive Relief
       -----------------

       I agree that it would be difficult to measure the damage to Company from any breach by me of the covenants set forth in Sections 1, 2, 3 or 4 herein, that injury to Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, I agree that if I breach Sections 1, 2, 3 and 4 or any of them, Company shall be entitled, in addition to all other remedies it may have, to immediate injunctions or other appropriate orders to restrain any such breach.

6.     General Provisions
       ------------------

       a. GOVERNING LAW. This Proprietary Agreement will be governed by the laws of the Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are wholly executed and performed in Massachusetts.

       b. ENTIRE AGREEMENT. This Proprietary Agreement sets forth the entire agreement and understanding between Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Proprietary Agreement, nor any waiver of any rights under this Proprietary Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Proprietary Agreement. This Proprietary Agreement is not intended to limit any rights that Company may have under any other agreement or at law with respect to inventions, original works or authorship, trade secrets or other proprietary rights.

       c. ENFORCEABILITY. If any provisions of this Proprietary Agreement shall be determined, under applicable law, to be overly broad in duration, geographical coverage, substantive scope, or otherwise, such provisions shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed. If any provision of this Proprietary Agreement nevertheless shall be unlawful, void, or unenforceable, it shall be deemed severable from and shall in no way affect the validity or enforceability of the remaining provisions of this Covenant.

       d. SUCCESSORS AND ASSIGNS. This Proprietary Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of Company, its successors, and its assigns.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

       e. EXPENSES. The prevailing party in any action or proceeding between myself and Company arising out of or related to this Proprietary Agreement shall be entitled to recover from the other party all of its costs and expense including without limitation reasonable attorney's fees, incurred in connection with such action or any appeal of such action.


Date:


DAVIDSON & ASSOCIATES, INC.


By: /s/ Lawrence S. Gross                          /s/ Igor Razboff
    --------------------------------               ----------------------------
Title: President                                   Igor Razboff

SCHEDULE "A"

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


                                                      Identifying Number
      Title                    Date                   or Brief Description
      -----                    ----                   --------------------
      NONE                     N/A                            N/A






















Name  _________________________________

Exhibit D to the Asset and Stock Purchase Agreement


                                   ADDENDUM 1
                                     TO THE
                              DEVELOPMENT AGREEMENT


This document ("Addendum 1") shall, as of the date of complete execution of that certain Asset and Stock Purchase Agreement dated April 16, 1997 (the "Purchase Agreement"), serve to amend that certain DEVELOPMENT AGREEMENT dated April 1, 1996 ("Agreement") by and between Davidson & Associates, Inc. and its wholly owned subsidiaries, by and through its Blizzard Entertainment division ("Blizzard"), and Capitol Multimedia, Inc. ("Developer").

WHEREAS, Davidson & Associates, Inc. ("Davidson") and Developer are parties to the Purchase Agreement, whereby Davidson is purchasing certain assets and assuming certain liabilities of Developer; and

WHEREAS, As a result of the parties' execution of the Purchase Agreement, Developer will cease further development of the Work which is the subject of the Agreement and Developer shall be compensated for royalties relating to the Work, if any, at the lower rate set forth below.

NOW THEREFORE, by reason of the foregoing premises and in consideration of the mutual covenants and premises hereinafter set forth, the parties hereto agree as follows:

THE AGREEMENT SHALL BE AMENDED IN THE FOLLOWING RESPECTS ONLY:

1. Paragraph 3(e), entitled "License for Blizzard materials," shall be deleted in its entirety.

2.   Paragraph 6(b) shall be deleted in its entirety.

3. Paragraph 12, entitled "Modification Services," shall be deleted in its entirety.

4.   The following sentence shall be deleted from Paragraph 13(c), entitled
     "Effects of Termination": "   (i) In the event this Agreement is terminated
     in accordance with Paragraph 13(b)(ii) above, the Engine License granted in Paragraph 3 hereinabove, shall be revoked and Blizzard shall pay to Developer a termination fee in the amount of one hundred, twenty-five thousand dollars ($125,000)."

5. Paragraph 15, entitled "Internal Development of Product Ports," shall be deleted in its entirety.

6. The following sentence shall be deleted from Paragraph 16, entitled "Promotional Copies": "Developer may purchase additional copies of the Product from Blizzard for internal and promotional uses at Blizzard's cost of goods."

7. Milestone #6 contained in Exhibit A to the Agreement shall be replaced with the following: "MILESTONE #6 (FINAL MILESTONE)- ONE HUNDRED, SIXTY-SEVEN THOUSAND, FIVE HUNDRED DOLLARS ($167,500) Delivery of all materials relating to the Work- April 16, 1997

8. Milestones 7 through 11 contained in Exhibit A to the Agreement shall be deleted in their entirety.

9. Section 3 contained in Exhibit A to the Agreement, entitled "Royalties and Development Fees," shall be deleted and replaced with the following new
     Section 3:

     "3. Royalties and Development Fees:
         ------------------------------

     (a). Subject to the termination provisions contained in Paragraph 13, Blizzard shall pay Developer a non-refundable development fee of six hundred, twenty-five thousand dollars ($625,000) to be paid according to the payment schedule set forth in Section 2 above.

     (b). Blizzard shall pay Developer a royalty against the aggregate of Net Receipts and Net Proceeds of the Product created hereunder, as follows:


        Up to five million dollars ($5,000,000)                                         zero
        From five million ($5,000,000) up to ten million dollars ($10,000,000)          two point five percent (2.5%)
        From ten million ($10,000,000) up to fifteen million dollars ($15,000,000)      three point seven-five percent (3.75%)
        From fifteen million dollars ($15,000,000) and above                            five percent (5%)


     (c). Royalties due Developer regarding revenue received from the sale and/or licensing of Ports shall be treated identical to that of a Product if created by Developer, otherwise royalties regarding Ports shall be paid to Developer at a rate of twenty-five percent (25%) of that set forth in
     Section 3(b) above.

NOTWITHSTANDING THE FOREGOING, ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT WILL REMAIN IN FULL FORCE AND EFFECT.


Davidson & Associates, Inc.            Capitol Multimedia, Inc.


By: /s/ Lawrence S. Gross              By: /s/ Igor Razboff
    -----------------------------          -----------------------------------
                                           Igor Razboff
Title: President                           Chairman & CEO
       --------------------------



Date Signed: 4/16/97                   Date Signed: 4/16/97
            ---------------------                  --------------------------

Exhibit E to the Asset and Stock Purchase Agreement



                         PROFESSIONAL SERVICES AGREEMENT

Beginning on the 16 day of April 1997, Capitol Multimedia, Inc. ("Contractor") agrees to provide certain named individuals to perform services for Davidson & Associates, Inc. ("Davidson") pursuant to the following terms and conditions:

1. Acting as an independent contractor, Contractor will provide the services of the individuals named in Exhibit A (these individuals being collectively referred to hereinafter as the "Service Providers") who will render their services as stated in Exhibit A ("Services"). It is expressly agreed by the parties that such individuals will be employed by Contractor in its own name, and at its own risk and expense. Such employees of Contractor shall have no claim against Davidson for salaries, commission, or other items of income, cost, or expense. Contractor and the Service Providers will take direction from and report to Igor Razboff. Contractor will use its best efforts to maintain the employment of the Service Providers, including diligent attention to immigration documentation and related materials. Contractor will immediately notify Davidson of any event which may affect Contractor's ability to continue to provide the services of any of the Service Providers on a long-term basis.

2. In consideration for providing the services of the Service Providers, Contractor will receive from Davidson a fee which is payable in accordance with Exhibit A.

3. Contractor understands that neither it nor the Service Providers is authorized to incur any expenses on behalf of Davidson without prior written consent, and all statements for the Services and expenses shall be in the form prescribed by Davidson and shall be approved by Igor Razboff.

4. Davidson has the right, in its sole discretion, to terminate this Agreement for any reason with seven (7) days prior written notice. In the event of such a termination, Davidson's sole obligation will be to pay Contractor, pro rata, for the Services which shall have been provided as of that date by the Service Providers. Davidson will have no further obligation, whether financial or otherwise, including but not limited to obligations to the Service Providers, and Contractor's employment obligations and expenses described in Paragraph 1 above, to Contractor after such cancellation. Davidson may terminate this Agreement immediately upon Contractor's refusal or inability to perform under, or Contractor's breach of, any provision of this Agreement.

5. Contractor will not, either during or subsequent to the term of this Agreement, directly or indirectly disclose any information designated as confidential by Davidson; nor will Contractor disclose to anyone other than a Davidson employee or use in any way other than in the course of the performance of this Agreement any information regarding Davidson, including but not limited to Davidson's product, market, financial or other plans, product designs and any other information not known to the general public whether acquired or developed by Contractor during performance of this Agreement or obtained from Davidson employees; nor will Contractor, either during or subsequent to the term of this Agreement, directly or indirectly disclose or publish any such information without prior written authorization from Davidson to do so. Unless otherwise specifically agreed to in writing, all information about and relating to projects under development by Davidson and/or parties doing work under contract to Davidson including the Services rendered hereunder by Contractor shall be considered confidential information. Contractor acknowledges and agrees that all of the foregoing information is proprietary to Davidson, that such information is a valuable and unique asset of Davidson, and that disclosure of such information to third parties or unauthorized use of such information would cause substantial and irreparable injury to Davidson's ongoing business for which there would be no adequate remedy at law. Accordingly, in the event of any breach or attempted or threatened breach of any of the terms of this Paragraph 5, Contractor agrees that Davidson shall be entitled to seek injunctive and other equitable relief, without limiting the applicability of any other remedies.

6. Contractor will return to Davidson any Davidson property that has come into its possession during the term of this Agreement, when and as requested to do so by Davidson and in all events upon termination of Contractor's engagement hereunder, unless Contractor receives written authorization from Davidson to keep such property.

7. As part of this Agreement, and without additional compensation, Contractor acknowledges and agrees that any and all tangible and intangible property and work products, ideas, inventions, discoveries and improvements, whether or not patentable, which are conceived/developed/created/obtained or first reduced to practice by Contractor for Davidson in connection with the performance of the Services (collectively referred to as the "Work Product"), including, without limitation, all technical notes, schematics, software source and object code, prototypes, breadboards, computer models, artwork, sketches, designs, drawings, paintings, illustrations, computer generated artwork, animations, video, film, artistic materials, photographs and any film from

================================================================================
DAVIDSON & ASSOCIATES, INC. PSA AGREEMENT  (revised 1/97)                 Page 1


Page Acknowledgment:       DAVIDSON ______________  CONTRACTOR ________________
which the photographs were made, literature, methods, processes, voice recordings, vocal performances, narrations, spoken word recordings and unique character voices, shall be considered "works made for hire" and therefore all right, title and interest therein (including, without limitation, patents and copyrights) shall vest exclusively in Davidson. To the extent that all or any part of such Work Product does not qualify as a "work made for hire" under applicable law, Contractor without further compensation therefor does hereby irrevocably assign, transfer and convey in perpetuity to Davidson and its successors and assigns the entire worldwide right, title, and interest in and to the Work Product including, without limitation, all patent rights, copyrights, mask work rights, trade secret rights and other proprietary rights therein. Such assignment includes the transfer and assignment to Davidson and its successors and assigns of any and all moral rights which Contractor may have in the Work Product. Contractor acknowledges and understands that moral rights include the right of an author: to be known as the author of a work; to prevent others from being named as the author of the works; to prevent others from falsely attributing to an author the authorship of a work which it has not in fact created; to prevent others from making deforming changes in an author's work; to withdraw a published work from distribution if it no longer represents the views of the author; and to prevent others from using the work or the author's name in such a way as to reflect on his/her professional standing.

8. None of the Work Product is to be used by Contractor on any other project or with any other client except with Davidson's written consent. If any part of such Work Product is the work of a subcontractor employed by Contractor, then Contractor will require such subcontractors to execute an assignment document in the form attached hereto as Exhibit B so as to secure for Davidson exclusive ownership in such Work Product. In the event Contractor is unable to obtain exclusive ownership from such subcontractors, Exhibit C must be signed to obtain a license for the benefit of Davidson. Contractor shall promptly thereafter deliver such originally executed assignment or license documents to Davidson.

9. With respect to all subject matter including ideas, processes, designs and methods which Contractor discloses or uses in the performance of the Services:
a) Contractor warrants that Contractor has the right to make disclosure and use thereof without liability or compensation to others; b) to the extent that Contractor has patent applications, patents or other rights in the subject matter, if any, Contractor hereby grants Davidson, its parent, subsidiaries, affiliates and assigns, a royalty-free, irrevocable world-wide, non-exclusive license to make, have made, sell, use and disclose such subject matter in any form now or hereafter known, which is set forth in writing in Section 5 of Exhibit A; and c) Contractor agrees to defend indemnify and hold Davidson harmless from any claims, litigations, actions, damages or fees of any kind (including reasonable attorney's fees) arising from Davidson's or Contractor's use or disclosure of subject matter which Contractor knows or reasonably should know others have rights in, except, however, for subject matter and the identity of others having rights therein that Contractor discloses to Davidson in writing before Davidson uses the subject matter.

10. It is understood and agreed that in performing the Services for Davidson hereunder, Contractor shall act in the capacity of an independent contractor and not as an employee or agent of Davidson. Contractor agrees that it shall not represent itself as the agent or legal representative of Davidson for any purpose whatsoever. When Contractor is working on the premises of Davidson, Contractor shall observe the working hours, working rules, and security procedures established by Davidson. No right or interest in this Agreement shall be assigned by Contractor without the prior written permission of Davidson, and no delegation of the performance of the Services or other obligations owed by Contractor to Davidson shall be made without the prior written consent of Davidson. This Agreement shall be deemed to have been made and executed in the State of California and any dispute arising hereunder shall be resolved in accordance with the law of California. This Agreement may be amended, altered or modified only by an instrument in writing, specifying such amendment, alteration or modification, executed by both parties. This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements. Nothing herein contained shall be binding upon the parties until this Agreement has been executed by an officer or agent of each and has been delivered to the parties.

Agreed to and Accepted:

DAVIDSON & ASSOCIATES, INC.                     CONTRACTOR


By: /s/ Lawrence S. Gross                       Signature /s/ Igor Razboff
    -------------------------                             --------------------

Title: President                                52-1283993
       ----------------------                   ------------------------------
                                                Federal Tax ID #

Date: 4/16/97                                   Date: 4/16/97
      -----------------------                         ------------------------

================================================================================
DAVIDSON & ASSOCIATES, INC. PSA AGREEMENT  (revised 1/97)                 Page 2


Page Acknowledgment:       DAVIDSON ______________  CONTRACTOR ________________

                                    EXHIBIT A


1.    SERVICES


Subject to early termination in accordance with Paragraph 4 of this Agreement, Contractor will provide the services of the three (3) individuals listed below from the effective date of this Agreement through December 31, 1998. Each individual will perform Services for Davidson as assigned by Igor Razboff at the monthly rates set forth below.

  Name                                           Biweekly price of Services
  ----                                           --------------------------
  Boris Bigoulaev                                $2,364.50
  Denis Bekman                                   $1,983.09
  Mikhail Tchekmarev                             $1,983.09



2.    PAYMENT

Contractor shall be paid for the Services as set forth above.

3.    EXPENSES

The following authorized expenditures are the maximum that Contractor shall be eligible to receive as a reimbursement. Contractor must produce receipts for all preapproved expenses for which Davidson will reimburse Contractor within fifteen
(15) business days of receiving such receipts and expense reports. All expenses incurred by Contractor not specifically approved herein shall be the sole responsibility of Contractor.

   Amount          Approved Expenses
   ------          -----------------

    None           None


4.    PAYMENT SCHEDULE

Contractor will submit an invoice for the payment of Services on a monthly basis. Davidson will pay Contractor within fifteen (15) business days following the receipt of Contractor's invoice. All invoices must be sent to Davidson & Associates, Inc. attention: Controller at 19840 Pioneer Avenue, Torrance, CA 90503.

5.    WORK FOR HIRE EXCLUSIONS

The following includes all subject matter that is excluded from the assignment of rights granted in Section 7, but which is licensed under Section 9(b):

      1. NONE













================================================================================
DAVIDSON & ASSOCIATES, INC. PSA AGREEMENT  (revised 1/97)                 Page 3


Page Acknowledgment:       DAVIDSON ______________  CONTRACTOR ________________

                                    EXHIBIT F
                                    ---------

                              ASSUMPTION AGREEMENT
                              --------------------

       THIS ASSUMPTION AGREEMENT, dated as of April 16, 1997 (this "Agreement"), is made between CAPITOL MULTIMEDIA, INC., a Delaware corporation ("Seller"), and DAVIDSON & ASSOCIATES, INC., a California corporation ("Buyer").

                                 R E C I T A L S
                                 - - - - - - - -

       A. The parties have entered into an Asset and Stock Purchase Agreement dated as of April 16, 1997 (the "Purchase Agreement"), pursuant to which, on the date hereof, Seller will sell, assign, transfer and convey to Buyer, and Buyer will purchase and accept from Seller, all of Seller's right, title and interest in and to the Purchased Assets. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

       B. As part of the consideration for the sale by Seller to Buyer of the Purchased Assets as contemplated by the Purchase Agreement, Buyer has agreed to assume certain debts, liabilities and obligations of Seller.

                                A G R E E M E N T
                                - - - - - - - - -

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1. ASSUMPTION OF OBLIGATIONS. Buyer, for itself and its successors and assigns, hereby assumes and agrees to pay, perform and discharge when due, all of the following debts, liabilities and obligations of Seller, whether absolute, contingent, accrued or otherwise:

              (a) all liabilities and obligations of Seller arising under the Liabilities Assumed as more particularly set forth in Parts 1, 2, 3 and 4 of Schedule 1.3 to the Agreement;

              (b) all debts, liabilities and obligations relating to, or arising out of, the Purchased Assets from and after the date hereof; and

              (c) all liabilities for taxes relating to, or arising out of, the operation of ZAO AMI from and after the date hereof; and



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

       2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, excluding the laws pertaining to conflicts or choice of law.


              IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the first date written above.


                              DAVIDSON & ASSOCIATES, a California corporation


                              By: /s/ Lawrence S. Gross
                                  ---------------------------------------------
                                  Lawrence S. Gross

                              Title: President
                                     ------------------------------------------


                              CAPITOL MULTIMEDIA, INC., a Delaware corporation


                              By: /s/ Igor Razboff
                                  ---------------------------------------------
                                  Igor Razboff

                              Title: Chairman and CEO
                                     ------------------------------------------

                                    EXHIBIT G
                                    ---------


                                 ENGINE LICENSE
                                 --------------

This document ("Agreement") is entered into as of the closing date for that certain Asset and Stock Purchase Agreement dated April 16, 1997 (the "Purchase Agreement"), by and between Davidson & Associates, Inc.
("Buyer"), and Capitol Multimedia, Inc. ("Seller").

WHEREAS, Buyer and Seller are parties to the Purchase Agreement, whereby Buyer is purchasing certain assets and assuming certain liabilities of Seller; and

WHEREAS, as partial consideration for the purchase price paid by Buyer to Seller under the Purchase Agreement, Seller hereby grants to Buyer the following license.

NOW THEREFORE, by reason of the foregoing premises and in consideration of the mutual covenants and premises hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth below:

       a) "Intellectual Property Rights" shall mean any and all rights existing from time to time under patent law, copyright law, trade secret law, moral rights law, and any and all other similar proprietary rights and any renewals and extensions thereof, now or hereafter in force and effect in the United States and throughout the universe.

       b) "Engine" shall mean the Magic Composer Tool Suite Interactive Game Editor, Runtime Engine and Line Tester Software. The Magic Composer Tool Suite includes the Magic Composer and the Magic Composer Windows and Macintosh Runtime Engines. The Magic Composer is a tool which allows non-programmers to assemble animation intensive interactive multimedia titles. The tool includes editors for animation, bitmaps, fonts, hotspots, text strings, sound placement, and events. It also has a highly developed scripting language which accommodates the creation of complex interactive designs. The tool is written in C++ and runs on Win95 and WinNT computers. It has a modular design which allows the easy inclusion of new data types, editors, and functionality. The Magic Composer generates one set of resource files which can be used by both the Windows and Macintosh versions of the Runtime Engines. The Line Tester Software displays pencil animation on a computer screen and allows the frames to be edited and/or rearranged.

       c) "CUC Group" shall mean the subsidiaries and unincorporated divisions of CUC International, Inc., whether now existing or hereafter acquired or created, and their respective successors and assigns.

2. GRANT OF LICENSE. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants to Buyer and Buyer hereby accepts a non-exclusive, perpetual, royalty-free, worldwide license in and to the Engine only in combination with multimedia software products developed by and/or for the CUC Group:

       (a) including but not limited to any and all Intellectual Property Rights therein and thereto, including the right to display, perform, reproduce, distribute, prepare derivative works, use, advertise, promote, market, sell, lease, rent, manufacture and/or otherwise exploit the Engine, any and all derivative works thereof, and any and all elements of any of the foregoing, in any and all media throughout the universe, whether now known or hereafter devised, including but not limited to any exploitation in any configuration including but not limited to optical disk-, magnetic disk-, floppy-, tape-, and cartridge-based platforms, coin-activated platforms, electronic distribution via broadband and/or narrow band networks, satellite transmission, and bundling with other products produced by Buyer or third parties and the right to adapt, change, revise, edit, abridge or rearrange the Engine, any and all derivative works thereof, and any and all elements of the foregoing, and to combine same with other works; and

       (b) including the right to sublicense the Engine, and any and all derivative works and improvements thereof, to third parties engaged by the Buyer for the purpose of developing products for the Buyer, including, without limitation, any Intellectual Property Rights claimed by Seller with respect to the Engine.

Seller hereby waives, for itself and on behalf of any authors and their heirs, executors, administrators and assigns, the benefit of any law, doctrine or principle known as "Droit Moral," or "moral rights of authors" or any similar law, doctrine or principle however denominated throughout the universe.

3. OWNERSHIP OF THE PRODUCT The Seller owns and will retain all title, copyright, trademark and other proprietary rights in and to the Engine. This Agreement is NOT a sale of the Engine or any copy of it. Notwithstanding the foregoing, however, Licensee shall own all title and Intellectual Property Rights in and to any derivative works or improvements to the Engine made by the CUC Group and its sublicensees.

       3.1 Buyer will not sell, license, sublicense, rent, or otherwise transfer the Engine, as a stand alone product outside the CUC Group without the written permission of the Seller. The Seller will not withhold permission to assign this Agreement as long as the Seller will permanently transfer its future rights to the entire Engine (including all components and archival copies, if any, but excluding all derivative works and improvements of the Engine), and the entity which wishes to assume the rights and obligations granted to Buyer hereunder agrees to the terms and conditions of this Agreement.

4. TERMINATION. The Seller may terminate this license in the event of any failure or default in the performance of any provisions of this license with a written notice to the

Buyer and if the Buyer fails to cure said failure or default to the satisfaction of the Seller within 30 days after such notice. Upon the termination of this license, the Buyer will promptly return to the Seller or destroy all copies of the Engine and related documentation covered by this license.

5. Limitation of Liability. THE BUYER HEREBY ACKNOWLEDGES RECEIPT OF THE ENGINE IN THE "AS IS" CONDITION. THE SELLER SHALL NOT BE LIABLE FOR SPECIAL, TORT, CONSEQUENTIAL, COLLATERAL OR INCIDENTAL, PERSONAL OR PROPERTY DAMAGE AS A RESULT OF ANY BREACH OF WARRANTY, EXPRESSED OR IMPLIED, ARISING OUT OF THE LICENSE OF THE ENGINE HEREUNDER AND THE SOLE AND EXCLUSIVE REMEDY AGAINST THE SELLER SHALL BE LIMITED TO THE COST OF REPLACEMENT OF THE DAMAGED MEDIA, BUT IN NO EVENT SHALL THE SELLER BE LIABLE FOR ANY DAMAGES AS A RESULT OF THE COST OF REMOVAL OR REINSTALLATION, OUTSIDE COMPUTER TIME, LABOR COSTS, LOSS OF GOOD WILL, LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF USE OR INTERRUPTION OF BUSINESS. THE COLLECTIVE LIABILITIES OF THE SELLER ARE SUBJECT TO THE LIMITATION OF LIABILITIES DESCRIBED IN THIS AGREEMENT.

6. GENERAL The terms of this license shall be construed in accordance with the substantive laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


SELLER                                    BUYER


BY: /s/ Igor Razboff                      BY: /s/ Lawrence S. Gross
    ----------------------------              -------------------------
    Igor Razboff                              Lawrence S. Gross


DATE: 4/16/97                             DATE: 4/16/97
      --------------------------                -----------------------

                                    EXHIBIT H
                                    ---------

                              FORM OF BILL OF SALE

       BILL OF SALE, made, executed and delivered effective as of the 16th day of April, 1997, by Capitol Multimedia, Inc., a Delaware corporation ("SELLER"), to Davidson & Associates, Inc., a California corporation ("BUYER").


                                   WITNESSETH:

       WHEREAS, Buyer and Seller are parties to an Asset and Stock Purchase Agreement, effective as of April 16, 1997, (the "AGREEMENT"), providing for, among other things, the transfer and sale to Buyer of the Purchased Assets, as that term is defined in the Agreement and all as more fully described therein, for consideration in the amount and on the terms and conditions provided in the Agreement; and

       WHEREAS, the parties now desire to carry out the intent and purpose of the Agreement by Seller's execution and delivery to Buyer of this instrument evidencing the sale, conveyance, assignment, transfer and delivery to the Buyer of all of the Purchased Assets to be conveyed under the Agreement;

       NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged:

       Seller has, effective from and after the date hereof, sold, conveyed, assigned, transferred and delivered, and by this Bill of Sale does, effective from and after the date hereof, sell, convey, assign, transfer and deliver unto Buyer, its successors and assigns, forever, all of Seller's right, title and interest in the Purchased Assets to have and to hold all of such Purchased Assets unto Buyer, its successors and assigns forever.

       Seller hereby covenants and agrees that, from time to time after the delivery of this instrument, at Buyer's request and without further consideration, Seller will execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate the transactions contemplated by the Agreement and to vest in Buyer full right, title and interest in and to the Purchased Assets being transferred hereby and thereby.

       IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by a duly authorized officer of Seller effective as of the date first above written.

                                          CAPITOL MULTIMEDIA, INC.


                                          By: /s/ Igor Razboff
                                              ----------------------------
                                          Name: Igor Razboff
                                          Title: Chairman and CEO



                            CORPORATE ACKNOWLEDGMENT
                            ------------------------


STATE OF MASSACHUSETTS)
                   :ss:
COUNTY OF MIDDLESEX)

       On the 16 day of April, 1997, before me personally came Igor Razboff, to me known, who, by me being duly sworn, did depose and say that deponent is the Chairman and CEO of Capitol Multimedia, Inc., the corporation described in the within document; and the deponent executed such document on behalf of said corporation with full authority to do so.



[NOTARY SEAL]                           /s/ Patrice Strom
                                        ---------------------------
                                               Notary Public

                                    EXHIBIT I

                          LEASE ASSIGNMENT AND RELEASE
                          ----------------------------


       AGREEMENT, made upon the Effective Date (as defined below) by and between Concord Office Realty Associates (hereinafter called "LESSOR"), Capitol Multimedia, Inc., a Delaware corporation with its principal place of business in Concord, Massachusetts (hereinafter called "LESSEE") and Davidson & Associates, Inc., with its principal place of business in Torrance, California (hereinafter called "ASSIGNEE").

       Reference is made to a lease dated September 5, 1996 (the "Lease"), between LESSOR and LESSEE covering certain premises consisting of portions of the building described in Appendix A of the Lease containing approximately 5443 square feet, which building is known as and numbered 200 Baker Avenue, Concord, Massachusetts (hereinafter called the "leased premises"); and

       Reference is further made to the fact that each of the parties hereto desire that the interest of LESSEE in the Lease be assigned by LESSEE to ASSIGNEE and that LESSEE be fully released from all future obligations under the Lease.

       Accordingly, in consideration of the foregoing and mutual covenants hereinafter set forth, the parties hereto do agree each with the other as follows:

1. LESSEE hereby assigns and transfers all of its rights, title and interest in the Lease and the leased premises to ASSIGNEE effective upon the closing date for that certain Asset and Stock Purchase Agreement dated April 16, 1997 (the "Effective Date").

2. ASSIGNEE hereby accepts the foregoing assignment and assumes and agrees to perform all of the obligations of LESSEE under the Lease arising or accruing on or after the Effective Date. In no event shall ASSIGNEE be responsible for any damages, costs, expenses, claims or liabilities arising out of any acts, omissions or occurrences arising or accruing before the Effective Date.

3. LESSOR hereby consents to the assignment of LESSEE's interest in the Lease and security deposit to ASSIGNEE notwithstanding any language to the contrary in the Lease.

4. LESSOR and LESSEE further warrant and represent to ASSIGNEE that (i) the Lease attached hereto as Exhibit I-4 is a true and complete copy thereof and there are no amendments or modifications thereto; (ii) the Lease has been duly authorized and is the legal, valid and binding obligation of the parties thereto; and (iii) LESSEE's interest in the Lease is free and clear of any liens, encumbrances or adverse interests of any third parties. The representations and warranties contained in this Section 4 shall survive after the date hereof.

5. LESSEE will indemnify ASSIGNEE against and hold ASSIGNEE harmless from any and all loss, liability and expense (including reasonable attorney's fees and court costs) arising out of any breach by LESSEE of its representations and warranties contained in the Agreement and ASSIGNEE will indemnify LESSEE against and will hold LESSEE harmless from any loss, liability and expense (including reasonable attorney's fees and court costs) arising out of any breach by ASSIGNEE of its agreements contained in this Agreement on or after the date hereof.

6. This Agreement may not be modified or terminated orally or in any manner other than by agreement in writing signed by the LESSOR and ASSIGNEE or their respective successors and assigns.

     EXECUTED as a sealed instrument on the day and year first above written in three counterpart copies, each of which shall be deemed to be an original and all together but one and the same instrument.



                        LESSOR:

                              By: /s/ Bruce Gurall
                                  -----------------------------
                                  Bruce Gurall

                        LESSEE:

                              By: /s/ Igor Razboff
                                  -----------------------------
                                  Igor Razboff

                              Title: Chairman and CEO



                        ASSIGNEE:


                              By: /s/ Lawrence S. Gross
                                  -----------------------------
                                  Lawrence S. Gross

                              Title: President

                LEASE BETWEEN: CONCORD OFFICE REALTY ASSOCIATES &
                     CAPITOL MULTIMEDIA, INC. DATED: 9/5/96

                                   EXHIBIT I-4
                                   -----------



                                  LEASE BETWEEN




                        CONCORD OFFICE REALTY ASSOCIATES


                                       AND


                            CAPITOL MULTIMEDIA, INC.






                            FOR PREMISES LOCATED AT:


                    200 BAKER AVENUE, CONCORD, MASSACHUSETTS



                            DATED: SEPTEMBER 5, 1996

                LEASE BETWEEN: CONCORD OFFICE REALTY ASSOCIATES &
                     CAPITOL MULTIMEDIA, INC. DATED: 9/5/96


                              TABLE OF CONTENTS
                              -----------------

                                                                      PAGE #
                                                                      ------

1.1      REFERENCE SUBJECTS                                              1
2.1      PREMISES AND TERMS                                              3
2.2      LANDLORD WORK                                                   3
2.3      TENANT WORK                                                     3
3.1      ANNUAL BASE RENT                                                4
3.2      ADDITIONAL RENT - TAXES AND OPERATING EXPENSES                  4
4.1      TENANT'S COVENANTS                                              5
4.1.1    MAINTENANCE                                                     6
4.1.2    USE AND COMPLIANCE WITH LAW                                     6
4.1.3    LIENS AND ENCUMBRANCES                                          6
4..1.4   INDEMNITY                                                       6
4.1.5    LANDLORD'S RIGHT TO ENTER                                       6
4.1.6    PERSONAL PROPERTY AT TENANT'S RISK                              7
4.1.7    OVERLOADING, NUISANCE, ETC                                      7
4.1.8    YIELD UP                                                        8
4.1.9    HOLDING OVER                                                    8
4.1.10   ASSIGNMENT                                                      8
5.1      BUILDING SERVICES                                               9
5.1.1    LANDLORD'S REPAIR                                               9
5.1.2    OFFICE IDENTIFICATION                                           9
5.1.3    GROUNDS MAINTENANCE                                             9
5.1.4    ELEVATOR, HEAT AND AIR CONDITIONING, WATER                      9
5.2      INTERRUPTIONS                                                  10
6.1      TENANT'S INSURANCE                                             10
6.2      DAMAGE OR DESTRUCTION OF PREMISES                              10
6.3      EMINENT DOMAIN                                                 11
7.1      EVENTS OF DEFAULT                                              11
7.2      REMEDIES CUMULATIVE; JURY WAIVER                               14
7.3      EFFECT OF WAIVERS OF DEFAULT                                   14
7.4      LANDLORD'S CURING AND ENFORCEMENT                              14
7.5      LANDLORD'S DEFAULT                                             14
8.1      NOTICE                                                         15
8.2      QUIET ENJOYMENT                                                15
8.3      LIMITATION OF LANDLORD'S LIABILITY                             15
8.4      EXCUSABLE DELAY                                                15
8.5      APPLICABLE LAW AND CONSTRUCTION                                15
8.6      RELOCATION                                                     16
8.7      SECURITY DEPOSIT                                               16
9.1      BROKERS                                                        16
10.1     LANDLORD'S FINANCING                                           17

                LEASE BETWEEN: CONCORD OFFICE REALTY ASSOCIATES &
                     CAPITOL MULTIMEDIA, INC. DATED: 9/5/96


1.1  REFERENCE SUBJECTS.          Each reference to any of the following
------------------------          subjects shall incorporate the following
                                  information.

DATE:                             September 5, 1996

PREMISES:                         Portions of the Building described on
                                  Exhibit A. The rentable area of the Premises for purposes of this Lease is 5,443 Sq. Ft.

BUILDING:                         The building, including surrounding land,
                                  parking areas and other appurtenances located at:

                                     200 Baker Avenue, Concord, MA  01742


LANDLORD:                            Concord Office Realty Associates

ORIGINAL ADDRESS OF LANDLORD:        P.O. Box 459, Concord, MA  01742

LANDLORD'S MANAGING AGENT:           Concord Property Management, Inc.

LEASE PAYMENTS:                      Rent checks should be made payable to:

                                     Concord Office Realty Associates

TENANT:                              Capitol Multimedia, Inc.

ORIGINAL ADDRESS OF TENANT:          7315 Wisconsin Ave., Suite 800 East
                                     Bethesda, MD  20814

TERM BEGINNING DATE:                 November 1, 1996

TERM ENDING DATE:                    October 31, 1999

ANNUAL BASE RENT:                   Annually                      Monthly
                                    --------                      -------
                                  $100,695.50                    $8,391.29

                                       1

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BASE TAXES AND OPERATING
EXPENSE AMOUNT:                     $5.50 multiplied by the rentable area of the
                                    Building of 52,281 Sq. Ft.  ($287,545.50)

TENANT'S PERCENTAGE SHARE:          10.41%

PERMITTED USES:                     Office

SECURITY DEPOSIT:                   $8,391.29

PUBLIC LIABILITY INSURANCE:         $2,000,000

BROKER:                             Concord Property Management, Inc.
                                    Whittier Partners
APPENDICES RIDERS:
                                    EXTENSION TERM RIDER
                                    LANDLORD'S WORK RIDER

EXHIBITS:                           EXHIBIT A - Premises Sketch Plan
                                    EXHIBIT B - Landlord Services

SPECIAL PROVISIONS:                 If Landlord is unable to provide premises
                                    by 12/31/96 the Tenant may terminate lease without penalty to Landlord.



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     2.1 PREMISES AND TERM. Landlord leases to Tenant for the Term beginning on the Beginning and Ending Dates in Section 1.1., and Tenant leases from Landlord, the Premises together with the right to use with others subject to Landlord's rules the common areas of the Building. Landlord reserves the right to install, repair and relocate within the Premises pipes and other equipment, to make additions to the Building and to relocate any common areas. IF Tenant occupies any portion of the Premises prior to the Term Beginning Date, then the Term will begin with such occupancy (and end on the Ending Date). Tenant accepts the Premises in the condition they are now in, or may be in on the Commencement Date, it being agreed that Landlord will have no obligation whatsoever except as expressly set forth herein. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties express or implied concerning the Premises or this Lease. If Landlord is unable to deliver possession due to a holding over or other cause beyond its reasonable control, then Tenant's sole remedy will be a proportionate abatement of Annual Base Rent and additional rent based on the area not delivered until the same is delivered; and the terms of this Lease (including the Ending Date) will not otherwise be affected.

     2.2 LANDLORD WORK. Except as otherwise expressly provided herein ("Landlord's Work"), Landlord will not be required to perform any work in connection with Tenant's occupancy of the Premises. Landlord shall:

                              1) Paint the Premises
                              2) Shampoo carpets

     If Landlord fails to deliver possession of the Premises at the Term Beginning Date, the Landlord shall not be liable for any damages caused thereby, nor shall this lease be void or voidable, but the Commencement Date shall be extended and no rent shall be due until Landlord delivers possession. Provided, however, that notwithstanding the fact that the Commencement Date has been so extended, the Term Ending Date shall remain the same and all the other terms and conditions of this Lease, including, without limitation, all dates and time periods contained herein, shall also remain as stated herein. Notwithstanding the foregoing, Landlord agrees that Landlord will deliver the Premises substantially complete "or" substantial Completion" shall mean that Landlord's improvements to the Premises as defined in Exhibit A have been completed with the exception of minor punch list items which can be completed without reasonable interference with the conduct of Tenant's business.

     2.3 TENANT WORK. Tenant will be responsible for all work (other than Landlord's Work, if any) including demolition, improvements and alterations, to the Premises appropriate to Tenant's occupancy ("Tenant Work"), all of which is subject to Landlord's prior written approval. No Tenant Work costing in excess of $10,000 shall be done except in accordance with plans and specifications. The identity of any contractor will also be subject to Landlord's prior written approval. Tenant will procure all necessary governmental approvals and will perform all Tenant Work in compliance with all applicable laws and in a


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good and workmanlike manner. Tenant will require its contractors to maintain insurance and provide lien waivers as reasonably required by Landlord.

     3.1 ANNUAL BASE RENT. Tenant covenants to pay Annual Base Rent to Landlord in advance in equal monthly installments prior to the first day of each calendar month during the Term at the amount(s) per annum stated in Section 1.1. Tenant will make ratable payment of Annual Base Rent for any portion of a year in which the same accrues, all payments to be in current U.S. exchange at the Original Address of Landlord or such other place as Landlord may by notice in writing to Tenant direct, without demand, set-off or deduction whatsoever.

     3.2 ADDITIONAL RENT - TAXES AND OPERATING EXPENSES. Tenant covenants to pay to Landlord, as additional rent, Tenant's Percentage Share of Base Taxes and Operating Expenses in excess of the Base Taxes and Operating Expenses Amount for each calendar year of Landlord included in the Term; such amount to be paid in monthly installments in advance on the first day of each month in amounts reasonably estimated by Landlord, and with a final payment adjustment between the parties within 14 days after Landlord provides Tenant a statement of Taxes and Operating Expenses for the calendar year. (For periods less than a full fiscal year at the beginning and end of the Term, such amounts will be respectively pro-rated.)

     "Taxes" means all taxes, assessments, betterments, excises, user fees and other governmental charges or payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit, incurred with respect to the Building (including personal property taxes) or upon Landlord, other than a federal or state income tax of general application. Landlord's Taxes also includes reasonable expenses, including fees of attorneys and appraisers, incurred in connection with efforts to obtain abatements or to assure maintenance of Taxes, whether or not successful and whether or not such efforts involve filing of actual abatement applications.

     "Operating Expenses" means all costs paid or incurred in operating, maintaining, managing and repairing the Building including: (i) supplies, materials and labor costs (including indirect and fringe benefits); (ii) utilities including Tenant's electricity charge in section 1.1 and services (including gas, electricity, water, sewer, snow removal, trash removal, landscaping and parking maintenance and repair) and any other cost described in
Section 5.1; (iii) casualty, liability and other insurance expenses (including the amount of any deductible in the event of an insured loss); (iv) management fees which do not exceed those customarily paid with respect to buildings in the area similar to the Building, and fees for testing, licenses or permits; and (v) rental or reasonable depreciation of equipment used in the operation of the Building. In addition, if Landlord replaces any existing improvements or equipment or installs any new improvements or equipment to the Building (including energy conservation improvement that will directly benefit Tenant by reducing operating expenses), then the cost of such items amortized over their reasonable life together with an imputed interest rate at the level then being charged by institutional first mortgagees for permanent first mortgage loans on buildings similar to the Building will be included in Operating Expenses. Costs will be

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ascertained in accordance with generally accepted accounting principles, including allowance for reasonable reserves, and allocated to appropriate fiscal periods on the accrual method of accounting. If less than all of the Building is occupied by tenants, or if Landlord is not supplying all tenants with the services being supplied hereunder, then Operating Expenses will be reasonably extrapolated by Landlord to determine Operating Expenses which would have been incurred if the Building were fully occupied for such year and/or such services were being supplied to all tenants, and such extrapolated amount will be deemed to be the Operating Expenses for such period.

     4.1 TENANT'S COVENANTS. Tenant will do the following, all at its sole cost:

     4.1.1 MAINTENANCE. The Tenant agrees to maintain the leased premises in good condition, damage by fire and other casualty only excepted, and if damaged resultant of Tenant's negligence, to replace plate glass and other glass therein, acknowledging that the leased premises are now in good order and the glass whole. The Tenant shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste.

     4.1.2 USE AND COMPLIANCE WITH LAW. Tenant will use the Premises continuously only for the Permitted Uses and then only as permitted under applicable laws, and will procure all governmental approvals. Tenant will keep the Premises equipped with adequate safety appliances and comply with all requirements of insurance rating bureaus. If Tenant's use of the Premises results in any increase in the premium for any insurance carried by Landlord, then upon notice Tenant will pay the same to Landlord as additional rent.

     4.1.3 LIENS AND ENCUMBRANCES. Tenant will within 10 days commence to and within 30 days remove any lien, notice of contract or other encumbrance of Landlord's property or Tenant's leasehold which arises for any reason, voluntarily or involuntarily, specifically caused by acts or omissions of Tenant, its employees, vendors, or invited guests.

     4.1.4 INDEMNITY. Upon assuming control of Premises, Tenant will assume all tort liabilities incident thereto; and Tenant will indemnify, save harmless and defend Landlord and its trustees, beneficiaries, partners, mortgagees, officers, directors, employees, agents, independent contractors, invitees and other persons acting under Landlord ("Indemnitees") from all liability, claim or cost (including reasonable attorneys' fees of counsel of an Indemnitee's choice against whom Tenant makes no reasonable objection) arising in whole or in part out of any injury, loss, theft or damage (unless such is due solely and directly to the negligence of Landlord or its employees) to any person or property while on or about the Premises or out of any condition within the Premises or out of any breach of any Lease covenant or from any act or omission of Tenant or persons claiming under Tenant (or any of their agents, employees, independent contractors or invitees).

     4.1.5 LANDLORD'S RIGHT TO ENTER. Upon such notice if any as is reasonable under the circumstances Landlord may enter the Premises for the purpose of exercising any of its rights or protecting its property or of showing the Premises to prospective purchasers or lenders,

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and during the last 12 months of the Term to prospective tenants (and may keep affixed notices for letting and selling). Except in an emergency, Landlord will be subject in entering to reasonable security conditions, if any, set forth in writing to Landlord by Tenant.

     4.1.6 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, trade fixtures, equipment, effects and property which during the occupancy by Tenant (or persons claiming under Tenant) may be on the Premises or elsewhere on Landlord's property, shall be at the sole risk of Tenant. Except to the extent damage is caused solely and directly by the negligence of Landlord or its employees, Landlord will not be liable for damage to person or property sustained by Tenant or any person claiming under Tenant.

     4.1.7 OVERLOADING, NUISANCE, ETC. Tenant will not, either with or without negligence, overload or otherwise damage Landlord's property or the Premises; commit any nuisance; allow the release or other escape of any biologically or chemically active or other toxic or hazardous substances so as to affect even temporarily any element of Landlord's property or the Premises, or allow the storage or use of such substances in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances; nor shall Tenant bring onto the Premises any such substances except to use in the ordinary course of its business and then only after written notice is given to Landlord of the identity of such substances; permit the occurrence of objectionable noise or odors; or suffer any waste to Landlord's property or the Premises. Hazardous substances include those described in any local, state or federal law or regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Massachusetts Hazardous Waste Management Act and the Massachusetts Oil and Hazardous Material Release Prevention Act. Tenant will execute affidavits from time to time at Landlord's request concerning Tenant's knowledge of hazardous substances on the Premises or Landlord's property. In all events, Tenant will indemnify Landlord and its mortgagees in the manner elsewhere provided from any release of hazardous substances on the Premises occurring while Tenant is in possession or elsewhere due to any act or omission of Tenant or persons claiming under Tenant (or any of their agents, employees, independent contractors or invitees). (At the request of Landlord, Tenant will confirm such indemnity directly with mortgagees.)

     4.1.8 YIELD UP. At the expiration or earlier termination of the Term, Tenant (and all persons claiming under it) will, without any notice surrender the Premises (including all Tenant Work and equipment and fixtures used in connection with Tenant's occupancy except such items as Landlord may direct to be removed, which items shall then be removed by Tenant and the Premises restored to their pre-existing condition) and all keys (or security system codes), remove all of its property not bolted or otherwise attached to the Premises (and such property bolted or attached to the Premises as Landlord may direct), and all Tenant's signs wherever located, in each case repairing damage which results from such removal and restoring the Premises to a fully functional and tenantable condition (including filling of all floor holes, removal of all disconnected wiring back to junction boxes and replacement of all damaged ceiling tiles). Tenant shall yield up the Premises broom clean

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and in good order with allowance for reasonable wear and tear. Any property not so removed will be deemed abandoned and may be removed and disposed of by Landlord, and Tenant will pay to Landlord the cost of removal and disposition.

     4.1.9 HOLDING OVER. If Tenant (or anyone claiming under Tenant) remains in possession of any part of the Premises after the termination of the Term, then Tenant will be deemed a tenant at sufferance, will thereafter pay prorated Annual Base Rent at double the amount payable for the twelve month period immediately preceding such termination, will pay all additional rent and will perform all covenants and will also be liable for all damages, including consequential damages.

     4.1.10 ASSIGNMENT. Tenant will not assign this Lease, or sublet or license any portion of the Premises (collectively, "transfer") without obtaining on each occasion the prior written consent of Landlord. If the consideration, rent or other charges payable to Tenant under any consent to transfer exceed the rent to be paid hereunder (pro-rated based on floor area in the case of any occupancy of less than the entire Premises), then Tenant shall pay to Landlord, as additional rent, the amount of such excess when and as received. Tenant may deduct from increase, the cost of any required Tenant fit up and associated brokerage. Without limitation, any lump-sum payment or series of payments (including the purchase of so-called leasehold improvements on account of any transfer) will be deemed to be in excess of rent). Notwithstanding any consented to transfer of this Lease, Tenant's (and any guarantor's) liability will remain direct and primary. In the case of any requested consent, Tenant will deliver at the time
(i) a true and complete copy of the proposed instrument containing all of the terms of the transfer, and (ii) a written agreement of the transferee agreeing directly with Landlord jointly and severally with Tenant to observe all of the terms of this Lease. Landlord may collect rent and other charges from such transferee (and upon notice the transferee will pay the same directly to Landlord) and apply the net amount collected to the rent herein. No consented to transfer shall be deemed the acceptance of the transferee as a tenant or a release of Tenant or any guarantor from direct and primary liability for this Lease. Consent to any transfer will not relieve Tenant from obtaining consent to any modification of the transfer or a further transfer, nor will Landlord's consent alter the terms of this Lease, to which any transfer will always be subject. The breach by Tenant of any covenant in this Section will be a default for which there is no cure period. Tenant may assign lease to a directly related entity of equal or greater worth with landlord's reasonable consent.

     5.1 BUILDING SERVICES. Landlord will furnish, in addition to those services in Exhibit B, the following, subject to the other provisions of this Lease as outlined in Exhibit B.

     5.1.1 LANDLORD'S REPAIR. Landlord will reasonably repair the foundations, exterior walls, structural floors, non structural floors, plumbing, electrical, roof, heating, ventilating and air conditioning systems, and common areas (including elevators if any) of the Building insofar as such elements affect the Premises; but in no event will Landlord repair glass, windows or doors of the Premises if damaged by Tenant's negligence.


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     5.1.2 OFFICE IDENTIFICATION. Landlord will provide at Tenant's expense
Tenant's name on entry doors to the Premises, all to be in Building standard graphics. If Office Directories and outdoor signs are provided they shall be in Building standard graphics with the cost being shared by Tenant on the basis of the percentage share stated in 1.1.

     5.1.3 GROUNDS MAINTENANCE. Landlord will reasonably maintain the grounds and parking areas adjacent to the Building, including snow removal.

     5.1.4 ELEVATOR, HEAT AND AIR CONDITIONING, WATER. Landlord will: (i) provide, elevator service 24 hours each day. (ii) furnish heat and air conditioning during the normal heating and cooling season on business days; and
(iii) provide hot and cold water for domestic purposes. If Tenant requires additional air conditioning and/or electricity for business machines, meeting rooms or other purposes, or because of occupancy or unusual electrical loads beyond normal office use including lights, typewriters, personal computers and coffee machines, and additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed and maintained by Landlord at Tenant's sole cost, including a separate electrical meter, but only to the extent that the same are compatible with the Building and its mechanical systems. Landlord shall supply tenant electric for normal office use including lights, typewriters, coffee machine and personal computers not requiring additional air conditioning. Landlord may institute reasonable rules for the conservation of energy.

     5.2 INTERRUPTIONS. Landlord will not be liable in damages or by reduction of rent for inconvenience or loss of business arising from its exercising any rights or performing any duty, or on account of any delay described in Section 8.4; nor will the same give rise to a claim of constructive eviction. In case of emergency, Landlord reserves the right to stop any service or utility when necessary.

     6.1 TENANT'S INSURANCE. Tenant will maintain comprehensive public liability insurance naming Landlord and if requested Landlord's mortgagees, as additional insureds in an amount at least equal to the amount set forth in Section 1.1. Such insurance will provide that it will not be canceled, terminated or changed except after at least 30 days prior written notice to Landlord (and its mortgagees). The policy or certificates will be deposited with Landlord at the beginning of the Term, and renewals will be so deposited not less than 30 days prior to expiration. Any insurance carried by Tenant with respect to the Premises will include provisions denying the insurer subrogation rights against Landlord, and Tenant waives any claim against Landlord for injury or loss covered by its insurance.

     6.2 DAMAGE OR DESTRUCTION OF PREMISES. If through no act or neglect of Tenant (or persons acting under Tenant) any part of the Premises are damaged by fire or other insured casualty, then Landlord will proceed with diligence, subject to then applicable laws and to insurance proceeds being received and made available by mortgagees, to repair such damage, excluding any items which Tenant is permitted to remove upon expiration (which items will be Tenant's responsibility to repair.) If any substantial part (meaning more than 25% of


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insurable value) of the Premises or the Building (even if not including any portion of the Premises) are damaged by casualty, or if any casualty occurs to the Premises during the last year of the Term and its repair will reasonably cost in Landlord's opinion more than $10,000, then at Landlord's election the Term of this Lease may be terminated by written notice to Tenant within six (6) months following adjustment of the casualty loss. Tenant will be entitled to a just abatement of Annual Base Rent so long as such damaged was not caused by its (or such persons') act or neglect. If any mortgagee refuses without fault by Tenant (or such persons) to permit insurance proceeds to be applied to repair of the Premises and Landlord has not otherwise commenced such repair within six months following adjustment of the casualty loss, then Tenant may until any such replacement commences terminate this Lease by giving at least thirty days prior written notice to Landlord. Except as provided in this paragraph, Tenant's obligation to pay all rent and to perform all other terms of this Lease will not be affected by any casualty.

     6.3 EMINENT DOMAIN. If all or any substantial part of the Premises or the Building (meaning in either case more than 25% of floor area) are taken by power of eminent domain, then by written notice given to the other within six months following such taking the Term of this Lease may be terminated at either Landlord's or Tenant's election. If this Lease is not so terminated then Landlord will within a reasonable time diligently restore what may remain of the Premises (excluding any items which Tenant is permitted to remove upon expiration) to a tenantable condition and Annual Base Rent will be equitably adjusted.

     7.1 EVENTS OF DEFAULT. If Tenant fails to pay Annual Base Rent, additional rent or any other sum when due and such default continues for ten days after notice is given; or if more than two default notices are properly given in any twelve month period, or if Tenant vacates substantially all of the Premises, or if Tenant (or any transferee of Tenant) makes any transfer of the Premises in violation of this Lease, or if a petition is filed by Tenant (or any transferee or guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or if any similar petition is filed against Tenant (or any transferee or guarantor) and such petition is not dismissed within thirty days thereafter, or if any representation or warranty made by Tenant is untrue in any material respect, or if Tenant fails to perform any other covenant or condition hereunder and such default continues longer than any period expressly provided for the correction thereof (and if no period is expressly provided then for fifteen days after notice is given, provided, however, that such fifteen day period shall be reasonably extended in the case of a non-monetary default if the matter complained of can be cured but the cure cannot be completed within such period and Tenant begins promptly and thereafter diligently completes the cure; but if such matters cannot be cured then there will be no cure period), then, and in any such case, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter, without demand or notice and with or without process of law, enter upon any part Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or at any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord's former estate. At Landlord's election such notice of termination


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may be included in any notice of default. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligation of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any). If any payment of Annual Base Rent, additional rent, or other sum is not paid when due, then Landlord may at its option in addition to all other remedies hereunder impose an administrative late charge on Tenant equal to 5% of the amount in question, which late charge will be due upon demand as additional rent.

Rent forgivenesses, allowances for (and/or Landlord expenses in designing and constructing) Tenant initial finish work and leasehold improvements to ready the Premises for Tenant's occupancy and the like (collectively "Tenant Inducements"), if any, have been agreed to by Landlord as inducements for Tenant faithfully to perform all of its obligations. For all purposes, upon the occurrence of any default and the lapse of the applicable cure period, if any, any Tenant Inducements shall be deemed void as of the date hereof as though such had never been included, and the aggregate amounts (or value) thereof will be deemed to be additional rent then immediately due. The foregoing will occur automatically without any further notice by Landlord, whether or not the Term is then or thereafter terminated and whether or not Tenant thereafter corrects such default.

If the Term is terminated for default, the Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord's reasonable costs, including attorneys fees, related thereto and in collecting amounts due and all reasonable expenses in connection with reletting, including tenant inducements, brokerage commissions, fees for legal services, expenses of preparing the Premise for reletting and the like ("Reletting Expenses"). It is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms which may be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its sole discretion considers advisable, and (ii) make such alterations to the Premises as Landlord in its sole discretion considers advisable, and no failure to relet or to collect rent under any reletting shall operate to reduce Tenant's liability. Any obligation to relet imposed by law will be subject to Landlord's reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like Landlord's Reletting expenses together with all other sums provided for whether incurred prior to or after such termination will be due upon demand.

If the Term of this Lease is terminated for default, then unless and until the Landlord elects lump sum liquidated damages described in the next paragraph below, Tenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations in the same manner as if the Term had not been terminated. In calculating such amounts Tenant will be credited with the net proceeds of any


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rent then actually received by Landlord from a reletting of the Premises after deducting all sums to be paid by Tenant and not then paid.

If this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after termination, to pay forthwith to Landlord at Landlord's election made by written notice at any time after termination, as liquidated damages a single lump sum payment equal to the sum of (i) all sums to be paid by Tenant and not then paid at the time of such election, plus (ii) the excess of all of the rent reserved for the residue of the Term (with additional rent on account of Taxes and Operating Expenses deemed to increase 10% in each year on a compounding basis) over all of the rent which Tenant shows by clear and convincing evidence will be received on account of reletting the Premises during such period, which rent will be reduced by reasonable projections of vacancies and by Landlord's Reletting expenses to the extent not then paid to Landlord.

     7.2 REMEDIES CUMULATIVE; JURY WAIVER. All rights and remedies of Landlord will be cumulative. Landlord and Tenant each waive trial by jury in any summary proceeding or in any action based on non-payment of rent; and Tenant further agrees that it will not interpose any counterclaim or set-off in any such proceeding.

     7.3 EFFECT OF WAIVERS OF DEFAULT. Any consent or waiver by Landlord to any act or omission which otherwise would be a default will only be done in writing and will not be deemed to permit other similar acts or omissions. The failure to seek redress for any default or the receipt of rent with knowledge of any default will never be deemed a consent to or waiver of such default. Delivery of keys or rent to Landlord following any default will not be deemed an acceptance of surrender of the Premises or a waiver of the default. No acceptance by Landlord of a lesser sum than the amount then due will be deemed to be other than an account of the earliest installment of such amount due; nor shall any endorsement on any check be deemed an accord and satisfaction, and Landlord may negotiate such check without prejudice to recovering the balance due.

     7.4 LANDLORD'S CURING AND ENFORCEMENT. If any default by Tenant continues after any applicable cure period, then Landlord without waiving its claim may cure such default for the account of Tenant, and any cost incurred will be reimbursed by Tenant, together with an administrative charge of fifteen per cent of the amount thereof, on demand as additional rent. Tenant will pay on demand as additional rent all costs, including such administrative charge and reasonable attorneys' fees, incurred in enforcing this Lease. Without limiting any of its other rights, any sum due will bear interest from the date due at one and one-half per cent for each month (or ratable portion thereof) the same remains unpaid.

     7.5 LANDLORD'S DEFAULT. In no event will Landlord be in default unless notice has been given to it and it fails to perform within thirty days (provided, however, that such thirty day period will be reasonably extended if Landlord begins curing within such period and diligently pursues, or if any mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter diligently pursues such cure).

                LEASE BETWEEN: CONCORD OFFICE REALTY ASSOCIATES &
                     CAPITOL MULTIMEDIA, INC. DATED: 9/5/96


     8.1 NOTICE. All notices will be in writing and will be deemed duly given if mailed by certified mail, postage prepaid, addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice so sent will be deemed duly given on the second business day following the say of such mailing.

     8.2 QUIET ENJOYMENT. Upon Tenant's paying all rent and performing all covenants, it may peaceably and quietly enjoy the Premises during the Term without disturbance by Landlord, subject always to the terms of this Lease, provisions of law and rights of record to which this Lease is or may become subordinate.

     8.3 LIMITATION OF LANDLORD'S LIABILITY. Landlord will be liable only for defaults occurring while it is owner of the fee of which the Premises are a part. Tenant (and all persons claiming under Tenant) agrees to look solely to Landlord's interest from time to time in the fee of which the Premises are a part for satisfaction of any claim or recovery of any judgment from Landlord; it being agreed that neither Landlord nor any trustee, beneficiary, partner, officer, director, employee or agent of Landlord will every be personally or individually liable to Tenant (or such persons). In no event will Landlord ever be liable to Tenant (or such persons) for indirect or consequential damages.

     8.4 EXCUSABLE DELAY. In any case where either party is required to do any act (other than the payment of Annual Base Rent, additional rent or any other sum), delays resulting from war, civil commotion, fire flood or other casualty, labor difficulties, unavailability of labor, materials, equipment, energy or utility services, unusually severe weather, or other causes beyond such party's reasonable control will not be counted in determining the time during which such act is to be completed.

     8.5 APPLICABLE LAW AND CONSTRUCTION. This Lease may be executed in counterpart copies and will be construed as a sealed instrument under the laws of The Commonwealth of Massachusetts. If any provision is to any extent be invalid, the remainder will not be affected. Other than contemporaneous instruments executed and delivered of even date if any, this Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior dealings. This Lease may be amended only by an instrument in writing executed by Landlord and Tenant. The enumeration of specific examples of a general provision will not be construed as a limitation of the general provision. Unless a party's approval or consent is required by its terms not to be unreasonably withheld, such approval or consent may be withheld in the party's sole discretion. If Tenant is granted any extension or other option, time is of the essence and the exercise thereof must be unconditional. The submission of a form of this Lease or a summary of its terms will not constitute an offer, and the parties will only be bound when this Lease is executed and delivered by both. Within one week of either party's request, each agree in favor of the other,

                LEASE BETWEEN: CONCORD OFFICE REALTY ASSOCIATES &
                     CAPITOL MULTIMEDIA, INC. DATED: 9/5/96

to execute, acknowledge and deliver a statement in writing certifying as to matters under this Lease.

     8.7 SECURITY DEPOSIT. On execution, Tenant will pay the Security Deposit amount specified in Section 1.1. The Security Deposit may be mingled with other funds and no fiduciary relationship will be created, nor will Landlord be liable to pay interest thereon. If Tenant defaults then Landlord may, but will not be required, to apply the Security Deposit to the extent necessary to cure the default, and Tenant will reinstate such Security Deposit to the original amount upon demand. Within 30 days after the expiration or earlier termination of the Term the Security Deposit, to the extent not applied, will be returned to the Tenant.

     9.1 BROKERS. Tenant warrants to Landlord that it has not dealt with any broker (other than Landlord's Agent and the person identified as the Broker in Section 1.1, if any) in connection with the Premises, and agrees to indemnify Landlord from any breach of this warranty. The fees of Landlord's Agent (and any Broker named in Section 1.1) will be paid by Landlord.

     10.1 LANDLORD'S FINANCING. Tenant agrees that its rights will be subordinate to present or future mortgages and to all advances thereunder and all modifications, renewals, replacements, extensions and consolidations thereof. Tenant agrees that any mortgagee may at its option elect to subordinate to this Lease. Until a mortgagee forecloses Landlord's equity of redemption, no mortgagee will be liable for failure to perform any of Landlord's obligations (and such mortgagee will thereafter be liable only after it succeeds to and holds Landlord's fee interest and then only as limited herein). No mortgagee will be bound by any payment of rent more than one month in advance. Tenant will if requested by Landlord or any mortgagee give notice of any default by Landlord to such mortgagee; and Tenant agrees that such mortgagee will have a separate, consecutive reasonable cure period of no less than thirty days (to be reasonably extended in the same manner as Landlord's cure period) following Landlord's cure period during which such mortgagee may, but need not, cure such default. If Landlord assigns this Lease or the rents, whether the assignment is conditional in nature or otherwise such assignment will not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee will be responsible only for Landlord's defaults which occur after it succeeds to and only while it holds Landlord's fee interest in the Premises. The provisions of this Section will be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination or other instruments conforming to

                LEASE BETWEEN: CONCORD OFFICE REALTY ASSOCIATES &
                     CAPITOL MULTIMEDIA, INC. DATED: 9/5/96


these provisions whenever requested by Landlord or any mortgagee, and further agrees that its failure to do so within ten days after demand will be default without further cure period.





WITNESS the execution hereof under seal as of the date first set forth above.

TENANT:  Capitol Multimedia, Inc.         LANDLORD: Concord Office Realty Assoc.


BY: /s/ Igor Razboff                      BY: /s/ Bruce A. Gurall
    ------------------------                  ----------------------------
    Igor Razboff                              Bruce A. Gurall
    President                                 General Partner

DATE: 9/5/96                                  9/5/96

                                    EXHIBIT J
                                    ---------

              FORM OF SOFTWARE ASSIGNMENT AND ASSUMPTION AGREEMENT

     This SOFTWARE ASSIGNMENT AND ASSUMPTION AGREEMENT is effective as of the 16th day of April, 1997, by and between CAPITOL MULTIMEDIA, INC., a Delaware corporation, ("Assignor") and DAVIDSON & ASSOCIATES, INC., a California corporation ("Assignee"), with reference to the following facts:

     A. Assignor and Assignee are parties to that certain Asset and Stock Purchase Agreement, effective as of April 16, 1997 (the "Agreement").

     B. In connection with the transactions contemplated by the Agreement, Assignor shall transfer to Assignee all of Assignor's right, title and interest as licensee in and to all license agreements pursuant to which Assignor is permitted to use the Third Party Software (as that term is defined in the Agreement) (the "Software Licenses"), and Assignee shall assume all of Assignor's responsibilities and obligations as licensee thereunder which arise after the date hereof.

     In consideration of the foregoing recitals and the mutual covenants contained herein and in the Agreement, Assignor and Assignee hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns, transfers, sets over unto Assignee all of the right, title and interest of Assignor as licensee in, to and under the Software Licenses, to have and to hold the same unto Assignee, its successors and assigns, for the remainder of the term and renewal terms, if any, referred to therein.

     2. Assignee hereby covenants and agrees with Assignor that it accepts and assumes and agrees to pay, perform, observe and discharge all of the covenants, conditions, agreements, terms and obligations on the part of licensee to be performed under the Software Licenses accruing from and after the date hereof.

     3. This Software Assignment and Assumption Agreement is subject to all the terms, representations, warranties, covenants and conditions contained in the Agreement.

     4. Assignor hereby indemnifies and agrees to defend and hold Assignee harmless from and against all costs (including reasonable attorney's fees), claims, suits, and damages arising from the Software Licenses occurring prior to the date hereof.

     5. Assignee hereby indemnifies and agrees to defend and hold Assignor harmless from and against all costs (including reasonable attorney's fees), claims, suits, and damages arising from the Software Licenses occurring from and after the date hereof.

     6. Assignor agrees to execute and deliver such other or further instruments of transfer or assignment as Assignee may reasonably require to confirm the foregoing, or as may be otherwise reasonably requested by Assignee to carry out the intent and purposes hereof.

     7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                    ASSIGNOR:

                                    CAPITOL MULTIMEDIA, INC.



                                    By: /s/ Igor Razboff
                                       -----------------------------
                                    Name: Igor Razboff
                                    Title: Chairman and CEO


                                    ASSIGNEE:

                                    DAVIDSON & ASSOCIATES, INC.


                                    By: /s/ Lawrence S. Gross
                                       -----------------------------
                                    Name: Lawrence S. Gross
                                    Title: President

                                    Exhibit K


                                Stock Assignment
                                ----------------


FOR VALUE RECEIVED, Capitol Multimedia, Inc., a Delaware corporation, the undersigned hereby sell, assign and transfers 1,000 shares of the capital stock of ZAO, AMI, unto Davidson & Associates, Inc., which stock is standing in the name of Capitol Multimedia, Inc. on the books and record of Capitol Multimedia, Inc. represented by Certificate No. AOL-1740, and do hereby irrevocably constitute and appoint, Paula Duffy as attorney-in-fact to transfer the said stock on the books of the company with full power of substitution in the premises.


Dated:  4/16/97
                                    BY:  Capitol Multimedia, Inc.


                                    By: /s/ Igor Razboff

                                    Title:  Chairman and CEO


                                                 Schedule 1.1 - Purchased Assets
                                           Part 1 - Machinery and Capital Equipment


                                                                               ADMIN/
DECAL #                     MAKE                  MODEL                SN  PRODUCTION  LOCATION  COMMENTS
--------------------------------------------------------------------------------------------------------------------------------
 1029   Electro Mechanical Concepts                            9606500001       P         2       P120/16/1Gig
--------------------------------------------------------------------------------------------------------------------------------
 1031                           TCP                 P120            13846       P         3       P120/16/1Gig
--------------------------------------------------------------------------------------------------------------------------------
 1178                  NEC Notebook        PC-6220-91753         67004816       P         4       P130/16/.5Gig w/CD-ROM/EX. BAT
--------------------------------------------------------------------------------------------------------------------------------
 1187                        Micron       Millennia Plus                        P         4       P150/32M/1Gig
--------------------------------------------------------------------------------------------------------------------------------
 1039                         Nikon            LS-3510AF           211887       P         6       Slide Scanner
--------------------------------------------------------------------------------------------------------------------------------
 1040                          UMAX                UC630                        P         6       Color Scanner
--------------------------------------------------------------------------------------------------------------------------------
 1043   Electro Mechanical Concepts                        P5120020111210       P         6       P120/16/1Gig
--------------------------------------------------------------------------------------------------------------------------------
 1045                        Micron       Millennia Plus                        P         7       P120/32/1Gig
--------------------------------------------------------------------------------------------------------------------------------
 1095                          Urei                LA-22              908       P         9       Compressor
--------------------------------------------------------------------------------------------------------------------------------
 1103                        Roland                 A-80         ZD74389H       P         9       MIDI Keyboard Interface
--------------------------------------------------------------------------------------------------------------------------------
 1104                          Korg                WS-AD           300565       P         9       Wavestation AD
--------------------------------------------------------------------------------------------------------------------------------
 1105                  Beyerdynamic         MC740N(C)P48            16199       P         9       MicroPhone
--------------------------------------------------------------------------------------------------------------------------------
 1106                        Newman               TLM193             1225       P         9       MicroPhone
--------------------------------------------------------------------------------------------------------------------------------
 1108                  Whisper Room                                             P         9       Sound Booth
--------------------------------------------------------------------------------------------------------------------------------
 1135                          Sony            PVM-1344Q          2004160       P        10       13" Monitor
--------------------------------------------------------------------------------------------------------------------------------
 1136                           JVC             BRS800-U         10910116       P        10       SVHS Recorder
--------------------------------------------------------------------------------------------------------------------------------
 1137                           JVC             BRS500-U         10910086       P        10       SVHS Player
--------------------------------------------------------------------------------------------------------------------------------
 1138                           JVC              RM-G800         10910255       P        10       Edit Controller
--------------------------------------------------------------------------------------------------------------------------------
 1139                          Korg                01R/W           500242       P        10       Keyboard
--------------------------------------------------------------------------------------------------------------------------------
 1144                        Tascam                DA-60        30181 931       P        10       DAT Deck
--------------------------------------------------------------------------------------------------------------------------------
 1146                    Soundcraft                Delta                        P        10       Large Mixer
--------------------------------------------------------------------------------------------------------------------------------
 1152                          Sony              BVE-800            10351       P        11       Edit Controller
--------------------------------------------------------------------------------------------------------------------------------
 1154                          Sony               DPS-R7           800107       P        11       Digital Reverb
--------------------------------------------------------------------------------------------------------------------------------
 1159                    DigiDesign  888 Audio Interface                        P        11       Audio Interface
--------------------------------------------------------------------------------------------------------------------------------
 1023                       Toshiba                 1710        HI1237254       P        14       PhotoCopier
--------------------------------------------------------------------------------------------------------------------------------
 1025                           TCP                P-120            11690       P        14       P120/16/1Gig
--------------------------------------------------------------------------------------------------------------------------------
 1027                            HP          C2040A (4MP)      USCB004179       P        14       Production Laser Printer
--------------------------------------------------------------------------------------------------------------------------------
 1015                       Seagate             ST12400N                        P        15       1 Gigabyte HD in enclosure
--------------------------------------------------------------------------------------------------------------------------------
 1060                          Zeos              Pantera         10152851       P        15       P90/40/16Gig (Capture PC)
--------------------------------------------------------------------------------------------------------------------------------
 1068                          Sony            PVM-1944Q          2001153       P        15       13" Monitor
--------------------------------------------------------------------------------------------------------------------------------
 1070                          Sony              PVW2800            12702       P        15       Betacam Recorder
--------------------------------------------------------------------------------------------------------------------------------
 1072                          Sony                BVW15            10167       P        15       Betacam Player
--------------------------------------------------------------------------------------------------------------------------------
 1073                      TimeLine                  910                        P        15       MicroLynx Systems Unit
--------------------------------------------------------------------------------------------------------------------------------
 1074                          Nova                  950            13178       P        15       Transcoding Time Base Corrector
--------------------------------------------------------------------------------------------------------------------------------
 1075            Grass Valley Group                                             P        15       Distribution Amp
--------------------------------------------------------------------------------------------------------------------------------
 1076            Grass Valley Group                                  CV20       P        15
--------------------------------------------------------------------------------------------------------------------------------
 1078                     Tektronix              TSG-300          B031979       P        15       Signal Generator
--------------------------------------------------------------------------------------------------------------------------------
 1080                    DigiDesign  888 Audio Interface           A04115       P        15       Audio Interface
--------------------------------------------------------------------------------------------------------------------------------
 1082                    DigiDesign  888 Audio Interface          A002362       P        15       Audio Interface
--------------------------------------------------------------------------------------------------------------------------------
 1167                         Apple           Quadra 700                        P        15       (Neptune)
--------------------------------------------------------------------------------------------------------------------------------
 1172                         Magni              WFM 560         29080737       P        16       Waveform Monitor
--------------------------------------------------------------------------------------------------------------------------------
 1118                            HP               C2009A       USFB378883       P        25       HP LaserJet 4Si
--------------------------------------------------------------------------------------------------------------------------------
 1052                        Micron       Millennia Plus                        P        8a       P120/32/2Gig
--------------------------------------------------------------------------------------------------------------------------------
 1054                        Micron       Millennia Plus                        P        8b       P120/32/2Gig
--------------------------------------------------------------------------------------------------------------------------------
 1057                           TCP                                             P        8b       P120/16/1Gig
--------------------------------------------------------------------------------------------------------------------------------
 1058                     PlayWrite             CDR-4000                        P        8c       CD-ROM Recorder
--------------------------------------------------------------------------------------------------------------------------------
 1059                  Alea Systems             CD-Maker      95/26/UD251       P        8c       CD Copier
--------------------------------------------------------------------------------------------------------------------------------


Non-Decaled

Protools Interface Cards (3)
            Installed in Audio MACs

                         Schedule 1.1 -Purchased Assets
               Part 1 - ZAO, AMI - Machinery and Capital Equipment

----------------------------------------------------------------
N         NAME                        CPU          RAM      HDD
----------------------------------------------------------------
1  Ambra                        486 DX 50          8Mb     410Mb
----------------------------------------------------------------
2  Ambra                        486 SX 25          8Mb     240Mb
----------------------------------------------------------------
3  AST                          486 SX 33          8Mb     210Mb
----------------------------------------------------------------
4  CDI
----------------------------------------------------------------
5  CDI
----------------------------------------------------------------
6  CDI
----------------------------------------------------------------
7  CDI
----------------------------------------------------------------
8  Compaq                       486 DX 33        8Mb     410Mb
----------------------------------------------------------------
9  Electromechanical Concept    Pentium 120     32Mb       4Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     32Mb       4Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     32Mb       2Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     32Mb     1,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     32Mb     1,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     24Mb     1,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     24Mb     1,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     24Mb     1,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     24Mb     l,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     24Mb     1,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     24Mb     1,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     24Mb     1,6Gb
----------------------------------------------------------------
#  Electromechanical Concept    Pentium 120     16Mb     1,6Gb
----------------------------------------------------------------
#  Gateway 2000                 486 DX 33        8Mb     350Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX 33        8Mb     350Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX 33        8Mb     350Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX 33        8Mb     350Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX 33        8Mb     350Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX2/50      16Mb     425Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX 33       16Mb     410Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX 33       16Mb     350Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX 33       16Mb     350Mb
----------------------------------------------------------------
#  Gateway 2000                 486 DX2/50      12Mb     410Mb
----------------------------------------------------------------
#  MAC
----------------------------------------------------------------
#  MAC
----------------------------------------------------------------
#  MAC
----------------------------------------------------------------
#  MAC
----------------------------------------------------------------
#  MAC
----------------------------------------------------------------
#  Micron Millennia Plus        Pentium 133     32Mb       4Gb
----------------------------------------------------------------
#  Micron Millennia Plus        Pentium 120     32Mb       4Gb
----------------------------------------------------------------
#  Micron Millennia Plus        Pentium 133     32Mb       4Gb
----------------------------------------------------------------
#  NetPowerSymetra              PPro 200*2     128Mb       2Gb
----------------------------------------------------------------
#  No Brand                     486 DX 40        8Mb     240Mb
----------------------------------------------------------------
#  No Brand                     486 DX 40        8Mb     240Mb
----------------------------------------------------------------
#  Notebook Toshiba             486 SX 33        8Mb     120Mb
----------------------------------------------------------------
#  Notebook ZEOS                Pentium 75      16Mb     800Mb
----------------------------------------------------------------
#  Packard Bell                 486 SX 25        8Mb     210Mb
----------------------------------------------------------------
#  Packard Bell                 486 SX 25        8Mb     210Mb
----------------------------------------------------------------
#  Packard Bell                 486 DX2/66      16Mb     410Mb
----------------------------------------------------------------
#  Packard Bell                 486 DX2/66      12Mb     410Mb
----------------------------------------------------------------
#  PIONEX                       486 DX 50        8Mb     510Mb
----------------------------------------------------------------
#  PIONEX                       486 DX 50        8Mb     510Mb
----------------------------------------------------------------






----------------------------------------------------------------
#  PIONEX                          486 DX 50      16Mb     410Mb
----------------------------------------------------------------
#  PIONEX                          486 DX 50      16Mb     410Mb
----------------------------------------------------------------
#  TCP                             486 DX2/66     16Mb     410Mb
----------------------------------------------------------------
#  TCP                             486 DX2/66     16Mb     410Mb
----------------------------------------------------------------
#  TCP                             486 DX2/66     16Mb     4l0Mb
----------------------------------------------------------------
#  TCP                             Pentium 120    16Mb       1Gb
----------------------------------------------------------------
#  TCP                             Pentium 120    16Mb       1Gb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66      8Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66      8Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            Pentium 66     16Mb     520Mb
----------------------------------------------------------------
#  ZEOS                            Pentium 66     16Mb     520Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------
#  ZEOS                            486 DX2/66     16Mb     425Mb
----------------------------------------------------------------


                         SCHEDULE 1.1 - PURCHASED ASSETS
                    PART 2 - AGREEMENTS, CONTRACTS AND LEASES




1.   WORK-FOR-HIRE AGREEMENT WITH BLIZZARD ENTERTAINMENT DATED APRIL 1, 1996.


2. REAL PROPERTY LEASE AGREEMENT FOR 200 BAKER AVENUE, SUITE 300, CONCORD, MASSACHUSETTS, UNITED STATES (SEE EXHIBIT F)


3.   REAL PROPERTY LEASE AGREEMENT FOR 3 KRONDSHTADSKAYA, ST. PETERSBURG, RUSSIA


4.   LEXINGTON SECURITY ALARM AGREEMENT (12/12/96)


5.   IGOR RAZBOFF'S EMPLOYMENT AGREEMENT


6.   DALE DESHARONE'S EMPLOYMENT AGREEMENT


                                                 Schedule 1.1 - Purchase Assets
                                                 Part 3 - Third Party Software

                                                                  MAC/ Loca- Transfer-  Transfer
Manufacturer          Product             SN          Ver. Licence WIN  tion   able     Completed                 Commentsed
------------------------------------------------------------------------------------------------------------------------------

      Adobe         Illustrator       AAW3201022288   3.2            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe         Illustrator       AAW3201029313   3.2            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop  SPW250R3133938-439   3.0     X      W   15     X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA100001276-289   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA107001723-857   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA201105018-327   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA201105120-175   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA201105121-550   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA201105145-424   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA201107278-151   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA201107287-963   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA201111115-517   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PCA201112764-295   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop    PGW201116597-281   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop  PSW251R3103596-278   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop  PSW251R3121582-663   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop  PSW251R7109758-404   3.0            M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop  PWW250R3104484-284   3.0            W          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe           Photoshop  PWW300R1158867-796   3.0     X      W          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe            Premiere  MBW101R3110767-679   4.0            W   15     X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe            Premiere  MBW100R3103042-566                             X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe            Premiere    PRW100101227-775                             X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe            Premiere    PRW100101256-961                             X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe            Premiere    PRW300106957-599   4.0                       X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe            Premiere      PRW300R3112209                             X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe            Premiere  PRW300R3112209-863                             X         / /
------------------------------------------------------------------------------------------------------------------------------
      Adobe            Premiere      PRW300R3112366                             X         / /
------------------------------------------------------------------------------------------------------------------------------
      Aldus           PageMaker   02-5001-201535500   5.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
    Astarte Toast CD-ROM Pro 3           TP-NB1BMS-
                                         52C32E-CB7   3.0     X      W   8a     X         / /
------------------------------------------------------------------------------------------------------------------------------
  Asymetrix       Digital Video
                       Producer                       3.0            W   15               / /
------------------------------------------------------------------------------------------------------------------------------
   Autodesk       3D Studio Max        660-99032882   1.2     X      W   SP     X         / /
------------------------------------------------------------------------------------------------------------------------------
   Autodesk     Animator Studio        650-10073787   1.1     X      W   SP     X         / /       Hardware Doggle
------------------------------------------------------------------------------------------------------------------------------
   Autodesk       Bones Pro Max           312-00546           X      W   SP     X         / /       Hardware Doggle
------------------------------------------------------------------------------------------------------------------------------
   Autodesk    Character Studio        660-99010753           X      W   SP     X         / /       Hardware Doggle
------------------------------------------------------------------------------------------------------------------------------
  CeQuadrat     Win On CD to Go     00246-46094059r  1.40            W   15               / /
------------------------------------------------------------------------------------------------------------------------------
   Cheyenne ArcServe Enterprise         KITL-C14XX-
                                        XX9LC-R7MC    6.0            W   15               / /       sn #10023851
------------------------------------------------------------------------------------------------------------------------------
     Claris       FileMaker Pro          0007011342   3.0     X      W   14     X         / /
-----------------------------------------------------------------------------------------------------------------------------
     Claris       FileMaker Pro          0007004885   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
     Claris       FileMaker Pro          0007045542   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
     Claris       FileMaker Pro          0007068582   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
     Claris       FileMaker Pro          0007069127   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
     Claris       FileMaker Pro          0007069128   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
     Claris       FileMaker Pro          0007069420   3.0     X      M          X         / /
------------------------------------------------------------------------------------------------------------------------------
      Dantz          Retrospect         U4000014159   3.0     X      M    9     X         / /
------------------------------------------------------------------------------------------------------------------------------
      Dantz          Retrospect         U4000015176   3.0     X      M   10     X         / /
------------------------------------------------------------------------------------------------------------------------------
      Dantz          Retrospect         U5100007756   3.0     X      M   11     X         / /
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-1   3.0     X      M   15     X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote   8XQP-6PUL-Q9XD-10   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-2   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------


                                                 Schedule 1.1 - Purchase Assets
                                                 Part 3 - Third Party Software

------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-3   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-4   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-5   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-6   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-7   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-8   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
      Dantz   Retrospect Remote    8XQP-6PUL-Q9XD-9   3.0     X      M          X         / /       Registration # u5100007756
------------------------------------------------------------------------------------------------------------------------------
 Digidesign                DINR       MS091-UD-1.1,
                                           DINR0470   1.1            M   10     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign              D-Verb             DV02782  1.02            M    9     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign              D-Verb             DV02558  1.02     X      M   10     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign              D-Verb            DV001728  1.02            M   11     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign            ProTools              M09491   3.1     X      M    9     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign            ProTools               12855   3.2            M   10     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign            ProTools              MO7892   3.1            M   10     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign            ProTools                1221   3.1            M   11     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign            ProTools               13694   3.2            M   11     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign            ProTools              MO2053   3.0            M   11     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign    SoundDesigner II                       2.8            M    9     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign    SoundDesigner II             M012294   2.8     X      M   10     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign    SoundDesigner II              SD4057   2.8            M   11     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign                 TDM              M06722   1.2     X      M    9     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign                 TDM              M05068   1.2            M   10     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign                 TDM                1392   1.2            M   11     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
 Digidesign                 TDM              M01889   1.1            M   11     X         / /   Requires Hardware (NU Bus-Card)
------------------------------------------------------------------------------------------------------------------------------
Metro Werks        Code Warrior     50-54182-645868    10            M   9A     X         / /                     Subscription
------------------------------------------------------------------------------------------------------------------------------
         MS  Developers Network     0000790204-M2PI           X      W    8     X         / /   Subscription that expires 7/97
------------------------------------------------------------------------------------------------------------------------------
         MS           FrontPage         296-0136387   1.1     X      W          X         / /
------------------------------------------------------------------------------------------------------------------------------
         MS           FrontPage         296-0136387   1.1     X      W          X         / /
------------------------------------------------------------------------------------------------------------------------------
         MS       Publisher '97          19996-OEM-
                                      0013505-59952   1.1     X      W          X         / /
------------------------------------------------------------------------------------------------------------------------------
         MS   Technical Network           000790204           X      W    4     X         / /   Subscription that expires 6/97
------------------------------------------------------------------------------------------------------------------------------
         MS          Windows NT         296-0136387   4.0     X      W  SP      X         / /
------------------------------------------------------------------------------------------------------------------------------
         MS          Windows NT         227-075-100  3.51     X      W          X         / /
------------------------------------------------------------------------------------------------------------------------------
         MS          Windows NT         227-075-100  3.51     X      W          X         / /
------------------------------------------------------------------------------------------------------------------------------
         MS          Windows NT
                  Client Access                      3.51     X      W   15     X         / /        10 Client Access Licenses
------------------------------------------------------------------------------------------------------------------------------
         MS          Windows NT
                  Client Access                       4.0     X      W  SP      X         / /         5 Client Access Licenses
------------------------------------------------------------------------------------------------------------------------------
     Numega       BoundsChecker      3250-36398D-9B   4.0     X      W   9B               / /
------------------------------------------------------------------------------------------------------------------------------
    Qualcom              Eudora       Site #2008361 2.1.2     X    M/W  All     X         / /           Site License ( 21M 22W)
------------------------------------------------------------------------------------------------------------------------------
   Symantec    Norton Utilities         07-00-01371   3.1     X      M   11               / /
------------------------------------------------------------------------------------------------------------------------------
      VISIO               VISIO      117-713-042036   4.0     X      W    4     X         / /
------------------------------------------------------------------------------------------------------------------------------
      VISIO               VISIO                       4.0     X      W          X         / /
------------------------------------------------------------------------------------------------------------------------------
                     Mesh Paint           1867-1016   1.6            W  SPB               / /
------------------------------------------------------------------------------------------------------------------------------



                                       Schedule 1.1 - Purchased Assets
                                Part 4 - Furniture and Fixtures in Concord, MA


----------------------------------------------------------------------------------------------------------------------
Location    Desks  Chairs  Tables  Bookshelf/Case  File/Storage Cabinets  Ent.Units  Work Station  Mag. Rack  Credenza
----------------------------------------------------------------------------------------------------------------------
Room 1                 14       3               1                                       1
----------------------------------------------------------------------------------------------------------------------
Room 2          2       3                       2                      2
----------------------------------------------------------------------------------------------------------------------
Room 3          1       3                       1                      1
----------------------------------------------------------------------------------------------------------------------
Room 4                  2       1               2                      1
----------------------------------------------------------------------------------------------------------------------
Room 5                                          1                      2                        2
----------------------------------------------------------------------------------------------------------------------
Room 6          1       1       2               1
----------------------------------------------------------------------------------------------------------------------
Room 7                  2       2               1                      1
----------------------------------------------------------------------------------------------------------------------
Room 8                  6       3               3                                               3
----------------------------------------------------------------------------------------------------------------------
Room 9                  4       2               2                      1
----------------------------------------------------------------------------------------------------------------------
Room 10                 2       3
----------------------------------------------------------------------------------------------------------------------
Room 11                 2       2               1                      1
----------------------------------------------------------------------------------------------------------------------
Room 12                 1                       5                      1                                  1
----------------------------------------------------------------------------------------------------------------------
Room 13                 1                                              2
----------------------------------------------------------------------------------------------------------------------
Room 14         1               1               1                      3
----------------------------------------------------------------------------------------------------------------------
Room 15                 2       2               3
----------------------------------------------------------------------------------------------------------------------
Room 16                 1       1               2                      1
----------------------------------------------------------------------------------------------------------------------
Room 17         1       2       1               1                                                                    1
----------------------------------------------------------------------------------------------------------------------
Room 21         1    *  3                       1                  *   1
----------------------------------------------------------------------------------------------------------------------
Room 22      ** 1    ** 3                       2                                                                    1
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
        Totals  8       52      23             30                     17         1              5         1          2
----------------------------------------------------------------------------------------------------------------------



       Room 21 -  * 3 Black Chairs, 1 2 draw file
       Room 22 - ** 1 Black Desk, 2 Black Chairs

                         Schedule 1.1 - Purchased Assets
                       Part 4 - ZAO Furniture and Fixtures
                                 mult furniture

                    EQUIPMENT (NON COMPUTERS) AND FURNITURE
                             ZAO AMI, ST. PETERBURG

    ---------------------------------------------------
     N           Name           Type           Quantity
    ---------------------------------------------------
     1        Table                              120
    ---------------------------------------------------
     2        Chair                              120
    ---------------------------------------------------
     3        Scanner        ScanMaker IIxf        1
    ---------------------------------------------------
     4        Scanner        ScanMaker IIG         2
    ---------------------------------------------------
     5        Scanner        ScanMaker 600ZS       1
    ---------------------------------------------------
     6        Copier         CANON NP1550          1
    ---------------------------------------------------
     7        Printer        HP Laser Jet 5L       1
    ---------------------------------------------------
     8        Printer        EPSON LX-100          1
    ---------------------------------------------------
     9        CD Recorder                          1
    ---------------------------------------------------
    10        Line Tester                          4
    ---------------------------------------------------
    11        Video Player                         1
    ---------------------------------------------------

                         SCHEDULE 1.1 - PURCHASED ASSETS
                         PART 5 - INTELLECTUAL PROPERTY






Proprietary know-how, confidential information and business processes involved in multimedia production


United States and foreign                                         None
patents and patent applications


Copyrights in computer programs and other works                   None
of authorship which are registered with any government agency, or for which registration applications have been filed


United States and foreign trademarks, service marks and trade names, and all registrations or applications for registration of any such mark or names

        -  "Animation Magic" name


Seller's software products                                        None


Claims by the Seller against any other party involving            None
the Seller's intellectual property

                                        SCHEDULE 1.1 - PURCHASED ASSETS
                                  PART 6 - NETWORKING AND TELEPHONE EQUIPMENT


---------------------------------------------------------------------------------------------------------------------
                                                                      ADIM/
 DECAL #            MAKE              MODEL            SN          PRODUCTION  LOCATION  COMMENTS
---------------------------------------------------------------------------------------------------------------------
 NETWORK
---------------------------------------------------------------------------------------------------------------------
   1010         Cabletron             MMAC-8   9060087-AA590050015     P          15     2-12 Port BNC Repeater
---------------------------------------------------------------------------------------------------------------------
   1016               SUN          SPARC 1PC              221MA506     P          15     Capitol (SUN)
---------------------------------------------------------------------------------------------------------------------
   1019         Cabletron            ESX-820              0994B044     P          15     BNC Switches in the Core
---------------------------------------------------------------------------------------------------------------------
   1020         Cabletron            ESX-820              3993B434     P          15     BNC Switches in the Core
---------------------------------------------------------------------------------------------------------------------
   1061           Exabyte             8205XL                           P          15     8MM tape drive on CMI
---------------------------------------------------------------------------------------------------------------------
   1062            Micron     Millennia Plus                           P          15     P120/40/14Gig (CMI)
---------------------------------------------------------------------------------------------------------------------
   1085           Exabyte               8205                           P          15     8mm Tape Drive
---------------------------------------------------------------------------------------------------------------------
   1086           Seagate           ST15230n                           P          15     4 Gig Hard Drive
---------------------------------------------------------------------------------------------------------------------
   1130             Cisco               2501                           P          13     Router
---------------------------------------------------------------------------------------------------------------------
   1131            D-Link           DES-3205            HNE1001062     P          13     10/100 Base T Switch
---------------------------------------------------------------------------------------------------------------------
   1132  Eastern Research           DNS 1500                108664     P          13     CSU/DSU
---------------------------------------------------------------------------------------------------------------------
Telecom
---------------------------------------------------------------------------------------------------------------------
   1129          KeyVoice                                              P          13     486/66, 8M, Voice Mail PC
---------------------------------------------------------------------------------------------------------------------
                  Comdial  Digital Phone Sys.                          P          13     Comdial Impact Phones (13)
                                                                                         Comdial Digitech Phones (6)
                                                                                         4 Port Voice Mail Interface
                                                                                         Key Voice Small Office Voice
                                                                                         Mail System
---------------------------------------------------------------------------------------------------------------------


NON-DECALED

Misc. Network Hardware
          UTP Cable/Connectors
          NIC's
          Cable Testers/Fox&Hound
          Network Tools

                                        SCHEDULE 1.1 - PURCHASED ASSETS
                                         PART 7 - MISCELLANEOUS ASSETS



-------------------------------------------------------------------------------------------------------------------------
                                                                          ADMIN/
 DECAL #                   MAKE             MODEL             SN       PRODUCTION LOCATION          COMMENTS
-------------------------------------------------------------------------------------------------------------------------
  1123                     Sony                                              P       1     27" Monitor in Conference Room
-------------------------------------------------------------------------------------------------------------------------
  1124                 Magnavox           VR9120AT01          PJ811099       P       1                            VHS VCR
-------------------------------------------------------------------------------------------------------------------------
  1125                  Philips              CDI-605             00259       P       1                         CDI Player
-------------------------------------------------------------------------------------------------------------------------
  1126                     Sony             LDP 1500            346053       P       1                  Laser Disc Player
-------------------------------------------------------------------------------------------------------------------------
  1028                ViewSonic             1769GS-2        J961431015       P       2                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1127                 Magnavox           CCS191AT21          38000788       P       2                         21" TV/VCR
-------------------------------------------------------------------------------------------------------------------------
  1030                ViewSonic                 17EA        J855011837       P       3                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1188                ViewSonic                 17EA        J853500876       P       4                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1032                ViewSonic                17HU7        J961330455       P       5                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1033                     Zeos                               10041201       P       5                          486/33,8M
-------------------------------------------------------------------------------------------------------------------------
  1038                    Apple                M1787      CY34231471S2       P       6                        13" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1041                    Apple           Quadra 950       XB341S9F672       P       6                   Mac for Scanning
-------------------------------------------------------------------------------------------------------------------------
  1042                      CTX               1765CD      AJ0-51103123       P       6                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1044                      NEC               LC 350         292546361       P       6                NEC Silentwriter 95
-------------------------------------------------------------------------------------------------------------------------
  1046                ViewSonic            TX-1713MV        4134142391       P       7                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1047                     Zeos           SMS-1561CR      AC0-41401756       P       7                        14" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1048                      IBM            ValuPoint          23-N0246       P       7                         486/33, 8M
-------------------------------------------------------------------------------------------------------------------------
  1090                  Gentner               SPH-3A           8003285       P       9                Telephone Interface
-------------------------------------------------------------------------------------------------------------------------
  1091      Mark of the Unicorn   MIDI Time Piece II       S0692020620       P       9
-------------------------------------------------------------------------------------------------------------------------
  1092                 DigiTech            DSP-256XL           3772576       P       9
-------------------------------------------------------------------------------------------------------------------------
  1094                   Alesis                 3630                         P       9                         Compressor
-------------------------------------------------------------------------------------------------------------------------
  1097                   Roland                VP-70            A33146       P       9
-------------------------------------------------------------------------------------------------------------------------
  1098                     Urei                 6230              8864       P       9                          Power Amp
-------------------------------------------------------------------------------------------------------------------------
  1099                   Mackie              CR-1604        CR-1604VLZ       P       9
-------------------------------------------------------------------------------------------------------------------------
  1100                 Symetrix                  528             46470       P       9
-------------------------------------------------------------------------------------------------------------------------
  1101                   Roland                M-120           ZB04745       P       9                         Line Mixer
-------------------------------------------------------------------------------------------------------------------------
  1102                    Tanoy                  6.5                         P       9                    Stereo Monitors
-------------------------------------------------------------------------------------------------------------------------
  1107                      TCP                                 112062       P       9                         486/33, 8M
-------------------------------------------------------------------------------------------------------------------------
  1133                 Technics          SL-P1300-KM        F19512P017       P      10                          CD Player
-------------------------------------------------------------------------------------------------------------------------
  1134                    Apple                M2494       S14172QF1XX       P      10                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1140                     E-Mu                                              P      10             Procussion MIDI Module
-------------------------------------------------------------------------------------------------------------------------
  1141                      OMS      Opcode Studio 5                         P      10                     MIDI Interface
-------------------------------------------------------------------------------------------------------------------------
  1142    JL Cooper Electronics              PPS 100          A1016470       P      10            MIDI SMPTE Synchronizer
-------------------------------------------------------------------------------------------------------------------------
  1143                   Tascam                  103         280061914       P      10                          Tape Deck
-------------------------------------------------------------------------------------------------------------------------
  1145                   Amphex         Dominator II                         P      10                       Peak Limiter
-------------------------------------------------------------------------------------------------------------------------
  1147                   Tascam                RC-D6             10198       P      10                   Remote for DA-60
-------------------------------------------------------------------------------------------------------------------------
  1148                Time Line   MicroLynx Keyboard              0882       P      10
-------------------------------------------------------------------------------------------------------------------------
  1149                   Micron              LM-1764      A17R202604-A       P      11                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1150                      TCP                  486                         P      11                        486/33, 16M
-------------------------------------------------------------------------------------------------------------------------
  1151                    Apple             STD-9735       3504710C560       P      11                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1153                      KRK                 6000            008958       P      11
-------------------------------------------------------------------------------------------------------------------------
  1155                   Tascam             102MK II            010285       P      11                          Tape Deck
-------------------------------------------------------------------------------------------------------------------------
  1156                   Tascam           DA-30MK II           0260572       P      11                           DAT Deck
-------------------------------------------------------------------------------------------------------------------------
  1157                   Mackie               CR1604            A74578       P      11                         Line Mixer
-------------------------------------------------------------------------------------------------------------------------
  1158               DigiDesign             SSD Sync                         P      11                  SMPTE Slave Drive
-------------------------------------------------------------------------------------------------------------------------
  1160                  Philips            CD921117S                         P      11                          CD Player
-------------------------------------------------------------------------------------------------------------------------
  1161                   Hafler                P1500                         P      11                          Power Amp
-------------------------------------------------------------------------------------------------------------------------
  1162                    Apple           Quadra 950       XB51903M677       P      11
-------------------------------------------------------------------------------------------------------------------------


                                        SCHEDULE 1.1 - PURCHASED ASSETS
                                         PART 7 - MISCELLANEOUS ASSETS



-------------------------------------------------------------------------------------------------------------------------
                                                                          ADMIN/
 DECAL #                   MAKE             MODEL             SN       PRODUCTION LOCATION          COMMENTS
-------------------------------------------------------------------------------------------------------------------------
  1163                    Apple           M1298F1D07            S43250       P      11                        16" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1164                    Apple           Quadra 950       XB4165P5672       P      11
-------------------------------------------------------------------------------------------------------------------------
  1165          8mm Tape Drive                                               P      11
-------------------------------------------------------------------------------------------------------------------------
  1128                    Fedex          PowerShip 3            607325       P      13
-------------------------------------------------------------------------------------------------------------------------
  1024                ViewSonic            TX-1713MV        4134444296       P      14                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1026                       HP      C2163A (FAX-310)       3306J00156       P      14                     Production FAX
-------------------------------------------------------------------------------------------------------------------------
  1018                       HP      DeskJet 820 CSE        US690140W0       P      15                      Color Printer
-------------------------------------------------------------------------------------------------------------------------
  1063                ViewSonic            TX-1713MV        4134142603       P      15                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1064                      ADC            Patch Bay                         P      15                     2x24 Patch Bay
-------------------------------------------------------------------------------------------------------------------------
  1065                      ADC            Patch Bay                         P      15                     2x24 Patch Bay
-------------------------------------------------------------------------------------------------------------------------
  1066                      ADC            Patch Bay                         P      15                     2x24 Patch Bay
-------------------------------------------------------------------------------------------------------------------------
  1067                    Magni              WVM-560         12060316A       P      15                   Waveform Monitor
-------------------------------------------------------------------------------------------------------------------------
  1069                   Cypher               BTX TC         3183-0253       P      15                Time Code Generator
-------------------------------------------------------------------------------------------------------------------------
  1071                Panasonic              AG-1950         K6HB01738       P      15                       VHS Recorder
-------------------------------------------------------------------------------------------------------------------------
  1077                   Leitch             SPG-120N            821747       P      15                     Sync Generator
-------------------------------------------------------------------------------------------------------------------------
  1079                     Sony                                              P      15                Camera Control Unit
-------------------------------------------------------------------------------------------------------------------------
  1081               DigiDesign                                              P      15                  Video Sync Device
-------------------------------------------------------------------------------------------------------------------------
  1083                    Apple           Quadra 950       XB52503P677       P      15                          Audio "B"
-------------------------------------------------------------------------------------------------------------------------
  1084                     Sony             PVM 1350           2001798       P      15                        13" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1087                    Apple     Power MAC 610/60       XB421C40175       P      15               FileMaker Pro Server
-------------------------------------------------------------------------------------------------------------------------
  1088                    Apple           Quadra 950       XB519037677       P      15                           AudioMAC
-------------------------------------------------------------------------------------------------------------------------
  1089                    Apple                M2943                         P      15                        13" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1166                  Exabyte                 8205                         P      15                     8mm Tape Drive
-------------------------------------------------------------------------------------------------------------------------
  1168                PlayWrite              4X CD-R                         P      15                    CD-ROM Recorder
-------------------------------------------------------------------------------------------------------------------------
  1176                  Ikegami             TM 2016R             N6550       P      15                        19" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1169                Super MAC             STD 9735      318471000385       P      16                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1170                   Tannoy           PBM 6.5 II            455145       P      16                           Speakers
-------------------------------------------------------------------------------------------------------------------------
  1171                   Mackie             1202 VLZ           0120517       P      16                   12 Channel Mixer
-------------------------------------------------------------------------------------------------------------------------
  1173               DigiDesign Quad Audio Interface            A01540       P      16                          Pro Tools
-------------------------------------------------------------------------------------------------------------------------
  1174                   Hafler             Pro 2400                         P      16                          Power Amp
-------------------------------------------------------------------------------------------------------------------------
  1175                    Apple           Quadra 950       F33050FS671       P      16
-------------------------------------------------------------------------------------------------------------------------
  1109                ViewSonic               16X69A        4122811384       P      17                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1110                     Zeos                               10040554       P      17                         486/66, 8M
-------------------------------------------------------------------------------------------------------------------------
  1049                    Apple                M0401           5029114       P      8a                        13" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1050                    Apple           Quadra 610       XB41217F1CH       P      8a
-------------------------------------------------------------------------------------------------------------------------
  1051                ViewSonic                 1782       53332503693       P      8a                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1053                  Brother                 HL-8         K71909308       P      8a                      Laser Printer
-------------------------------------------------------------------------------------------------------------------------
  1055                ViewSonic                17HU7        J960623528       P      8b                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1056                ViewSonic            TX-1713MV        4134142599       P      8b                        17" Monitor
-------------------------------------------------------------------------------------------------------------------------
  1190                     E-Mu            Proteus 1          01227605       P    Tony                       Sound module
-------------------------------------------------------------------------------------------------------------------------
  1191                     E-Mu            Proteus 2          01209164       P    Tony                       Sound module
-------------------------------------------------------------------------------------------------------------------------
  1192                      BBE      Sonic Maximizer            E10806       P    Tony                    Noise Generator
-------------------------------------------------------------------------------------------------------------------------
  1193                     Teac         DAT Recorder            003368       P    Tony                           DAT Deck
-------------------------------------------------------------------------------------------------------------------------
  1011      Various Competitive
                         Titles                                              P      14                         ~75 Titles
-------------------------------------------------------------------------------------------------------------------------

                         SCHEDULE 1.2 - EXCLUDED ASSETS




PART 1 - ACCOUNTS RECEIVABLE              ALL

PART 2 - CASH ACCOUNTS                    ALL

                                              SCHEDULE 1.2 - EXCLUDED ASSETS
                       PART 3 - COMPUTER EQUIPMENT USED BY SELLERS EMPLOYEES AT CONCORD FACILITY


-------------------------------------------------------------------------------------------------------------------------
                                                                         ADMIN/
 DECAL #                   MAKE                   MODEL         SN     PRODUCTION LOCATION    COMMENTS
--------------------------------------------------------------------------------------------------------------------------
   1011                         Apple             M1212     S5406057E04      A       15    12" Monitor
--------------------------------------------------------------------------------------------------------------------------
   1012                                                                      A       15    I Gigabyte HD in enclosure
--------------------------------------------------------------------------------------------------------------------------
   1013                                                                      A       15    8MM tape drive on Capitol (SUN)
--------------------------------------------------------------------------------------------------------------------------
   1014                           SUN            17smm1       038BU0318      A       15    Monitor on Capitol (SUN)
--------------------------------------------------------------------------------------------------------------------------
   1015                       Seagate          ST12400N                      A       15    1 Gigabyte HD in enclosure
--------------------------------------------------------------------------------------------------------------------------
   1017                           SUN     SPARC Classic                      A       15    Concord (SUN)
--------------------------------------------------------------------------------------------------------------------------
   1021   Electro Mechanical Concepts                        9606520001      A       15    Solomon Server, P120, 32M, 1G
--------------------------------------------------------------------------------------------------------------------------
   1022                        Micron    Millennia Plus                      A       15    Web Server, P120, 32M, .5G
--------------------------------------------------------------------------------------------------------------------------
   1034                       Printex     FormsPro 2003     8208VCA1956      A        5     Deltec Line Printer
--------------------------------------------------------------------------------------------------------------------------
   1035                        Everex      EX0-2904D-B1     1PY15350621      A        5     Deltec Server 486/8M/.5Gig
--------------------------------------------------------------------------------------------------------------------------
   1036                           CTX              1451    A90-41501789      A        5     14" Monitor (Deltec)
--------------------------------------------------------------------------------------------------------------------------
   1037                       Generic                                        A        5     486/33,20M (Deltec Client)
--------------------------------------------------------------------------------------------------------------------------
   1111                         Xerox              6010                      A       25    Typewriter
--------------------------------------------------------------------------------------------------------------------------
   1112                       Brother           GX-8500       E46649863      A       25    Typewriter
--------------------------------------------------------------------------------------------------------------------------
   1113                           CTX            1765GM    AH0-41701871      A       20    17" Monitor
--------------------------------------------------------------------------------------------------------------------------
   1114                           TCP                             11457      A       20    486/66, 16M
--------------------------------------------------------------------------------------------------------------------------
   1115                            HP            C3530A      MY61RB307T      A       22    FAX 700
--------------------------------------------------------------------------------------------------------------------------
   1116   Electro Mechanical Concepts              P120      9606500003      A       19    P120/16/1Gig
--------------------------------------------------------------------------------------------------------------------------
   1117                     ViewSonic          1569GS-2      D960120467      A       19    15" Monitor
--------------------------------------------------------------------------------------------------------------------------
   1118                            HP            C2009A      USFB378883      A       25    HP LaserJet 4Si
--------------------------------------------------------------------------------------------------------------------------
   1119                  Pitney Bowes              6220           77462      A       22    Postage Meter
--------------------------------------------------------------------------------------------------------------------------
   1120                  Pitney Bowes              A510           41125      A       22    Postage Scale
--------------------------------------------------------------------------------------------------------------------------
   1121                            HP            C3510A      JPA4201527      A       22    FAX 900
--------------------------------------------------------------------------------------------------------------------------
   1122                         Sharp           SD-3075                      A       24    Large Copier
--------------------------------------------------------------------------------------------------------------------------
   1183   Electro Mechanical Concepts              P120      9606500002      A       18    P120/16/1Gig
--------------------------------------------------------------------------------------------------------------------------
   1184                     ViewSonic              15GS      D960120475      A       18    15" Monitor
--------------------------------------------------------------------------------------------------------------------------
   1185                       Generic              P120                      A       21    P120/16M/1Gig
--------------------------------------------------------------------------------------------------------------------------
   1186                     ViewSonic              15GS      D960120463      A       21    15" Monitor
--------------------------------------------------------------------------------------------------------------------------



FURNITURE & FIXTURES
                                                ADMIN/
  ITEM                             QUANTITY  PRODUCTION  LOCATION            COMMENTS
---------------------------------------------------------------------------------------------
Oil Paintings by Vitale Tittof         2          A          1        Owned by Dale Desharone
---------------------------------------------------------------------------------------------
Oil Paintings by Vitale Tittof         1          A          2        Owned by Dale Desharone
---------------------------------------------------------------------------------------------
Oil Pantrngs by Vitale Tittof          1          A          3        Owned by Dale Desharone
---------------------------------------------------------------------------------------------
Framed Fantasy Arlworks                4          A         14        Owned by Dale Desharone
---------------------------------------------------------------------------------------------
Bookshelves                            3          A         18
---------------------------------------------------------------------------------------------
Chairs                                 3          A         18
---------------------------------------------------------------------------------------------
Credenza                               1          A         18
---------------------------------------------------------------------------------------------
Desk                                   1          A         18
---------------------------------------------------------------------------------------------
Fixtures and Personal Items            1          A         18
---------------------------------------------------------------------------------------------
2-Draw Lateral File                    1          A         19
---------------------------------------------------------------------------------------------
Bookshelves                            2          A         19
---------------------------------------------------------------------------------------------
Chairs                                 2          A         19
---------------------------------------------------------------------------------------------
Desk                                   1          A         19
---------------------------------------------------------------------------------------------
Fixtures and Personal Items            1          A         19
---------------------------------------------------------------------------------------------
2-Draw Lateral File                    1          A         20
---------------------------------------------------------------------------------------------
Chairs                                 4          A         20
---------------------------------------------------------------------------------------------
Desk                                   1          A         20
---------------------------------------------------------------------------------------------
Fixtures and Personal Items            1          A         20
---------------------------------------------------------------------------------------------
2-Draw File Cabinet                    2          A         22
---------------------------------------------------------------------------------------------
Blue Chairs                            1          A         22
---------------------------------------------------------------------------------------------
Desks (Oak Wood)                       2          A         22
---------------------------------------------------------------------------------------------
High Back Black Chair                  1          A         22
---------------------------------------------------------------------------------------------
2-Draw File Cabinet                    1          A         23
---------------------------------------------------------------------------------------------
Desk                                   1          A         23
---------------------------------------------------------------------------------------------
Lamp                                   1          A         23
---------------------------------------------------------------------------------------------
Misc Furniture Assets                  1          A         23
---------------------------------------------------------------------------------------------
Wallboard                             12          A         23
---------------------------------------------------------------------------------------------
5-Draw Lateral Files                   6          A         24
---------------------------------------------------------------------------------------------
Bookshelve                             1          A         24
---------------------------------------------------------------------------------------------
Storage Cabinet                        1          A         24
---------------------------------------------------------------------------------------------
Table                                  1          A         24
---------------------------------------------------------------------------------------------
2-Draw Lateral File                    2          A         25
---------------------------------------------------------------------------------------------
5-Draw Lateral File                    1          A         25
---------------------------------------------------------------------------------------------
Bookshelve                             1          A         25
---------------------------------------------------------------------------------------------
Chairs                                 3          A         25
---------------------------------------------------------------------------------------------
Coat Tree                              1          A         25
---------------------------------------------------------------------------------------------
Desk                                   1          A         25
---------------------------------------------------------------------------------------------
Tapestry Wall Hanging
  Purchased in Russia                  1          A         25       Owned by Dale Desharone
---------------------------------------------------------------------------------------------


                         SCHEDULE 1.2 - EXCLUDED ASSETS
                   PART 4 - COMPUTER SOFTWARE ENGINES & TOOLS


All software engines and tools that have been developed by the Seller or ZAO AMI for the production of the multimedia assets, including.

*    Magic Composer Tool Suite Interactive Game Editor & Runtime Engine

*    3D Engine and Authorizing Tools

*    Line Testing Software

*    Project Management Software

*    CDI Engine & Development Tools

*    Video Compression Software

*    CDI and PC Side Scrolling Engine and Tools

                         SCHEDULE 1.2 - EXCLUDED ASSETS
                    PART 5 - MULTIMEDIA PRODUCTS & TRADEMARKS

All United States and foreign trademarks, service marks, trade names and associated goodwill, and registration or application for registration of any such marks or names that have previously been obtained or filed by Capitol Multimedia, Inc. up to the Closing Day and are in the process of being obtained.

Multimedia Products:
--------------------


      Magic Tales:            Liam Finds A Story
      -----------             Sleeping Cub's Test of Courage
                              The Princess And The Crab
                              BabaYaga and the Magic Geese
                              Imo & The King
                              The Little Samurai

      Adventure Games:        Darby The Dragon
      ---------------         Gregory And The Hot Air Balloon
                              Chill Manor
                              I.M. Meen
                              Math Invaders (Pythagoras)

      All Products, Properties Developed for the CDI Platform

      Products Under Development:
      ---------------------------

                              Casey Goes to Summer Camp
                              The Magic Acorns
                              The Pearls of Wisdom

          Scripts and concepts, designs, demos, prototypes for *Rifts of Chaos
               *StarLab - The Lost Weather Balloons
               *StarLab - Insect Adventure

                         SCHEDULE 1.2 - EXCLUDED ASSETS
                        PART 6 - DISTRIBUTION AGREEMENTS




1.  Davidson & Associates, Inc. - Magic Tales


2.  Davidson & Associates, Inc. - Fisher Price - Magic Tales


3.  Broderbund - Gregory and The Hot Air Balloon


4.  Simon & Schuster - Space Stations, Pythagoras


5.  Simon & Schuster - I.M. Meen, Chill Manor


6.  All CD-I Distribution Agreements including:

          *  Philips Media, Inc.
          *  American Laser Games
          *  Polymedia Communications Corporation
          *  Discovery Communications, Inc.

                         SCHEDULE 1.2 - EXCLUDED ASSETS
                    PART 7 - SOFTWARE DEVELOPMENT CAPABILITY






Supply Chain Management Software Group in St. Petersburg, Russia

     *  Joukov, Dmitry

     *  Kerov, Dmitry


CSTI, wholly owned subsidiary of the Seller located in Dedham, Massachusetts

                         SCHEDULE 1.2 - EXCLUDED ASSETS
                  PART 8 - LIST OF SELLER EMPLOYEES/CONTRACTORS
                           UTILIZING CONCORD FACILITY





            Employees:
            ----------

                  Luda Kopeikina
                  Edward Terino
                  James Dore


            Contractors:
            ------------

                  Patrice Strom

                       SCHEDULE 1.3 - ASSUMED LIABILITIES
                       PART 1 - LEASES AND OPERATING COSTS



1. Real Property Lease Agreement for 200 Baker Avenue, Suite 300, Concord, Massachusetts, United States.

2.   Real Property Lease Agreement for 3 Krondshtadskaya, St. Petersburg,
     Russia.

3.   Payroll costs associated with employees listed in Part 2 and 3 of Schedule
     1.3.

4.   All operating costs related to Concord and St. Petersburg facilities.


                           Schedule 1.3 - Liabilities
                       Part 2 - Assumed Employees - U.S.
                        Animation Magic (Concord Staff)

----------------------------------------------------------------------------------------------
          NAME               ADDRESS                 TITLE         ANNUAL SALARY     HIRE DATE
----------------------------------------------------------------------------------------------
 1   Igor R. Razboff     985 North Road           Vice President      $180,000          1/1/92
                         Carlisle, MA 01741       CUC Software

----------------------------------------------------------------------------------------------
 2   Brian Brodeur       627 Spring Street        Audio               $ 28,000          9/1/95
                         Athol, MA 01331          Engineer

----------------------------------------------------------------------------------------------
 3   Hyun Hee Kim                                 Production          $ 30,000          7/7/95
                                                  Assistant

----------------------------------------------------------------------------------------------
 4   Kerry MacDonald     1077 Winthrop Ave.       System              $ 50,000        11/18/96
                         Revere, MA 02151         Administrator

----------------------------------------------------------------------------------------------
 5   John O'Brien        30 Middlesex Circle #16  Senior              $ 64,000          5/1/92
                         Waltham, MA 02154        Software Eng.

----------------------------------------------------------------------------------------------
 6   Allen Palmer        79 Lowden Ave.           Audio               $ 31,000         5/15/95
                         Somerville, MA 02144     Engineer

----------------------------------------------------------------------------------------------
 7   Mathew Sughrue      68 Westcott Road         Production          $ 60,000          6/1/93
                         Hopedale, MA 01747       Manager

----------------------------------------------------------------------------------------------
 8   Anthony Trippi      268 R. Boston Turnpike   Composer,           $ 44,000          4/1/94
                         Shrewsbury, MA 01545     Audio Eng.

----------------------------------------------------------------------------------------------
 9   Andrew Wolfendon    199 Washington Steet     Editor,             $ 55,000          1/2/96
                         Groveland, MA 01834      Writer

----------------------------------------------------------------------------------------------
     Total (Concord)                                                  $542,000
----------------------------------------------------------------------------------------------

                           Schedule 1.3 - Liabilities
                        Part 3 - Assumed Employees - Russia


             [3 PAGES TABLE - CAN NOT TRANSLATE RUSSIAN CHARACTERS]

                           Schedule 1.3 - Liabilities
                     Part 4 - Assumed Severance Arrangements


-----------------------------------------------------------------------------------------------
                             SEVERANCE ARRANGEMENTS

                                       Employer         Employer             Employer
               Base     Severance    MEDI (1.45%)       SS(6.2%)     FUTA &    Match
               Pay      Liability      NO-LIMIT       CAP-$65,400    SUTA       401K     TOTAL
               ---      ---------    -----------      -----------    ----    --------    -----

DeSharone    130,000     125,000        1,813            4,055        --       3,750    134,617
11.5
months

Gudema        75,000      12,500          181              775        --         375     13,831
2 months

                                                                                        148,449

-----------------------------------------------------------------------------------------------

                           Schedule 1.3 - Liabilities
                     Part 5 - Excluded Liabilities
                              None

SCHEDULE 2.6 - APPROVALS AND CONSENTS                       NONE


SCHEDULE 2.7 - OWNERSHIP OF ASSETS                          NONE


Schedule 2.8 - Changes to the Financial Statements

          Acquisition of CSTI stock by Seller on
          March 31, 1997.

          Decline in work-for-hire revenue in the
          4th quarter of fiscal 1997.


SCHEDULE 2.9 - UNDISCLOSED LIABILITIES                      NONE


SCHEDULE 2.11 - NO LITIGATION                               NONE


SCHEDULE 2.14 - EXCEPTIONS TO DISCLOSURES

          Seller has not taken any action to perfect or protect Seller's Intangible Assets and Intellectual Property rights.


SCHEDULE 2.18 - LEASES                                      NONE


SCHEDULE 2.19 - ENVIRONMENTAL MATTERS                       NONE


SCHEDULE 2.21 - WARRANTIES                                  NONE